EXHIBIT 10.5

Execution Version

$260,000,000

SECOND AMENDED AND RESTATED

CREDIT AGREEMENT

dated as of June 8, 2011

among

USS HOLDINGS, INC.,

as Parent

U.S. SILICA COMPANY,

as Company

THE SUBSIDIARY GUARANTORS LISTED HEREIN,

as Subsidiary Guarantors

THE LENDERS LISTED HEREIN,

as Lenders

BNP PARIBAS,

as Sole Lead Arranger, Sole Book Runner and

Administrative Agent

i

Exhibits

Exhibit I	Form of Notice of Borrowing
Exhibit II	Form of Notice of Conversion/Continuation
Exhibit III	Form of Note
Exhibit IV	Form of Compliance Certificate
Exhibit V	Form of Opinion of Kirkland & Ellis LLP
Exhibit VI	Form of Assignment and Assumption Agreement
Exhibit VII	Form of Solvency Certificate

This Credit Agreement is dated as of June 8, 2011 and entered into by and among:

(1)	USS HOLDINGS, INC., a Delaware corporation (“Parent”);

(2)	U.S. SILICA COMPANY, a Delaware corporation (“Company”);

(3)	THE SUBSIDIARY GUARANTORS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a “Subsidiary Guarantor” and collectively as “Subsidiary Guarantors”);

(4)	THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a “Lender” and collectively as “Lenders”); and

(5)	BNP PARIBAS, as administrative agent for Lenders (in such capacity, “Administrative Agent”).

R E C I T A L S

(A)

WHEREAS, Parent and Company are party to an Amended and Restated Credit Agreement, dated as of May 7, 2010, among, inter alios, Parent, Company, the Subsidiary Guarantors, the lenders party thereto, and BNP Paribas as sole lead arranger, sole book runner and administrative agent comprised of a term loan facility in the aggregate amount of $165,000,000 (the “First Restatement Loans”), (as amended, modified or supplemented prior to the date hereof, the “First Amended and Restated Credit Agreement”);

(B)

WHEREAS, Company requested that the Lenders amend and restate the First Amended and Restated Credit Agreement to make available for the purposes specified in this Agreement an increase in the term loan facility to an aggregate principal amount of $260,000,000, an increase in the incremental term loan facility to a maximum aggregate principal amount of $50,000,000 and to make certain other changes to the First Amended and Restated Credit Agreement, all on the terms and conditions specified herein;

(C)

WHEREAS, Company desires to borrow on the Second Restatement Date the Loans under this Agreement from the Lenders in accordance with their Pro Rata Shares of the Commitments and to use the proceeds of such Loans on the terms provided for in this Agreement;

(D)

WHEREAS, the Lenders are willing to amend and restate the First Amended and Restated Credit Agreement in its entirety on the Second Restatement Date to facilitate such transactions and to make available to Company such facilities and other financial accommodations, upon the terms and subject to the conditions set forth herein; and

(E)

WHEREAS, it is the intent of the parties hereto that this Agreement does not constitute a novation of rights, obligations and liabilities of the respective parties existing under the First Amended and Restated Credit Agreement or evidence payment of all or any of such obligations and liabilities and such rights, obligations and liabilities shall continue and remain outstanding, and that this Agreement amends and restates in its entirety the First Amended and Restated Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms

The following terms used in this Agreement shall have the following meanings:

“ABL Agent” means Wachovia Bank, National Association in its capacity as administrative agent under the ABL Loan Agreement, together with its successors and assigns in such capacity.

“ABL Hedge Agreement Counterparties” has the meaning assigned to the term “Hedging Agreement Providers” in the ABL Loan Agreement.

“ABL Lenders” has the meaning assigned to the term “Lenders” in the ABL Loan Agreement.

“ABL Loan Agreement” means that certain ABL Loan and Security Agreement, dated as of August 9, 2007, among Company, the ABL Agent and the ABL Lenders, as amended on the Closing Date, the First Restatement Date, and on the Second Restatement Date and as thereafter amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“ABL Loan Documents” has the meaning assigned to the term “Financing Agreements” in the ABL Loan Agreement.

“ABL Loans” has the meaning assigned to the term “Loans” in the ABL Loan Agreement.

“ABL Obligations” has the meaning assigned to the term “Obligations” in the ABL Loan Agreement.

“ABL Priority Collateral” means “ABL Priority Collateral” as defined in the Intercreditor Agreement.

“Additional Mortgaged Property” has the meaning assigned to that term in Section 5.10.

“Additional Mortgage” has the meaning assigned to that term in Section 5.10.

“Adjusted LIBOR” means, for each Interest Period in respect of any LIBOR Loan, an interest rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

Adjusted LIBOR = LIBOR/(1.00 – LIBOR Reserve Percentage)

Adjusted LIBOR shall be adjusted automatically as of the effective date of any change in the LIBOR Reserve Percentage.

“Administrative Agent” has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to Section 8.5.

“Affected Lender” has the meaning assigned to that term in Section 2.6(c).

“Affected Loans” has the meaning assigned to that term in Section 2.6(c).

“Affiliate”, as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of Voting Securities or by contract or otherwise; provided, (a) that neither Golden Gate nor its Affiliates shall be deemed to be an “Affiliate” of Preferred Rocks USS or any of its Subsidiaries when acting in its capacity as a holder of Subordinated Indebtedness and (b) that no Agent or Lender shall be deemed to be an “Affiliate” of any Loan Party.

“Affiliated Funds” means Funds that are administered or managed by (a) a single entity or (b) an Affiliate of such entity.

“Agents” means Administrative Agent, Arranger, Collateral Agent and any other agents appointed under the Loan Documents.

“Aggregate Amounts Due” has the meaning assigned to that term in Section 9.5.

“Agreement” means this Second Amended and Restated Credit Agreement dated as of June 8, 2011.

“Anti-Money Laundering Laws” has the meaning assigned to that term in Section 4.8(c).

“Approved Fund” means a Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means BNP Paribas Securities Corp.

“Asset Sale” means the sale or disposition by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Subsidiaries of (a) any of the stock of any of Company’s Subsidiaries, (b) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (c) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (i) inventory sold in the ordinary course of business, (ii) Cash Equivalents for fair value, (iii) sales, assignments, transfers or dispositions of accounts in the ordinary course of business for purposes of collection, (iv) sales or dispositions of assets permitted by Sections 6.7 (c), (e) through (o), and (v) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $2,000,000 or less).

“Assignment Agreement” means an Assignment and Assumption Agreement in substantially the form of Exhibit VI annexed hereto.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the sum of (i) the higher of (1) the London interbank offered rate (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the offered rate for deposits in Dollars for a period equal to one month commencing on such day, which rate appears on Telerate Page 3750 (or such other page as may replace Telerate Page 3750 on that service or any successor service for the purpose of displaying London interbank offered rates of major banks) as of 11:00 A.M. (London time) on the date two Business Days prior to such day and (2) 1% per annum, plus (ii) 1%, and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If, for any reason, Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, including the inability or failure of Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regards to clause (c) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loans” means Loans bearing interest at rates determined by reference to the Base Rate as provided in Section 2.2(a).

“Business Day” means (a) for all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (b) with respect to all notices, determinations, fundings and payments in connection with LIBOR or any LIBOR Loans, any day that is a Business Day described in clause (a) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Lease”, as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means the capital stock of or other equity interests in a Person.

“Cash” means money, currency or a credit balance in a Deposit Account.

“Cash Equivalents” means, as at any date of determination, (a) marketable Securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor’s (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”); (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.

“Change in Control” means any of the following: (i) prior to the completion of an initial public offering, Golden Gate shall cease to beneficially own and control (directly or indirectly) more than 50.1% of the issued and outstanding Voting Securities of Parent entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Governing Body of Parent, (ii) prior to the completion of an initial public offering, Golden Gate shall cease to beneficially own (directly or indirectly) more than 50.1% of the economic value of the Capital Stock of Parent, (iii) following the completion of an initial public offering, a group other than Permitted Holders acquires beneficial ownership (directly or indirectly) of 35% or more of the Voting Securities or economic value of the Capital Stock of Parent, (iv) the occurrence of a change in the composition of the Governing Body of Parent or Company such that a majority of the members of any such Governing Body are not Continuing Members, (v) the failure at any time of Parent to legally and beneficially own and control 100% of the issued and outstanding Capital Stock of Company or the failure at any time of Parent to have the ability to elect all of the Governing Body of Company and (vi) the occurrence of any “Change of Control” (or similar term) under the ABL Loan Agreement. As used herein, the term “beneficially own” or “beneficial ownership” shall have the meaning assigned to that term in the Exchange Act and the rules and regulations promulgated thereunder.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, treaty or order, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Government Authority, (c) any determination of a court or other Government Authority or (d) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Government Authority. For the purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a Change in Law regardless of the date enacted, adopted or issued.

“Closing Date” means November 25, 2008.

“Collateral” means, collectively, all of the assets and property in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Account” has the meaning assigned to that term in the Pledge and Security Agreement.

“Collateral Agent” means BNP Paribas.

“Collateral Documents” means the Pledge and Security Agreement, the Foreign Pledge Agreements, the Mortgages, the Control Agreements and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Secured Parties, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

“Commitment” means the commitment of a Lender to make a Loan to Company pursuant to Section 2.1(a), and “Commitments” means such commitments of all Lenders in the aggregate.

“Company” has the meaning assigned to that term in the introduction to this Agreement.

“Compliance Certificate” means a certificate substantially in the form of Exhibit IV annexed hereto.

“Consolidated Adjusted EBITDA” means, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated EBITDA, (ii) amortization and impairment of intangibles (including goodwill), (iii) any extraordinary, unusual and non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (iv) stock-option compensation expenses including expenses paid to Governing Bodies of the Loan Parties, including those from granting, remeasuring or accelerating stock options, warrants and any other equity-related incentives, (v) transaction costs, fees and expenses (including those relating to the Transactions and those payable in connection with the sale of Capital Stock, the incurrence of Indebtedness permitted under Section 6.1, any disposition of assets or property permitted under Section 6.7 or any recapitalization, Permitted Acquisitions or other Investment permitted under Section 6.3 or 6.7, or amendment to any Indebtedness (including costs and expenses of Administrative Agent and Lender that are reimbursed) (in each case, whether or not successful) in an aggregate amount (other than with respect to the Transactions) not to exceed (A) $2,000,000 for each Fiscal Year for any unconsummated transactions and (B) 10% of the purchase price or indebtedness obligations for any consummated transactions (vi) all amounts accrued as expenses with respect to payments of the type described in Section 6.5(d), (vii) dividends on stock as permitted pursuant to the terms hereof, (viii) all losses realized upon the disposition of properties or assets which are not sold or otherwise disposed of in the ordinary course of business, (ix) any loss from discontinued operations and any loss on disposal of discontinued operations in accordance with GAAP or if otherwise reasonably acceptable to Administrative Agent and in an aggregate amount not to exceed $1,000,000 during the term of this Agreement, (x) to the extent covered by insurance and actually reimbursed, expenses with respect to liability or casualty events or business interruption, (xi) expenses to the extent covered by contractual indemnification or refunding provisions in favor of any Loan Party and actually paid or refunded, (xii) non cash silica litigation adjustments, (xiii) any costs associated with exit or disposal activities, layoffs and other restructuring activities, including employee severance and termination benefits, costs to consolidate facilities, costs to relocate employees, costs to terminate contracts, and other costs associated with the disposal of long-lived assets, in each case to the extent such costs are permitted by GAAP to be recorded as restructuring, and any related accretion expenses deducted in such period in computing Consolidated Net Income; provided that with respect to such restructuring charges and accretion expenses, Company shall have delivered to Administrative Agent a certificate of the chief financial officer of Company specifying and quantifying such charge or expense and stating that such charge or expense is such a restructuring charge or related accretion expense, (xiv) any income or charge attributable to a post-employment benefits scheme other than current service costs, (xv) any unrealized gains or losses on any Hedge Agreement and any gains or losses on any Hedge Agreement, and fees and expenses in connection with Hedge Agreements, (xvi) expenses related to the withdrawal from the third party pension plan at the Pacific, MO plant in an aggregate amount not to exceed $500,000, (xvii) costs and expenses from moving the corporate headquarters incurred during 2010, (xviii) costs and expenses associated with opening new offices in an aggregate amount not to exceed $500,000 in any fiscal year, (xix) charges and expenses in connection with business expansion and business optimization projects and severance costs and lease termination costs, in each case, made within 12 months of any Permitted Acquisition and related to such Permitted Acquisition in an aggregate amount not to exceed $1,000,000 for each Fiscal Year, (xx) recruiting fees and expenses in an aggregate amount not to exceed $250,000 in 2010 and in an aggregate amount not to exceed $500,000 during the years 2011 and 2012, (xxi) the reasonable costs and expenses incurred in connection with an initial public offering (whether, or not, such initial public offering is consummated, and including one-time costs and other non-recurring expenses associated with becoming Sarbanes-Oxley Act compliant) in an aggregate amount not to exceed $2,000,000 during such period, (xxii) costs, fees and expenses (including, but not limited to, any legal fees of Agent and Lenders) incurred during such period in connection with this Agreement and the Loan Documents, (xxiii) reasonable costs and expenses directly incurred during such period in connection with (a) the opening of any new sand processing or mining facilities or (b) any substantial expansions of existing sand processing or mining facilities with a capital cost in excess of $5,000,000, in each case of (a) and (b) not to exceed 10% of the capital cost of each such expansion, (xxiv) any expenses or income related solely to purchase accounting recorded in connection with the Transactions or any of the transactions described in clause (v) and any other non-cash items decreasing Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges made in any prior period or which will result in the receipt of cash in a future period or which are the result of timing differences due to GAAP revenue recognition rules), all as determined on a consolidated basis, but only, in the case of clauses (ii)-(xxiv), to the extent deducted in the calculation of Consolidated Net Income, and (xxv) proceeds from any business interruption insurance (in the case of this clause (xxv) to the extent not reflected as revenue or income in such statement or such Consolidated Net Income), minus, without duplication, to the extent included in the calculation of such Consolidated Net Income, the sum of (a) any extraordinary, unusual and non-recurring income and gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (b) any non-cash items increasing Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges made in any prior period or which will result in the receipt of cash in a future period or which are the result of timing differences due to GAAP revenue recognition rules), all as determined on a consolidated basis, (c) the aggregate gain realized upon the disposition of properties or assets which are not sold or otherwise disposed of in the ordinary course of business, (d) any gain from discontinued operations and any gain on disposal of discontinued operations, and (e) any credit from income tax; provided that for purposes of calculating Consolidated Adjusted EBITDA of Parent, Company and its Subsidiaries for any period, (A) the Consolidated Adjusted EBITDA of any Person acquired (or all or substantially all of whose assets are acquired) by Company or its Subsidiaries in a Permitted Acquisition during such period shall be included on a Pro Forma Basis for such period (but assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period, and assuming (for such period and applicable subsequent periods) any synergies and cost savings to the extent certified by Company as having been determined in good faith to be reasonably anticipated to be realizable and which do not account for more than 25% of Consolidated Adjusted EBITDA of such acquired Person or another amount to be agreed in writing by Administrative Agent) and (B) the Consolidated Adjusted EBITDA of any Person disposed of by Company or its Subsidiaries during such period shall be excluded on a Pro Forma Basis for such period (assuming the consummation of such disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period), all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

“Consolidated Capital Expenditures” means, for any period, the sum of the aggregate of all expenditures (whether paid in Cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in “additions to property, plant or equipment” or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries, but excluding (a) expenditures made to restore, replace, rebuild, develop, maintain, improve, or upgrade property, to the extent such expenditures are made with or are subsequently reimbursed out of, insurance proceeds, indemnity payments, condemnations or similar awards (or payments in lieu of) or damage recovery proceeds, or other settlements relating to any damage, loss, destruction or condemnation of such property, (b) expenditures constituting reinvestment of Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds allowed pursuant to Section 2.4(b)(ii) (A) or (B), (c) expenditures reimbursed by (or covered by an irrevocable reimbursement obligation from) a third party, (d) expenditures funded by the issuance of Capital Stock (other than Disqualified Stock) and (e) expenditures to the extent made pursuant to Section 6.3(o). For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Consolidated Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period excluding, however, any interest expense not payable in Cash, including amortization of discount and amortization of debt issuance costs (it being understood that interest expense that is not paid in Cash as a result of an election by the payor or the payee thereof to receive payment in kind shall not be considered Consolidated Cash Interest Expense). For purposes of the foregoing, Consolidated Cash Interest Expense shall be determined after giving effect to any net payments (on account of interest payments made by Company and its Subsidiaries) made or received by Company and its Subsidiaries under Interest Rate Agreements.

“Consolidated Current Assets” means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding Cash, Cash Equivalents, deferred or estimated tax assets and the impact of purchase accounting resulting from the consummation of the Transactions or any Permitted Acquisition.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, excluding the current portions of Funded Debt (including revolving credit loans), Capital Leases, deferred or estimated tax liabilities and the impact of purchase accounting resulting from the consummation of the Transactions or any Permitted Acquisition.

“Consolidated EBITDA” means, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness or Hedge Agreements, (iii) provisions for Taxes based on income (or franchise tax in the nature of income tax), (iv) total depreciation expense, (v) total amortization expense and (vi) depletion expenses, but only, in the case of clauses (ii)-(vi), to the extent deducted in the calculation of Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP. For the avoidance of doubt, “Consolidated EBITDA” shall not be increased as a result of any discount realized as a result of any Repurchase Offer Loans having been purchased by Company or Golden Gate or any of their respective Affiliates; provided that this shall not apply to any tax expense in connection with any cancellation of indebtedness income that would otherwise be added back in the calculation of Consolidated EBITDA.

“Consolidated Excess Cash Flow” means, for any period, without duplication, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA and (b) the Consolidated Working Capital Adjustment minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary, mandatory and scheduled repayments of Consolidated Total Debt including the aggregate principal amount of Repurchase Offer Loans repurchased by Parent, Company or Subsidiary thereof (other than voluntary prepayments of the Loans and payments under the ABL Loan Agreement which do not result in a corresponding permanent reduction of commitments thereunder) and (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), minus (iii) the sum, without duplication, to the extent added back to Consolidated Net Income in the calculation of Consolidated Adjusted EBITDA, of the amounts for such period of (a) Consolidated Cash Interest Expense and debt issuance costs and commissions and other fees and charges associated with Indebtedness or Hedge Agreements, (b) current taxes actually paid in cash with respect to such period, (c) the amount of all non cash gains or credits (including, without limitation, credits included in the calculation of deferred tax assets and liabilities) for such period, (d) the aggregate amount actually paid by Loan Parties in cash during such Fiscal Year on account of Permitted Acquisitions and other Investments permitted under Section 6.3 (other than (A) any such acquisition or Investment to the extent made with the proceeds of new long-term indebtedness for borrowed money or from the issuance of Capital Stock, and (B) any such Investment that consists of an Investment in Cash or Cash Equivalents pursuant to Section 6.3(a)), (e) the aggregate net amount of non-cash gain on the disposition of property or assets during such Fiscal Year (other than sales of inventory in the ordinary course of business), (f) transaction costs, fees and expenses incurred in connection with the Transactions, (g) purchase price adjustments received in connection with any Permitted Acquisition or other Investment permitted under Section 6.3, (h) an amount equal to reasonable cash expenditures made in connection with any termination or make-whole payment in connection with any termination of, and upfront fees and expenses in connection with obtaining, any Hedge Agreements, (i) distributions paid and other payments made in Cash which are permitted under Section 6.5, (j) the amount of such Consolidated EBITDA which is mandatorily prepaid or reinvested pursuant to Section 2.4(b)(ii) (or to which a waiver of the requirements of such section applicable thereto has been granted under Section 9.6) prior to the date of determination of Consolidated Excess Cash Flow for such fiscal year as a result of any Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds, (k) cash payments for pension and other post-employment benefits minus any amounts therefor recognized in Consolidated EBITDA (it being understood that a negative amount under this clause (k) shall increase Consolidated Excess Cash Flow), (l) cash payments for litigation claims minus any amounts therefor recognized in Consolidated EBITDA (it being understood that a negative amount under this clause (l) shall increase Consolidated Excess Cash Flow), (m) any gains or losses on any Hedge Agreement, (n) costs and expenses associated with opening new offices in an aggregate amount not to exceed $500,000 in any fiscal year, (o) charges and expenses in connection with business expansion and business optimization projects and severance costs and lease termination costs, in each case, made within 12 months of any Permitted Acquisition and related to such Permitted Acquisition in an aggregate amount not to exceed $1,000,000 for each Fiscal Year and (p) transaction costs, fees and expenses (including those relating to the Transactions and those payable in connection with the sale of Capital Stock, the incurrence of Indebtedness permitted under Section 6.1, any disposition of assets or property permitted under Section 6.7 or any recapitalization, Permitted Acquisitions or other Investment permitted under Section 6.3 or 6.7, or amendment to any Indebtedness (including costs and expenses of Administrative Agent and Lender that are reimbursed) (in each case, whether or not successful), (q) recruiting fees and expenses in 2012 in an aggregate amount not to exceed $500,000, (r) the reasonable costs and expenses incurred in connection with an initial public offering (whether, or not, such initial public offering is consummated, and including one-time costs and other non-recurring expenses associated with becoming Sarbanes-Oxley Act compliant) in an aggregate amount not to exceed $2,000,000 during such period, (s) costs, fees and expenses (including, but not limited to, any legal fees of Agent and Lenders) incurred during such period in connection with this Agreement and the Loan Documents, (t) reasonable costs and expenses directly incurred during such period in connection with (1) the opening of any new sand processing or mining facilities or (2) any substantial expansions of existing sand processing or mining facilities with a capital cost in excess of $5,000,000, in each case of (1) and (2) not to exceed 10% of the capital cost of each such expansion, and (u) expenses related to the withdrawal from the third party pension plan at the Pacific, MO plant in an aggregate amount not to exceed $500,000. For the avoidance of doubt, “Consolidated Excess Cash Flow” shall not be reduced by the amount of any Repurchase Offer Loans purchased by Company or Golden Gate or any of their respective

Affiliates and shall not be increased as a result of any discount realized as a result of any Repurchase Offer Loans having been purchased by Company or Golden Gate; provided that this shall not apply to any tax expense in connection with any cancellation of indebtedness income that would otherwise be subtracted from the calculation of Consolidated Excess Cash Flow.

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis in accordance with GAAP with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, net costs under Interest Rate Agreements and amounts referred to in Section 2.3 payable to Administrative Agent and Lenders that are considered interest expense in accordance with GAAP, but excluding, however, any such amounts referred to in Section 2.3 payable on or before the Second Restatement Date, net of any interest income on a consolidated basis in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (i) Consolidated Total Debt less any permitted Subordinated Indebtedness as of such day to (ii) Consolidated Adjusted EBITDA for the consecutive four Fiscal Quarters ending on such day.

“Consolidated Net Income” means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person’s assets are acquired by Company or any of its Subsidiaries, (iii) except to the extent of the amount of dividends or other distributions actually paid by such Person during such period to Company or any of its Subsidiaries that are not subject to the relevant restriction, the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to asset sales or returned surplus assets of any pension plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

“Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries for borrowed money, purchase money indebtedness (including Capital Leases), Indebtedness listed on Schedule 6.1, Subordinated Indebtedness and all Indebtedness secured by any Lien on any property or asset owned or held by a Loan Party, determined on a consolidated basis in accordance with GAAP.

“Consolidated Working Capital” means, as at any date of determination, the excess (or deficit) of Consolidated Current Assets over Consolidated Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

“Contingent Obligation”, as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (c) under Hedge Agreements. Contingent Obligations shall include (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement and (iii) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (x) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (x) or (y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited, except that the amount of any Hedge Agreement obligation shall be determined in accordance with GAAP. For the avoidance of doubt, the Silica Related Claims shall not be deemed to be Contingent Obligations hereunder.

“Continuing Member” means, as of any date of determination any member of the Governing Body of Parent or Company who (i) was a member of such Governing Body on the Second Restatement Date or (ii) was nominated for election or elected to such Governing Body with the affirmative vote of a majority of the members who were either members of such Governing Body on the Second Restatement Date or whose nomination or election was previously so approved.

“Contractual Obligation”, as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control Agreement” means an agreement, reasonably satisfactory in form and substance to Administrative Agent and executed by Administrative Agent, the financial institution or securities intermediary at which a Deposit Account or a Securities Account, as the case may be, is maintained, and the applicable Loan Party, pursuant to which such financial institution or securities intermediary confirms and acknowledges Administrative Agent’s security interest in such account, and agrees that, after notice from Administrative Agent, the financial institution or securities intermediary, as the case may be, will comply with instructions originated by Administrative Agent as to disposition of funds in such account, without further consent by Company or any Subsidiary.

“Controlled Group” means an entity, whether or not incorporated, which is under common control with a Loan Party within the meaning of Section 4001 of ERISA or is part of a group that includes a Loan Party and that is treated as a single employer under Section 414 of the Internal Revenue Code. When any provision of this Agreement relates to a past event, the term “member of the Controlled Group” includes any person that was a member of the Controlled Group at the time of that past event.

“Conveyance of Undivided Mineral Interest” means that certain Conveyance of Undivided Mineral Interest dated as of November 24, 2008 between Company and Preferred Rocks USS.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

“Deposit Account” means a demand, time, savings, passbook or similar account maintained with a Person engaged in the business of banking, including a savings bank, savings and loan association, credit union or trust company.

“Designated Person” means a Person named as a “Specially Designated National and Blocked Person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list.

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any Securities into which it is convertible, or for which it is exercisable or exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Maturity Date, (b) is convertible into or exercisable or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock referred to in (a) above, in each case at any time prior to the first anniversary of the Maturity Date, (c) contains any repurchase obligation which may come into effect prior to the first anniversary of the Maturity Date, (d) requires the payment of any dividends (other than the payment of dividends solely in the form of Qualified Capital Stock) prior to the first anniversary of the Maturity Date, or (e) provides the holders of such Capital Stock thereof with any rights to receive any Cash upon the occurrence of a change in control prior to the first anniversary of the Maturity Date, unless the rights to receive such Cash are contingent upon the prior payment in full in cash of the Obligations. Disqualified Stock shall not include any Capital Stock which would be Qualified Capital Stock but for a requirement that such Capital Stock be redeemed in connection with (x) a change of control or (y) any asset disposition made pursuant to Section 6.7 or otherwise permitted by Administrative Agent so long as such Capital Stock requires the prior payment in full in Cash (as defined in the Intercreditor Agreement) of the Obligations prior to any payments being made pursuant to such Capital Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Company to repurchase such Capital Stock (or such Capital Stock is mandatorily redeemable) upon the occurrence of a change of control or a public offering will not constitute Disqualified Stock if the terms of such Capital Stock provide that Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 6.5.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of Company that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia.

“Eligible Assignee” means (a) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender; (b) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; and (c) with respect only to funded Loans acquired in accordance with Section 2.4(b)(iv), Golden Gate, Parent, Company or any Affiliate thereof; provided that “Eligible Assignee” shall not include any natural person.

“Employee Plan” means an “employee pension benefit plan” as defined in Section 3(2) of ERISA subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA (other than a Multiemployer Plan), which is maintained for, or contributed to (or to which there is an obligation to contribute) on behalf of, employees of any Loan Party or ERISA Affiliate or to which any Loan Party or ERISA Affiliate has or could have any liability or obligation.

“Environmental Claim” means any investigation, written notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (b) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future statutes, ordinances, orders, rules, regulations, legally binding guidance documents, judgments, Governmental Authorizations, or any other requirements of any Government Authority relating to (a) environmental matters, including those relating to any Hazardous Materials Activity, (b) the generation, use, storage, transportation or disposal of Hazardous Materials or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare; in any manner applicable to Company or any of its Subsidiaries or any Facility.

“ERISA” means the US Employee Retirement Income Security Act of 1974 (or any successor legislation thereto) and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) that is a member of a Controlled Group of any Loan Party.

“ERISA Event” means any of the following events:

(a)

any reportable event, as defined in Section 4043(c) of ERISA and the regulations promulgated under it, with respect to an Employee Plan as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of that event. However, the existence with respect to any Employee Plan of an “accumulated funding deficiency” (as defined in Section 302 of ERISA), or, on and after the effectiveness of the Pension Act, a failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code or Section 302 of ERISA, shall be a reportable event for the purposes of this paragraph (a) regardless of the issuance of any waiver;

(b)

the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of that Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of an Employee Plan and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to that Employee Plan within the following 30 days;

(c)	the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan;

(d)	the termination of any Employee Plan under Section 4041(c) of ERISA;

(e)	the institution of proceedings under Section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan;

(f)	the failure to make a required contribution to any Employee Plan that would result in the imposition of an encumbrance under the Internal Revenue Code or ERISA;

(g)	engagement in a non-exempt prohibited transaction within the meaning of Section 4975 of the Internal Revenue Code or Section 406 of ERISA;

(h)	a determination that any Employee Plan is, or is expected to be, in at-risk status (within the meaning of Title IV of ERISA); or

(i)

the receipt by any Loan Party or ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party or ERISA Affiliate of any notice that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or, on and after the effectiveness of the Pension Act, that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 305 of ERISA).

“Event of Default” means each of the events set forth in Sections 7.1 through 7.12.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Taxes” means, with respect to Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of Company hereunder (a) Taxes that are imposed on (or measured by) the overall net income (however denominated) and franchise Taxes imposed in lieu thereof (i) by the United States, (ii) by any other Government Authority under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which it is organized or has its principal office or maintains its applicable lending office or (iii) by any Government Authority solely as a result of a present or former connection between such recipient and the jurisdiction of such Government Authority (other than any such connection arising solely from such recipient having executed, delivered or performed its obligations or received a payment under, or enforced, any of the Loan Documents), (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction referred to in clause (a) and (c) in the case of a Foreign Lender, any withholding Tax that (i) is imposed on amounts payable to such Foreign Lender at the time it becomes a party hereto (or designates a new lending office), (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with its obligations under Section 2.7(b)(iv), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Company with respect to such withholding Tax pursuant to Section 2.7(b)(i) or (iii) is required to be deducted under applicable law from any payment hereunder on the basis of the information provided by such Foreign Lender pursuant to clause (D) of Section 2.7(b)(iv).

“Existing Lender” has the meaning assigned to the term “Lender” in the First Amended and Restated Credit Agreement.

“Extending Lender” has the meaning assigned to that term in Section 2.11(a).

“Extension” has the meaning assigned to that term in Section 2.11(a).

“Extension Agreement” has the meaning assigned to that term in Section 2.11(a).

“Extension Effective Date” has the meaning assigned to that term in Section 2.11(a).

“Extension Loans” has the meaning assigned to that term in Section 2.11(a).

“Facilities” means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

“Financial Covenant” means the covenant set forth in Section 6.6.

“Financial Plan” has the meaning assigned to that term in Section 5.1(j).

“First Amended and Restated Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (a) such Lien is perfected and has priority over any other Lien on such Collateral (other than Liens permitted pursuant to Section 6.2(a)) and (b) such Lien is the only Lien (other than Liens permitted pursuant to Section 6.2(a)) to which such Collateral is subject.

“First Restatement Date” means May 7, 2010.

“First Restatement Loans” has the meaning assigned to that term in the Recitals to this Agreement.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year commences.

“Flood Hazard Property” means a Second Restatement Date Mortgaged Property or an Additional Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards and for which flood insurance is required under regulations promulgated by the Board of Governors of the Federal Reserve System.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia.

“Foreign Pledge Agreement” means each pledge agreement or similar instrument governed by the laws of a country other than the United States, executed from time to time in accordance with Section 3.1 or Section 5.9 by Company or any Subsidiary Guarantor that owns Capital Stock of one or more Foreign Subsidiaries organized in such country, in form and substance reasonably satisfactory to Administrative Agent.

“Foreign Subsidiary” means any Subsidiary of Company that is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt”, as applied to any Person, means all Indebtedness of that Person (including any current portions thereof) which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is directly renewable or extendable at the option of that Person to a date more than one year from (including an option of that person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more from), the date of the creation thereof.

“Funding and Payment Office” means (a) the office of Administrative Agent located at 520 Madison Avenue, New York, New York 10022 or (b) such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Company and each Lender.

“Funding Requirements” means the aggregate of all amounts necessary to (a) fund the Loans as set forth herein on the Second Restatement Date, (b) repay in full all amounts outstanding or becoming due under the Mezzanine Note Agreement, (c) pay a cash dividend of no more than $25,000,000 from Company to Parent and from Parent to Hourglass Holdings, LLC, and (d) pay Transaction Costs, each in accordance with the Funds Flow Memorandum.

“Funds Flow Memorandum” means the funds flow memorandum dated as of the Second Restatement Date in form and substance reasonably satisfactory to Administrative Agent and Company.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

“Golden Gate” means Golden Gate Private Equity, Inc. and its Affiliates.

“Governing Body” means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

“Government Authority” means the government of the United States or any other nation, or any state, regional or local political subdivision or department thereof, and any other governmental or regulatory agency, authority, body, commission, central bank, board, bureau, organ, court, instrumentality or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, in each case whether federal, state, local or foreign (including supra-national bodies such as the European Union or the European Central Bank).

“Governmental Authorization” means any permit, license, registration, authorization, plan, directive, accreditation, consent, order or consent decree of or from, any Government Authority.

“Guaranties” means the Parent Guaranty and the Subsidiary Guaranty.

“Hazardous Materials” means (a) any chemical, material or substance at any time defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “acutely hazardous waste”, “radioactive waste”, “biohazardous waste”, “pollutant”, “toxic pollutant”, “contaminant”, “restricted hazardous waste”, “infectious waste”, “toxic substances”, or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “TCLP toxicity” or “EP toxicity” or words of similar import under any applicable Environmental Laws); (b) any oil, petroleum, petroleum fraction or petroleum derived substance; (c) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (d) any flammable substances or explosives; (e) any radioactive materials; (f) any asbestos-containing materials; (g) urea formaldehyde foam insulation; (h) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (i) pesticides; and (j) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Government Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means an Interest Rate Agreement, a Currency Agreement or a Natural Gas Hedging Agreement designed to hedge against fluctuations in interest rates or currency values or natural gas prices or availability, respectively.

“Hedge Agreement Counterparty” means an entity that has entered into a Hedge Agreement with Company or one of its Subsidiaries and at the time of entering into such Hedge Agreement was a Lender or an Affiliate of a Lender, the obligations under which are secured pursuant to the Collateral Documents and guarantied pursuant to the Guaranties.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Increased Amount Date” has the meaning assigned to that term in Section 2.10(a).

“Incremental Lender” has the meaning assigned to that term in Section 2.10(a).

“Incremental Term Loan Commitments” has the meaning assigned to that term in Section 2.10(a).

“Incremental Term Loans” has the meaning assigned to that term in Section 2.10(a).

“Indebtedness”, as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (vi) indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity, except to the extent that the terms of such indebtedness expressly provide that such Person is not liable therefor or such Person has no liability therefor as a matter of law, and (vii) all Disqualified Stock and all obligations, liabilities and indebtedness of such Person arising from Disqualified Stock issued by such Person. Obligations under Interest Rate Agreements, Currency Agreements and Natural Gas Hedging Agreements constitute (1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, Investments, and in neither case constitute Indebtedness. Trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days, and obligations incurred under pension and other post-employment benefits arrangements, shall not constitute Indebtedness. Obligations under Operating Leases (other than the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP), employment agreements, deferred compensation and contingent post-closing adjustments or earn outs shall not constitute Indebtedness. Obligations arising from transactions consummated pursuant to the Sand Purchase Documents and from undrawn letters of credit shall not constitute Indebtedness.

“Indemnified Liabilities” has the meaning assigned to that term in Section 9.3.

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Indemnitee” has the meaning assigned to that term in Section 9.3.

“Intellectual Property” means, as to each Loan Party, such Loan Party’s now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, servicemarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Copyright Office, the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under applicable law with respect to any Loan Party’s use of any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or servicemark, or the license of any trademark or servicemark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of November 25, 2008, by and among, Parent, Company, Subsidiary Guarantors, Administrative Agent and ABL Agent.

“Interest Payment Date” means (a) with respect to any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Second Restatement Date and (b) with respect to any LIBOR Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months “Interest Payment Date” shall also include each date that is three months, or a multiple thereof, after the commencement of such Interest Period.

“Interest Period” has the meaning assigned to that term in Section 2.2(b).

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

“Interest Rate Determination Date”, with respect to any Interest Period, means the second Business Day prior to the first day of such Interest Period.

“Intermediate Holding Companies” means BMAC Services Co., Inc., BMAC Holdings, Inc. and Better Minerals & Aggregates Company.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means (a) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Company unless it is a wholly-owned Subsidiary), (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary, (c) any direct or indirect loan, advance (other than trade credit, advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person, including all Indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business or (d) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment (other than adjustments for the repayment of, or the refund of capital with respect to, the original cost or principal amount of any such Investment).

“IP Collateral” means, collectively, the Intellectual Property that constitutes Collateral under the Pledge and Security Agreement.

“IP Filing Office” means the United States Patent and Trademark Office, the United States Copyright Office, Canadian Intellectual Property Office or any successor or substitute office in which filings are necessary or, in the reasonable opinion of Administrative Agent, desirable in order to create or perfect Liens on, or otherwise evidence the security interest of Administrative Agent and Lenders in, any IP Collateral.

“ITT” shall mean ITT Corporation, a Delaware corporation, and its successors and assigns.

“ITT Agreement” means the Agreement of Purchase and Sale of the Capital Stock of Pennsylvania Glass Sand Corporation, dated as of September 12, 1985, made between ITT and Pacific Coast Resources Co., its successors and assigns.

“Joinder Agreement” has the meaning assigned to that term in Section 2.10(a).

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

“Landlord Consent and Estoppel”, with respect to any Leasehold Property, means a letter, certificate or other acknowledgement, agreement or instrument in writing from the lessor under the related lease, reasonably satisfactory in form and substance to Administrative Agent, pursuant to which such lessor agrees, for the benefit of Administrative Agent, to such matters relating to such Leasehold Property as Administrative Agent may reasonably request.

“Latest Maturity Date” means, at any date of determination, the latest maturity date applicable to any Loan hereunder at such time, including the latest maturity date of any Incremental Term Loan, any Replacement Loan or any Extension Loan, in each case as extended in accordance with this Agreement from time to time.

“Leasehold Property” means any leasehold interest of any Loan Party as lessee under any lease of real property.

“Lender” and “Lenders” means the Persons identified as “Lenders” and listed on the signature pages of this Agreement and any Joinder Agreement, together with their successors and permitted assigns pursuant to Section 9.1; provided that the term “Lenders”, when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

“LIBOR” means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Loan, as determined by Administrative Agent, the higher of (i) the London interbank offered rate (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the offered rate for deposits in Dollars for a period equal to such Interest Period, commencing on the first day of such Interest Period, which appears on Telerate Page 3750 (or such other page as may replace Telerate Page 3750 on that service or any successor service for the purpose of displaying London interbank offered rates of major banks) as of 11:00 A.M. (London time), on the day that is two Business Days prior to the first day of such Interest Period or, if such rate is unavailable for any reason or the Requisite Lenders have notified Company that such rate does not adequately reflect the cost to Requisite Lenders of making, funding or maintaining LIBOR Loans, the average (rounded upward, if necessary, to the nearest 1/100 of 1%) of the rates per annum, confirmed by each Requisite Lender to Administrative Agent, as reflecting their cost of funds at such time in respect of deposits in Dollars offered by the principal office of each Requisite Lender at 11:00 A.M. (London time), on the day that is two Business Days prior to the first day of such Interest Period and on an amount that is approximately equal to the principal amount of the LIBOR Loans to which such Interest Period is applicable, and (ii) 1% per annum.

“LIBOR Loans” means Loans bearing interest at rates determined by reference to Adjusted LIBOR as provided in Section 2.2(a).

“LIBOR Reserve Percentage” means the reserve percentage (expressed as a decimal, rounded upward, if necessary, to the nearest 1/100 of 1%) in effect on the date LIBOR for such Interest Period is determined (whether or not applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) having a term comparable to such Interest Period.

“License Agreement” means all of the agreements or other arrangements of each Loan Party and Subsidiary thereof pursuant to which such Loan Party or Subsidiary has a license or other right to use any trademarks, logos, designs, representation or other Intellectual Property, material to the business of the Loan Parties and their Subsidiaries taken as a whole, owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of such Loan Party or Subsidiary as in effect on the date hereof as set forth on Schedule 1.1(c).

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, security deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), hypothec, preference, priority, or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement filed under the UCC as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

“Loan” or “Loans” means one or more of the term loans made and/or continued by Lenders to Company on the Second Restatement Date pursuant to Section 2.1(a).

“Loan Documents” means this Agreement, the Notes, the Guaranties, the Collateral Documents and the Intercreditor Agreement.

“Loan Exposure”, with respect to any Lender, means, as of any date of determination (a) prior to the funding of the Loans, the amount of that Lender’s Commitment and (b) after the funding of the Loans, the outstanding principal amount of the Loans of that Lender.

“Loan Party” means each of Company and Parent and any of Parent’s Domestic Subsidiaries from time to time executing a Loan Document, and “Loan Parties” means all such Persons, collectively.

“Loan Repurchase Offer” has the meaning assigned to that term in Section 2.4(b)(iv).

“Management Agreement” means that certain Amended and Restated Advisory Agreement, dated as of the Second Restatement Date, by and among GGC Administration, LLC, GGC USS Holdings, LLC, Holdings, Preferred Rocks USS, Inc. and Company.

“Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Parent, Company and Company’s Subsidiaries taken as a whole, (ii) the material impairment of the ability of any Loan Party to perform, or of any Agent or Lenders to enforce, the Obligations or (iii) a material adverse effect on the legality, validity, binding effect or enforceability against any Loan Party of a Loan Document to which it is a party.

“Material Contract” means (i) each contract set forth on Schedule 1.1(d) and any replacement thereof, and (ii) any contract which, if terminated prior to its current expiration date, could reasonably be expected to have a Material Adverse Effect with respect to Company or any of its Subsidiaries.

“Material Leasehold Property” means a Leasehold Property or any mixed property asset reasonably determined by Administrative Agent to be of material value as Collateral or of material importance to the operations of Company or any of its Subsidiaries.

“Material Real Property” means a Real Property Asset or any mixed property asset with a market value of at least $2,000,000.

“Maturity Date” means the six year anniversary of the Second Restatement Date.

“Maximum Consolidated Leverage Ratio” has the meaning assigned to that term in Section 6.6.

“Mezzanine Lender” means GGC Finance Partnership, L.P., in its capacity as a purchaser under the Mezzanine Note Agreement and its successors and assigns in such capacity.

“Mezzanine Note Agreement” means that certain Note Purchase Agreement, dated as of November 25, 2008, among Company, Parent, the Subsidiary Guarantors listed therein and GGC Finance Partnership, L.P. (as amended on May 7, 2010 and as thereafter amended, restated, extended, supplemented or otherwise modified from time to time).

“Mortgage” means (a) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) granting a security interest in real property or mixed property executed and delivered by any Loan Party including any amendment, extension, supplement or modification made thereto from time to time, in the form approved by Administrative Agent in its reasonable discretion and in accordance with this Agreement, in each case with such changes thereto as may be reasonably recommended by Administrative Agent’s local counsel based on local laws or customary local mortgage or deed of trust practices or (b) at Administrative Agent’s option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form reasonably satisfactory to Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets or any mixed property asset encumbered by such existing Mortgage.

“Mortgages” means all such instruments, including the Second Restatement Date Mortgages and any Additional Mortgages, collectively.

“Multiemployer Plan” means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) which is maintained for, or contributed to (or to which there is an obligation to contribute) on behalf of, employees of any Loan Party or ERISA Affiliate or to which any Loan Party or ERISA Affiliate has or could have any liability or obligation.

“Natural Gas Hedging Agreement” means any agreement with respect to, or involving the purchase or hedge of, natural gas or price indices for natural gas or any other similar derivative agreements or arrangements, in each case to which Company or any of its Subsidiaries is a party and entered into to manage fluctuations in the price or availability of natural gas.

“Net Asset Sale Proceeds”, with respect to any Asset Sale, means Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income or gains taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is (a) secured by a Lien on the stock or assets in question or that is not subordinated to the Loans and, in each case, required to be repaid under the terms thereof as a result of such Asset Sale and (b) actually paid on or about the time of receipt of such cash payment to a Person that is not an Affiliate of any Loan Party or of any Affiliate of a Loan Party, and (iii) any actual reasonable reserve for (x) any indemnification payments in respect of such Asset Sale or (y) in the case of a sale of a mine, any cleanup and remediation costs necessary or advisable (by contract or in the reasonable judgment of Company) to prepare such mine for sale; provided, however, that Net Asset Sale Proceeds shall not include any cash payments received from any Asset Sale by a Foreign Subsidiary unless such proceeds may be repatriated (by reason of a repayment of an intercompany note or otherwise) to the United States without (in the reasonable judgment of Company) resulting in a material Tax liability to Company.

“Net Insurance/Condemnation Proceeds” means any Cash payments or proceeds received or released from reserve, as the case may be, by Company or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder (other than proceeds or refunds received in respect of the cancellation or termination of insurance covering Silica Related Claims permitted hereunder) or (ii) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof and any bona fide direct costs incurred in connection with any such sale, including the costs of the type described in clauses (i), (ii) and (iii) of the definition of Net Asset Sale Proceeds.

“Net Securities Proceeds” means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the (i) issuance of Capital Stock of or incurrence of Indebtedness by any Loan Party and (ii) capital contributions made by a holder of Capital Stock of Parent.

“Non-Consenting Lender” has the meaning assigned to that term in Section 2.9.

“Notes” means any promissory notes of Company issued pursuant to Section 2.1(e) to evidence the Loans of any Lenders, substantially in the form of Exhibit III annexed hereto.

“Notice of Borrowing” means a notice substantially in the form of Exhibit I annexed hereto.

“Notice of Conversion/Continuation” means a notice substantially in the form of Exhibit II annexed hereto.

“Obligations” means all obligations of every nature of each Loan Party from time to time owed to Administrative Agent, the other Agents, Lenders or any of them under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

“Officer” means the president, chief executive officer, a vice president, chief financial officer, treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the Organizational Documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

“Officer’s Certificate”, as applied to any Person that is a corporation, partnership, trust or limited liability company, means a certificate executed on behalf of such Person by one or more Officers of such Person or one or more Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company.

“Operating Lease”, as applied to any Person, means any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

“Organizational Documents” means the documents (including bylaws, operating agreements, or partnership agreement, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

“Original Credit Agreement” means the Credit Agreement dated as of November 25, 2008, among, inter alios, Parent, Company, the Subsidiary Guarantors, the lenders party thereto, Bank of Montreal as co-arranger, Siemens Financial Services, Inc. as documentation agent and BNP Paribas as sole lead arranger, sole book runner and administrative agent for the lenders.

“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Parent” has the meaning assigned to that term in the introduction to this Agreement.

“Parent Guaranty” means the Guaranty executed and delivered by Parent on November 25, 2008.

“Participant” means a purchaser of a participation in the rights and obligations under this Agreement pursuant to Section 9.1(c).

“PBGC” means the Pension Benefit Guaranty Corporation of the USA established pursuant to Section 4002 of ERISA (or any entity succeeding to all or any of its functions under ERISA).

“Pension Act” means the United States Pension Protection Act of 2006, as amended.

“Permits” has the meaning assigned to that term in Section 4.18(b).

“Permitted Acquisition” means the acquisition of all or substantially all of the business and assets or Capital Stock of any Person, which acquisition is permitted pursuant to Section 6.3 or which is otherwise consented to by Requisite Lenders.

“Permitted Encumbrances” means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

(a)	Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by Section 5.3;

(b)

statutory Liens of landlords, Liens of collecting banks under the UCC on items in the course of collection, statutory Liens and customary rights of set-off of banks, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 10 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

(c)

deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of statutory obligations, bids, leases, government contracts, trade contracts, and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(d)	any attachment or judgment Lien not constituting an Event of Default under Section 7.8;

(e)

licenses (with respect to Intellectual Property and other property), leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

(f)

easements, rights-of-way, restrictions, encroachments, covenants and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or result in a material diminution in the value of any material portion of the Collateral as security for the Obligations;

(g)

any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (b) Lien or restriction that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (b), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease;

(h)	Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

(i)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)	any zoning or similar law or right reserved to or vested in any Government Authority to control or regulate the use of any real property;

(k)	Liens granted pursuant to the Collateral Documents;

(l)	receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien by operation of law on the related inventory and proceeds thereof;

(m)	Liens on insurance policies and the proceeds thereof securing the financing of the insurance premiums with the providers of such insurance and their Affiliates in respect thereof;

(n)	Liens on any assets that are the subject of an agreement for disposition thereof expressly permitted under Section 6.7 that arise due to the existence of such agreement; and

(o)

Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries.

“Permitted Holder” means Golden Gate, its Affiliates or any Permitted Transferee thereof.

“Permitted Indebtedness” means any Indebtedness permitted under Section 6.1.

“Permitted Refinancings” means, with respect to any Subordinated Indebtedness, any refinancing, refunding, renewal, replacement, waiver, amendment, restatement, extension, supplement or other modification of such Indebtedness provided that such refinancing, refunding, renewal, replacement, waiver, amendment, restatement, supplement, extension or other modification does not (i) result in the applicable cash rate of interest and payment in kind rate of interest payable in respect of such Subordinated Indebtedness exceeding, in aggregate, more than an applicable LIBOR rate plus 12% per annum (subject to an increase in the interest rate during the continuance of an event of default under the documents evidencing such Subordinated Indebtedness in an amount not to exceed 2%), (ii) change (to earlier dates) any dates upon which payments of principal or interest are due thereon, (iii) change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), (iv) change the redemption, prepayment or defeasance provisions thereof to make more onerous, change the subordination provisions thereof (or of any guaranty thereof), or (v) increase the outstanding principal amount of such Subordinated Indebtedness (other than on account of accrued interest, premium, fees and expenses) unless otherwise permitted as new Subordinated Indebtedness under Section 6.1(m), provided further that the effect of such refinancing, refunding, renewal, replacement, waiver, amendment, restatement, supplement, extension or other modification, together with all other refinancing, refunding, renewal, replacement, waiver, amendment, restatement, supplement, extension or other modification made, does not increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be materially adverse to Company or Lenders.

“Permitted Transferees” means, with respect to any Person, (i) any Affiliate of such Person, (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Person or (iii) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders, or general and limited partners, of which, or a limited liability company, the members of which, include only such Person or his or her spouse or lineal descendants, in each case to whom such Person has transferred the beneficial ownership of any Capital Stock of Parent.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Government Authorities.

“Pledge and Security Agreement” means the Pledge and Security Agreement executed and delivered on November 25, 2008.

“Pledged Collateral” means, collectively, the “Pledged Collateral” as defined in the Pledge and Security Agreement, any Foreign Pledge Agreement or any other Collateral Document.

“Potential Event of Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Prime Rate” means the rate that Administrative Agent announces from time to time as its prime rate, effective as of the date announced as the effective date of any change in such prime rate. Without notice to Company or any other Person (other than such announcement), the Prime Rate shall change automatically from time to time as and in the amount by which such prime rate shall fluctuate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BNP Paribas or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Pro Forma Basis” means, with respect to compliance with any test or covenant hereunder, compliance with such test or covenant after giving effect to (a) the Transactions, (b) any proposed Permitted Acquisition, (c) any Asset Sale of a Subsidiary or operating entity for which historical financial statements for the relevant period are available or (d) any incurrence of Indebtedness

(including (i) pro forma adjustments arising out of events which are directly attributable to the Transactions, the proposed Permitted Acquisition, Asset Sale or incurrence of Indebtedness, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X, as interpreted by the staff of the Securities and Exchange Commission, (ii) such other adjustments as are reasonably satisfactory to Administrative Agent (acting upon the instructions of Requisite Lenders), and (iii) such other adjustments as calculated by an accounting or consulting firm of national standing, in each case as certified by the chief financial officer of Company) using, for purposes of determining such compliance, the historical financial statements of all entities or assets so acquired or sold and the consolidated financial statements of Company and its Subsidiaries, which shall be reformulated as if such Permitted Acquisitions or Asset Sale, and all other Permitted Acquisitions or Asset Sales that have been consummated during the period, and any Indebtedness or other liabilities to be incurred or repaid in connection therewith had been consummated and incurred or repaid at the beginning of such period (and assuming that such Indebtedness to be incurred bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

“Pro Rata Share” means with respect to all payments, computations and other matters relating to the Commitment or the Loan of any Lender, the percentage obtained by dividing (i) the Loan Exposure of that Lender by (ii) the aggregate Loan Exposure of all Lenders. The initial Pro Rata Share of each Lender for the purposes of each of clauses (i) and (ii) of the preceding sentence will be set forth opposite the name of that Lender on a schedule to be held by Administrative Agent.

“Proceedings” means any litigation, action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration.

“Purchaser” has the meaning assigned to that term in Section 2.4(b)(iv).

“Qualified Capital Stock” means any Capital Stock of any Person that is not Disqualified Stock.

“Real Property Asset” means, at any time of determination, any interest then owned by any Loan Party in any real property.

“Refinanced Loans” has the meaning assigned to that term in Section 9.6(d).

“Refinancing Lender” means, at any time, Lenders and any bank, financial institution or other institutional lender or investor (other than any such bank, financial institution or other institutional lender or investor that is a Lender at such time) that agrees to provide any portion of Replacement Loans; provided that each Refinancing Lender shall be subject to the consent of (i) Administrative Agent, if such consent would be required under Section 9.1(b) for an assignment of Loans to such Refinancing Lender, and (ii) Company.

“Register” has the meaning assigned to that term in Section 2.1(d).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Regulation S-X” means Regulation S-X promulgated under the Exchange Act or any similar regulation then in effect, as amended or modified from time to time and a reference to a particular provision thereof shall include a reference to the comparable provision if any of any such similar regulation.

“Related Agreements” means, collectively, the Management Agreement, the ABL Loan Documents and the Sand Purchase Documents.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

“Replacement Loans” has the meaning assigned to that term in Section 9.6(d).

“Repurchase Offer Loans” has the meaning assigned to that term in Section 2.4(b)(iv).

“Requisite Lenders” means Lenders having or holding more than 50% of the sum of the aggregate Loan Exposure of all Lenders.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Parent, Company or any of their Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Parent, Company or any of their Subsidiaries now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Parent, Company or any of their Subsidiaries now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

“Sand Processing and Delivery Agreements” means, collectively, Sand Processing and Delivery Agreements between Preferred Rocks USS and Company dated November 24, 2008 relating to the Sand Purchase Agreements.

“Sand Purchase Agreements” means, collectively, the Sand Purchase Agreements dated November 24, 2008 (as amended and restated on November 25, 2008, as amended on January 1, 2010 and as thereafter amended, restated, supplemented, extended or otherwise modified from time to time in accordance with their terms) between Preferred Rocks USS and each of Superior Well Services, Inc. and Schlumberger Technology Corporation.

“Sand Purchase Documents” means the Sand Purchase Agreements, Sand Processing and Delivery Agreement, the Conveyance of Undivided Mineral Interest and any promissory notes, subordination, attornment and non-disturbance agreements, mortgage, security agreement, financing statements and other documents executed in connection therewith.

“Second Restatement Date” means June 8, 2011.

“Second Restatement Date Mortgage Policies” has the meaning assigned to that term in Section 3.10(d).

“Second Restatement Date Mortgaged Property” has the meaning assigned to that term in Section 3.10(a).

“Second Restatement Date Mortgages” has the meaning assigned to that term in Section 3.10(a).

“Secured Parties” means Lenders, Administrative Agent, Arranger, Collateral Agent, Hedge Agreement Counterparties and the successors and assigns of each of the foregoing.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of Indebtedness, secured or unsecured, convertible, subordinated, certificated or uncertificated, or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Account” means an account to which a financial asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise the rights that comprise the financial asset.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Silica Related Claims” shall mean claims (other than workers compensation claims) against Parent or any of its Subsidiaries alleging silica exposure, including those that allege that silica products sold by Parent or any of its Subsidiaries (or their predecessor-in-interest) were defective or that said Person acted negligently in selling products without a warning or with an inadequate warning.

“Silica Related Claims Policies” shall have the meaning given to such term in Section 5.4(b)(ii).

“Solvent”, with respect to any Person, means that as of the date of determination both (i)(a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and due considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Equity Contribution” has the meaning assigned to that term in clause (c) of ARTICLE VII.

“Subject Lender” has the meaning assigned to that term in Section 2.9.

“Subordinated Indebtedness” means any Indebtedness of any Loan Party permitted hereunder incurred from time to time and subordinated in right of payment to the Obligations on terms reasonably satisfactory to Administrative Agent.

“Subordination Agreement” means that certain Subordination Agreement, dated as of November 25, 2008, by and among, Administrative Agent, ABL Agent and Mezzanine Lender, as amended by that certain Amendment No. 1 to Subordination Agreement, dated as of May 7, 2010.

“Subsidiary”, with respect to any Person, means any corporation, partnership, trust, limited liability company, association, Joint Venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the Governing Body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Subsidiary Guarantor” has the meaning assigned to that term in the introduction to this Agreement.

“Subsidiary Guaranty” means the Subsidiary Guaranty executed and delivered by existing Domestic Subsidiaries of Parent (other than Company) on November 25, 2008 and executed and delivered by additional Domestic Subsidiaries of Parent from time to time thereafter in accordance with Section 5.9.

“Supplemental Collateral Agent” has the meaning assigned to that term in Section 8.1(b).

“Tax” or “Taxes” means any present or future tax, levy, impost, duty, fee, assessment, deduction, withholding or other charge of any nature and whatever called, imposed by a Government Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities with respect thereto.

“Transaction Costs” means all fees, costs, expenses, premiums, termination payments, prepayment penalties incurred or paid by any Loan Party on or before the Second Restatement Date in connection with the Transactions, including any fees referred to in Section 2.3 payable to Administrative Agent or Lenders on or before the Second Restatement Date and fees or original issue discount in connection with the Funding Requirements; provided that Transaction Costs on or before the Second Restatement Date shall not exceed $5,000,000 in the aggregate.

“Transaction Documents” means, collectively, the Loan Documents and the Related Agreements.

“Transactions” means, collectively, (i) the execution and delivery of any amended or amended and restated Loan Documents and the borrowing of the Loans on the Second Restatement Date, (ii) the repayment in full of all amounts outstanding or becoming due under the Mezzanine Note Agreement and the termination of such agreement and the Subordination Agreement, (iii) the execution and delivery of any amended or amended and restated ABL Loan Documents, and (iv) the payment of a cash dividend of no more than $25,000,000 from Company to Parent and Parent to Hourglass Holdings, LLC.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“USA Patriot Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Unasserted Obligations” means, at any time, Obligations for Taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for the principal of and interest on, and fees relating to, any Indebtedness) in respect of which no claim or demand for payment has been made (or, in the case of Obligations for indemnification, no notice for indemnification has been issued by the Indemnitee) at such time.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“Voting Securities” means, with respect to any Person, the Capital Stock of such Person of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Governing Body (or Persons performing similar functions) of such Person.

Section 1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement

Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (b), (c) and (j) of Section 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize GAAP as in effect on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in Section 4.3. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Company, Administrative Agent or Requisite Lenders shall so request, Administrative Agent and Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and Company shall provide to Administrative Agent and Lenders reconciliation statements provided for in Section 5.1(e).

Section 1.3 Other Definitional Provisions and Rules of Construction

(a)	Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

(b)

References to “Sections” and “Sections” shall be to Sections and Sections, respectively, of this Agreement unless otherwise specifically provided. Section and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

(c)

The use in any of the Loan Documents of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

(d)

Unless otherwise expressly provided herein, references to Organizational Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto.

(e)

Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Loan Party, such words are intended to signify that such Loan Party has actual knowledge or awareness of a particular fact or circumstance or that such Loan Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

Section 1.4 No Novation

It is the intent of the parties hereto that this Agreement does not constitute a novation of rights, obligations and liabilities of the respective parties existing under the First Amended and Restated Credit Agreement or evidence payment of all or any of such obligations and liabilities and such rights, obligations and liabilities shall continue and remain outstanding, and that this Agreement amends and restates in its entirety the First Amended and Restated Credit Agreement.

ARTICLE II

AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

Section 2.1 Commitments; Making of Loans; the Register; Optional Notes

(a)

Commitments Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender severally agrees to lend to Company (including, as applicable, to continue its outstanding First Restatement Loans) on the Second Restatement Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Commitments to be used for the purposes identified in Section 2.5(a) and funded and continued in accordance with the Funds Flow Memorandum. The amount of each Lender’s Commitment shall be set forth opposite its name on a schedule held by Administrative Agent and the aggregate amount of the Commitments is $260,000,000; provided that the amount of the Commitment of each Lender shall be adjusted to give effect to any assignment of such Commitment pursuant to Section 9.1(b). Company may make only one borrowing under the Commitments. For the avoidance of doubt, such borrowing made by Company pursuant to this Section 2.1(a) shall be deemed to include the Loans made by the Lenders on the Second Restatement Date as requested pursuant to the Notice of Borrowing dated on or about the Second Restatement Date and the outstanding First Restatement Loans under the First Amended and Restated Credit Agreement and continued hereunder and such borrowing shall be deemed to be made on the Second Restatement Date on the same terms and conditions as the Loans requested pursuant to the Notice of Borrowing delivered on or about the Second Restatement Date. Amounts borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed.

(b)	Borrowing Mechanics

(i)

Borrowing Notices and Amounts The Loans shall be made on the Second Restatement Date in an aggregate minimum amount of $500,000 and multiples of $100,000 in excess of that amount. Company shall deliver to Administrative Agent a duly executed Notice of Borrowing no later than 12:00 Noon (New York City time) at least three Business Days in advance of the Second Restatement Date (in the case of a LIBOR Loan) or at least one Business Day in advance of the Second Restatement Date (in the case of a Base Rate Loan). Loans may be continued as or converted into Base Rate Loans and LIBOR Loans in the manner provided in Section 2.2(d). In lieu of delivering a Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time for the proposed borrowing under this Section 2.1(b); provided that such notice shall be promptly confirmed in writing by delivery of a duly executed Notice of Borrowing to Administrative Agent before the Second Restatement Date.

(ii)

Telephonic Notice Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by an Officer or other Person authorized to borrow on behalf of Company or for otherwise acting in good faith under this Section 2.1(b) or under Section 2.2(d), and upon funding of Loans by Lenders, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans pursuant to Section 2.2(d), in each case in accordance with this Agreement, pursuant to any such telephonic notice Company shall have effected Loans or a conversion or continuation thereof, as the case may be, hereunder.

(iii)

Certification by Company Company shall notify Administrative Agent prior to the Second Restatement Date in the event that any of the matters to which Company is required to certify in the Notice of Borrowing is no longer true and correct as of the Second Restatement Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company as of the Second Restatement Date, as to the matters to which Company is required to certify in the Notice of Borrowing.

(iv)

Notice Irrevocable Except as otherwise provided in Section 2.6(b), 2.6(c) and 2.6(g), a Notice of Borrowing for, or a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing or to effect a conversion or continuation in accordance therewith.

(c)

Disbursement of Funds All Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that neither Administrative Agent nor any Lender shall be responsible for any default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder nor shall the amount of the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to Section 2.1(b) (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent not later than 12:00 Noon (New York City time) on the Second Restatement Date, in each case in same day funds in Dollars, at the Funding and Payment Office in accordance with the Funds Flow Memorandum.

Unless Administrative Agent shall have been notified by any Lender prior to the Second Restatement Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on the Second Restatement Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on the Second Restatement Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on the Second Restatement Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall promptly notify Company and shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the Second Restatement Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from the Second Restatement Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this Section 2.1(c) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

(d)

The Register Administrative Agent, acting for these purposes solely as an agent of Company (it being acknowledged that Administrative Agent, in such capacity, and its officers, directors, employees, agent and Affiliates shall constitute Indemnitees under Section 9.3), shall maintain (and make available for inspection by Company and Lenders (solely as it relates to such Lender’s Commitments) upon reasonable prior notice at reasonable times) at its address referred to in Section 9.8 a register for the recordation of, and shall record, the names and addresses of Lenders and the respective amounts of the Commitment and Loan of each Lender from time to time (the “Register”). Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof; all amounts owed with respect to any Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof; and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans. Each Lender shall record on its internal records the amount of its Loans and Commitments and each payment in respect hereof, and any such recordation shall be conclusive and binding on Company, absent manifest error, subject to the entries in the Register, which shall, absent manifest error, govern in the event of any inconsistency with any Lender’s records. Failure to make any recordation in the Register or in any Lender’s records, or any error in such recordation, shall not affect any Loans or Commitments or any Obligations in respect of any Loans.

(e)

Optional Notes If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Second Restatement Date or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 9.1) on the Second Restatement Date (or, if such notice is delivered after the date that is two Business Days prior to the Second Restatement Date, promptly after Company’s receipt of such notice) a promissory note to evidence such Lender’s Loan, substantially in the form of Exhibit III annexed hereto, with appropriate insertions.

Section 2.2 Interest on the Loans

(a)

Rate of Interest Subject to the provisions of Sections 2.6 and 2.7, the Loans shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or LIBOR. Subject to Sections 2.10 and 2.11, the applicable basis for determining the rate of interest with respect to the Loans shall be selected by Company initially at the time a Notice of Borrowing is given pursuant to Section 2.1(b) (subject to the basis for determining the interest rate with respect to the Loans being changed from time to time pursuant to Section 2.2(d)). If on any day notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day the Loans shall bear interest determined by reference to the Base Rate.

(i)	Loans Subject to the provisions of Sections 2.2(d), 2.2(e), 2.2(g), 2.7, 2.10 and 2.11, the Loans shall bear interest through maturity as follows:

(A)	if a Base Rate Loan, then at the sum of the Base Rate plus 2.75% per annum; or

(B)	if a LIBOR Loan, then at the sum of Adjusted LIBOR plus 3.75% per annum.

(b)

Interest Periods In connection with each LIBOR Loan, Company may, pursuant to the Notice of Borrowing or a Notice of Conversion/Continuation, as the case may be, select an interest period (each an “Interest Period”) to be applicable to such Loan, which Interest Period shall be, at Company’s option, a one, two, three or six month, or, if available to all the Lenders, nine or twelve month, period; provided that:

(i)

the initial Interest Period for any LIBOR Loan shall commence on the Second Restatement Date, in the case of a Loan initially made as a LIBOR Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a LIBOR Loan;

(ii)

in the case of immediately successive Interest Periods applicable to a LIBOR Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

(iii)

if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(iv)

any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this Section 2.2(b), end on the last Business Day of a calendar month;

(v)	no Interest Period with respect to any portion of the Loans shall extend beyond the Maturity Date;

(vi)

no Interest Period with respect to any Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of the Loans, unless the sum of (a) the aggregate principal amount of the Loans that are Base Rate Loans plus (b) the aggregate principal amount of the Loans that are LIBOR Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Loans on such date;

(vii)	there shall be no more than ten Interest Periods outstanding at any time;

(viii)

in the event Company fails to specify an Interest Period for any LIBOR Loan in the Notice of Borrowing or a Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month; and

(ix)	no new Interest Period may be selected whilst any Event of Default has occurred and is continuing.

(c)

Interest Payments Subject to the provisions of Section 2.2(e), interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

(d)	Conversion or Continuation

(i)

Minimum Amount Subject to the provisions of Section 2.6, Company shall have the option (i) to convert at any time all or any part of the outstanding Loans equal to $500,000 and multiples of $100,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a LIBOR Loan, to continue all or any portion of such Loan equal to $500,000 and multiples of $100,000 in excess of that amount as a LIBOR Loan; provided, however, that a LIBOR Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

(ii)

Conversion/Continuation Notice Company shall deliver a duly executed Notice of Conversion/Continuation to Administrative Agent no later than 10:00 AM (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and no later than 12:00 Noon (New York City time) at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Loan). In lieu of delivering a Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this Section 2.2(d); provided that such notice shall be promptly confirmed in writing by delivery of a duly executed Notice of Conversion/Continuation to Administrative Agent before the proposed conversion/continuation date. Administrative Agent shall notify each Lender of any Notice of Conversion/Continuation.

(e)

Default Rate Upon the occurrence and continuance of an Event of Default of the type set forth in Section 7.1, 7.6 or 7.7, the aggregate outstanding principal amount of all Loans, any interest payments thereon then due and payable and any fees and other amounts then due and payable shall thereafter bear interest (including post-petition interest in any Proceeding under the Bankruptcy Code or other applicable bankruptcy laws) at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans) and shall be payable on demand by Administrative Agent; provided that, in the case of LIBOR Loans upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Loans shall become Base Rate Loans and such Loans shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.2(e) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

(f)

Computation of Interest Interest on the Loans shall be computed (i) in the case of Base Rate Loans calculated using the Prime Rate, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of LIBOR Loans and Base Rate Loans calculated using the Federal Funds Effective Rate, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Loan, the date of conversion of such LIBOR Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Loan, the date of conversion of such Base Rate Loan to such LIBOR Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(g)

Maximum Rate Notwithstanding the foregoing provisions of this Section 2.2, in no event shall the rate of interest payable by Company with respect to any Loan exceed the maximum rate of interest permitted to be charged under applicable law.

Section 2.3 Fees

Company agrees to pay to Administrative Agent such fees in the amounts and at the times separately agreed upon between Company and Administrative Agent.

Section 2.4 Repayments, Prepayments; General Provisions Regarding Payments; Application of Proceeds of Collateral and Payments Under Guaranties

(a)	Scheduled Payments of Loans Company shall make principal payments on the Loans in installments on the dates and in the amounts set forth below (such amounts being expressed as a percentage of the original principal amount of the Loans):

Date	Amount
September 30, 2011	0.25%
December 31, 2011	0.25%
March 31, 2012	0.25%
June 30, 2012	0.25%
September 30, 2012	0.25%
December 31, 2012	0.25%
March 31, 2013	0.25%
June 30, 2013	0.25%
September 30, 2013	0.25%
December 31, 2013	0.25%
March 31, 2014	0.25%
June 30, 2014	0.25%
September 30, 2014	0.25%
December 31, 2014	0.25%
March 31, 2015	0.25%
June 30, 2015	0.25%
September 30, 2015	0.25%
December 31, 2015	0.25%
March 31, 2016	0.25%
June 30, 2016	0.25%
September 30, 2016	23.75%
December 31, 2016	23.75%
March 31, 2017	23.75%
Maturity Date	23.75%

provided that the scheduled installments of principal of the Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Loans in accordance with Section 2.4(b)(iii); and provided, further that, the Loans and all other amounts owed hereunder with respect to the Loans shall be paid in full no later than the Maturity Date, and the final installment payable by Company in respect of the Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Loans.

(b)	Prepayments

(i)

Voluntary Prepayments Company may, upon not less than one Business Day’s prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days’ (except that in connection with the repayment in full of the Loans, only one Business Day’s notice shall be required) prior written or telephonic notice, in the case of LIBOR Loans, in each case given to Administrative Agent by 3:00 P.M. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent, who will promptly notify each Lender of such prepayment, at any time and from time to time prepay the Loans on any Business Day in whole or in part without premium or penalty in an aggregate minimum amount of $500,000 and multiples of $100,000 in excess of that amount; provided that, in any event, any prepayment of a LIBOR Loan on any date other than the expiration date of the Interest Period applicable thereto shall be subject to the requirements of Section 2.6(d). Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.4(b)(iii)(A).

(ii)

Mandatory Prepayments The Loans shall be prepaid in the amounts and under the circumstances set forth below (except in each case to the extent a different application of the relevant amounts is set forth in the Intercreditor Agreement), all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in Section 2.4(b)(iii)(B) and Section 2.4(d):

(A)

Prepayments from Net Asset Sale Proceeds Subject to Section 6.7(d) and the Intercreditor Agreement, no later than the third Business Day following the date of receipt by Parent, Company or any Subsidiary Guarantor of any Net Asset Sale Proceeds in respect of any Asset Sale, Company shall either (1) subject to subsection (2) below, prepay the Loans in an aggregate amount equal to such Net Asset Sale Proceeds or (2), so long as no Event of Default shall have occurred and be continuing, deliver to Administrative Agent an Officer’s Certificate setting forth (x) that portion of such Net Asset Sale Proceeds that Company or such Subsidiary intends to reinvest in assets of the general type used in the business of Company and its Subsidiaries within 270 days of such date of receipt and (y) the proposed use of such portion of the Net Asset Sale Proceeds; and such other information with respect to such reinvestment as Administrative Agent may reasonably request, and Company shall, or shall cause one or more of its Subsidiaries to apply such portion to such reinvestment purposes within such 270 day period. In addition, Company shall, no later than 270 days after receipt of such Net Asset Sale Proceeds that have not theretofore been applied to the Obligations or that have not been so reinvested as provided above, make an additional prepayment of the Loans in the full amount of all such unapplied and un-reinvested Net Asset Sale Proceeds unless on or prior to such date Company has entered into a committed written agreement for the application or reinvestment of such Net Asset Sale Proceeds. Company shall, within 90 days after the end of such 270 day period, make an additional prepayment of the Loans in the full amount of any such Net Asset Sale Proceeds that have not been applied or reinvested within such 90 day period.

(B)

Prepayments from Net Insurance/Condemnation Proceeds. Subject to the provisions of Section 5.4(c) and the Intercreditor Agreement, no later than the third Business Day following the date of receipt by Administrative Agent or any Loan Party of any Net Insurance/Condemnation Proceeds, Company shall either (1) subject to subsection (2) below, prepay the Loans in an aggregate amount equal to such Net Insurance/Condemnation Proceeds or (2), so long as no Event of Default shall have occurred and be continuing, deliver to Administrative Agent an Officer’s Certificate setting forth (x) that portion of such Net Insurance/Condemnation Proceeds that Company or such Subsidiary intends to reinvest in assets of the general type used in the business of Company and its Subsidiaries within 270 days of such date of receipt and (y) the proposed use of such portion of the Net Insurance/Condemnation Proceeds; and such other information with respect to such reinvestment as Administrative Agent may reasonably request, and Company shall, or shall cause one or more of its Subsidiaries to, apply such portion to such reinvestment purposes within such 270 day period. In addition, Company shall, no later than 270 days after receipt of such Net Insurance/Condemnation Proceeds that have not theretofore been applied to the Obligations or that have not been so reinvested as provided above, make an additional prepayment of the Loans in the full amount of all such unapplied and un-reinvested Net Insurance/Condemnation Proceeds unless on or prior to such date Company has entered into a committed written agreement for the application or reinvestment of such Net Insurance/Condemnation Proceeds. Company shall, within 90 days after the end of such 270 day period, make an additional prepayment of the Loans in the full amount of any such Net Insurance/Condemnation Proceeds that have not been applied or reinvested within such 90 day period.

(C)	Prepayments due to Equity Cure On the date of receipt of any Specified Equity Contribution, Company shall prepay the Loans in an aggregate amount equal to such Specified Equity Contribution.

(D)

Prepayments due to Issuance of Indebtedness On the date of receipt of the Net Securities Proceeds from the issuance of any Indebtedness of Parent, Company or of any Subsidiary of Company after the Second Restatement Date, other than Indebtedness permitted pursuant to Section 6.1, Company shall prepay the Loans in an aggregate amount equal to such Net Securities Proceeds.

(E)

Prepayments from Consolidated Excess Cash Flow In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year 2012), Company shall, within 3 Business Days following the delivery of the financial statements described in Section 5.1(c) with respect to such Fiscal Year, prepay the Loans in an aggregate amount equal to 50% (the “Consolidated

Excess Cash Flow Percentage”) of such Consolidated Excess Cash Flow for such Fiscal Year; provided that if the Consolidated Leverage Ratio as of the last day of such Fiscal Year (commencing with Fiscal Year 2012) was less than 2.75:1.00 (as certified and demonstrated in reasonable detail in a Compliance Certificate delivered to Administrative Agent with the annual financial statements for such Fiscal Year in accordance with Section 5.1(d)), then the Consolidated Excess Cash Flow Percentage for such Fiscal Year shall be reduced to 25%.

(F)

Calculations of Net Proceeds Amounts; Additional Prepayments Based on Subsequent Calculations Concurrently with any prepayment of the Loans pursuant to Sections 2.4(b)(ii)(A)-(E), Company shall deliver to Administrative Agent an Officer’s Certificate demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, Specified Equity Contribution, Net Securities Proceeds, or Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that the actual amount was greater than the amount set forth in such Officer’s Certificate, Company shall promptly make an additional prepayment of the Loans in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officer’s Certificate demonstrating the derivation of the additional amount resulting in such excess; provided that, any failure to make a prepayment resulting from a mistake in calculation that is corrected pursuant to this Section 2.4(b)(ii)(F) shall not constitute an Event of Default or Potential Event of Default under Section 7.1(a).

(iii)	Application of Prepayments.

(A)

Application of Voluntary Prepayments by Type of Loans and Order of Maturity Any voluntary prepayment of the Loans pursuant to Section 2.4(b)(i) shall be applied pro rata among the Loans and shall be applied to reduce the remaining scheduled installments thereof on a pro rata basis.

(B)

Application of Mandatory Prepayments of Loans and the Scheduled Installments of Principal Thereof Except as provided in Section 2.4(d), any mandatory prepayment of the Loans pursuant to Section 2.4(b)(ii) shall be applied to prepay the Loans on a pro rata basis and shall be applied to reduce the remaining scheduled installments thereof on a pro rata basis.

(C)

Application of Prepayments to Base Rate Loans and LIBOR Loans Any prepayment of Loans shall be applied to Base Rate Loans to the full extent thereof before application to LIBOR Loans, in each case in a manner that minimizes the amount of any payments required to be made by Company pursuant to Section 2.6(d); provided that, in any event, any prepayment of a LIBOR Loan on any date other than the expiration date at the Interest Period applicable thereto shall be subject to the requirements of Section 2.6(d).

(D)

Application of Prepayments to LIBOR Loans If the application of any payment made in accordance with the provisions of Section 2.4(b)(i) or Section 2.4(b)(ii) would result in termination of a LIBOR Loan prior to the last day of the Interest Period for such LIBOR Loan, Company may elect to have the amount of such prepayment not applied to such LIBOR Loan, but held by Administrative Agent in the Collateral Account, in each case to be applied as such amount would otherwise have been applied under this Section 2.4(b)(iii) as of the last day of the relevant Interest Period; provided that any interest earned on such amount shall be paid to Company (or as otherwise directed by Company) on the last day of the relevant Interest Period if no Event of Default has occurred and is then continuing. Notwithstanding the foregoing payment to the Collateral Account, the related LIBOR Loan shall remain outstanding for all purposes of this Agreement, including, without limitation, the accrual of interest and fees and the calculation of the Consolidated Leverage Ratio, until such time as such LIBOR Loan has been paid in full or converted or continued in accordance with the terms hereof.

(iv)

Acquisition of Loans by a Loan Party Notwithstanding anything to the contrary contained in this Section 2.4 or any other provision of this Agreement, so long as no Potential Event of Default or Event of Default has occurred and is continuing, and Requisite Lenders have given prior written consent, Golden Gate, Parent, Company or any Affiliate thereof may repurchase outstanding Loans pursuant to this Section 2.4(b)(iv) on the following basis:

(A)

Golden Gate, Parent, Company or any Affiliate thereof (the “Purchaser”) may make one or more offers (each, a “Loan Repurchase Offer”) to repurchase all or any portion of the Loans (such Loans, the “Repurchase Offer Loans”) of Lenders pursuant to an open pro rata tender process; provided that:

(i)	the Purchaser delivers a notice of such Loan Repurchase Offer to Administrative Agent and all Lenders no later than 12:00 Noon (New York City time) at least five Business Days in advance of a proposed consummation date of such Loan Repurchase Offer indicating (1) the last date on which such Loan Repurchase Offer may be accepted, (2) the maximum dollar amount of such Loan Repurchase Offer, (3) the repurchase price per dollar of principal amount of such Repurchase Offer Loans at which such Purchaser is willing to repurchase such Repurchase Offer Loans and (4) the instructions with respect to the Loan Repurchase Offer that a Lender must follow in order to have its Repurchase Offer Loans repurchased;

(ii)	a Lender who elects to participate in the Loan Repurchase Offer may choose to sell all or part of such Lender’s Repurchase Offer Loans; and

(iii)	such Loan Repurchase Offer shall be made to Lenders holding the Repurchase Offer Loans on a pro rata basis in accordance with the respective principal amount then held by such Lenders; provided, further, that, if any Lender elects not to participate in the Loan Repurchase Offer, either in whole or in part, the amount of such Lender’s Repurchase Offer Loans not being tendered shall be excluded in calculating the pro rata amount applicable to the balance of such Repurchase Offer Loans;

(B)	Such repurchases shall not constitute a voluntary prepayment pursuant to Section 2.4 and such repurchases shall not be subject to the provisions of Section 9.5.

(C)

With respect to all repurchases made by Parent, Company or Subsidiary thereof such Repurchase Offer Loans shall be retired and cancelled immediately upon the repurchase thereof and all principal and accrued and unpaid interest on the Loans so repurchased shall be deemed to have been paid for all purposes and no longer outstanding (and may not be resold by Parent, Company or such Subsidiary), for all purposes of this Agreement and all other Loan Documents;

(D)

With respect to all repurchases made by Golden Gate and its Affiliates, (1) such Purchaser shall not have voting or other information rights under this Agreement, other than solely with respect to those matters requiring the consent of all Lenders (and any Loans held by Golden Gate or its Affiliates shall not be included in the calculation of the required voting percentages) and (2) the aggregate principal amount of Loans held by Golden Gate and its Affiliates shall not at any time exceed 10% of the aggregate Loans and Commitments; and

(E)

Following repurchase by a Purchaser, Company will promptly advise Administrative Agent of the total amount of Repurchase Offer Loans that were repurchased from each Lender who elected to participate in the Loan Repurchase Offer.

(c)	General Provisions Regarding Payments

(i)

Manner and Time of Payment All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

(ii)

Application of Payments to Principal and Interest Except as provided in Section 2.2(c), all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

(iii)

Apportionment of Payments Aggregate payments of principal and interest shall be apportioned among all outstanding Loans proportionately to Lenders’ respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at the account specified in the payment instructions delivered to Administrative Agent by such Lender, its Pro Rata Share of all such payments received by Administrative Agent when received by Administrative Agent pursuant to Section 2.3. Notwithstanding the foregoing provisions of this Section 2.4(c)(iii), if, pursuant to the provisions of Section 2.6(c), any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Loans, Administrative Agent shall give effect thereto in apportioning interest payments received thereafter.

(iv)

Payments on Business Days Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

(d)

Application of Proceeds of Collateral and Payments after Event of Default Upon the occurrence and during the continuation of an Event of Default, if requested by Requisite Lenders, or upon acceleration of the Obligations pursuant to ARTICLE VII, (a) all payments received by Administrative Agent, whether from Company, Parent or any Subsidiary Guarantor or otherwise and (b) all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document shall, subject to the terms of the Intercreditor Agreement, be applied in full or in part by Administrative Agent, in each case in the following order of priority:

(i)

to the payment of all costs and expenses of such sale, collection or other realization, all other expenses, liabilities and advances made or incurred by Agents in connection therewith, and all amounts for which Agents are entitled to compensation (including the fees described in Section 2.3), reimbursement and indemnification under any Loan Document and all advances made by Agents thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Agents in connection with the Loan Documents, all in accordance with Sections 8.4, 9.2 and 9.3 and the other terms of this Agreement and the Loan Documents;

(ii)

thereafter, to the payment of all other Obligations and obligations of Loan Parties under any Hedge Agreement between a Loan Party and a Hedge Agreement Counterparty, to the extent then due and owing for the ratable benefit of the holders thereof (subject to the provisions of Section 2.4(c)(ii) hereof); and

(iii)	thereafter, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Section 2.5 Use of Proceeds

(a)

Loans The proceeds of the Loans shall be applied by Company to fund the Funding Requirements. The proceeds of any Incremental Term Loans shall be applied by Company to fund Permitted Acquisitions and the opening, development or expansion of sand processing and mining facilities and to pay fees and expenses incurred in connection therewith.

(b)

Margin Regulations No portion of the proceeds of any borrowing under this Agreement shall be used by Parent or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

Section 2.6 Special Provisions Governing LIBOR Loans

Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Loans as to the matters covered:

(a)

Determination of Applicable Interest Rate On each Interest Rate Determination Date, Administrative Agent shall determine in accordance with the terms of this Agreement (which determination shall, absent manifest error, be conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

(b)

Inability to Determine Applicable Interest Rate In the event that Administrative Agent shall have determined (which determination shall be conclusive and binding upon all parties hereto), on any Interest Rate Determination Date that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of LIBOR, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be converted to LIBOR Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be for a Base Rate Loan.

(c)

Illegality or Impracticability of LIBOR Loans In the event that on any date any Lender shall have determined (which determination shall be conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the maintaining or continuation of its LIBOR Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination. Administrative Agent shall promptly notify each other Lender of the receipt of such notice. Thereafter (a) the obligation of the Affected Lender to convert Loans to LIBOR Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a LIBOR Loan then being requested by Company pursuant to a Notice of Conversion/Continuation, the Affected Lender shall convert such Loan to a Base Rate Loan, (c) the Affected Lender’s obligation to maintain its outstanding LIBOR Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Loan then being requested by Company pursuant to a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of Section 2.6(d), to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above. Administrative Agent shall promptly notify each other Lender of the receipt of such notice. Except as provided in the immediately preceding sentence, nothing in this Section 2.6(c) shall affect the obligation of any Lender other than an Affected Lender to maintain Loans as, or to convert Loans to, LIBOR Loans in accordance with the terms of this Agreement.

(d)

Compensation For Breakage or Non-Commencement of Interest Periods Company shall compensate each Lender, upon written request by that Lender pursuant to Section 2.8, for all reasonable documented losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its LIBOR Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request therefor, or a conversion to or continuation of any LIBOR Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request therefor, (ii) if any prepayment or other principal payment or any conversion of any of its LIBOR Loans (including any prepayment or conversion occasioned by the circumstances described in Section 2.6(c)) occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by Company or (iv) as a consequence of any other default by Company in the repayment of its LIBOR Loans when required by the terms of this Agreement.

(e)	Booking of LIBOR Loans Any Lender may make, carry or transfer LIBOR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

(f)

Assumptions Concerning Funding of LIBOR Loans Calculation of all amounts payable to a Lender under this Section 2.6 and under Section 2.7(a) shall be made as though that Lender had funded each of its LIBOR Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of LIBOR in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period, whether or not its LIBOR Loans had been funded in such manner.

(g)

LIBOR Loans After Default After the occurrence and during the continuation of a Potential Event of Default or an Event of Default, (i) Company may not elect to have a Loan be maintained as, or converted to, a LIBOR Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of Section 2.6(d), any Notice of Conversion/Continuation given by Company with respect to a requested conversion/continuation that has not yet occurred shall be deemed to be for a Base Rate Loan.

Section 2.7 Increased Costs; Taxes; Capital Adequacy

(a)

Compensation for Increased Costs Subject to the provisions of Section 2.7(b) (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Change in Law:

(i)

imposes, modifies or holds applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Loans that are reflected in the definition of LIBOR); or

(ii)	imposes any other condition (other than with respect to Taxes) on or affecting such Lender or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Loans or Commitments or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Lender with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in Section 2.8(a), such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender on an after tax basis for any such increased cost or reduction in amounts received or receivable hereunder. Company shall not be required to compensate a Lender pursuant to this Section 2.7(a) for any increased cost or reduction in respect of a period occurring more than six months prior to the date on which such Lender notifies Company of such Change in Law and such Lender’s intention to claim compensation therefor, except, if the Change in Law giving rise to such increased cost or reduction is retroactive, no such time limitation shall apply so long as such Lender requests compensation within six months from the date on which the applicable Government Authority informed such Lender of such Change in Law.

(b)	Taxes

(i)

Payments to Be Free and Clear Any and all payments by or on account of any obligation of Company under this Agreement and the other Loan Documents shall be made free and clear of, and without any deduction or withholding on account of, any Indemnified Taxes or Other Taxes.

(ii)

Grossing-up of Payments If Company or any other Person is required by law to make any deduction or withholding on account of any Indemnified Taxes or Other Taxes from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

(A)	Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

(B)	Company shall timely pay any such Indemnified Tax and Other Tax to the relevant Government Authority when such amount is due, in accordance with applicable law;

(C)

The sum payable by Company shall be increased to the extent necessary to ensure that, after making the required deductions (including deductions applicable to additional sums payable under this Section 2.7(b)(ii)), Administrative Agent or such Lender, as the case may be, receives a sum equal to the sum it would have received had no such deduction been required or made; and

(D)

As soon as practicable after any payment of Indemnified Tax or Other Tax which it is required by clause (B) above to pay, Company shall deliver to Administrative Agent the original or a certified copy of an official receipt or other document reasonably satisfactory to the other affected parties to evidence the payment and its remittance to the relevant Government Authority.

(iii)

Indemnification by Company Company shall indemnify Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes on or with respect to any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents or Other Taxes (including for the full amount of any Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.7(b)(iii)) paid by Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Government Authority. A certificate as to the amount of such payment or liability delivered to Company by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(iv)	Tax Status of Lenders Unless not legally entitled to do so:

(A)

any Lender, if requested by Company or Administrative Agent, shall deliver such forms or other documentation prescribed by applicable law or reasonably requested by Company or Administrative Agent as will enable Company or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements;

(B)

any Foreign Lender that is entitled to an exemption from or reduction of any Tax with respect to payments hereunder or under any other Loan Document shall deliver to Company and Administrative Agent, on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter, as may be necessary in the determination of Company or Administrative Agent, each in the reasonable exercise of its discretion), such properly completed and duly executed forms or other documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding;

(C)

without limiting the generality of the foregoing, in the event that Company is resident for Tax purposes in the United States, any Foreign Lender shall deliver to Company and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter, as may be necessary in the determination of Company or Administrative Agent, each in the reasonable exercise of its discretion), whichever of the following is applicable:

(1)	properly completed and duly executed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income Tax treaty to which the United States is a party,

(2)	properly completed and duly executed copies of Internal Revenue Service Form W-8ECI,

(3)	in the case of a Foreign Lender claiming the benefits of the exemption “portfolio interest” under Section 881(c) of the Internal Revenue Code, (A) a duly executed certificate to the effect that such Foreign Lender is not (i) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code) of Company or Parent or (iii) a controlled foreign corporation described in Section 881(c)(3)(C) of the Internal Revenue Code and (B) properly completed and duly executed copies of Internal Revenue Service Form W-8BEN, or

(4)	properly completed and duly executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in any Tax,

in each case together with such supplementary documentation as may be prescribed by applicable law to permit Company and Administrative Agent to determine the withholding or deduction required to be made, if any;

(D)

without limiting the generality of the foregoing, in the event that Company is resident for Tax purposes in the United States, any Foreign Lender that does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender) shall deliver to Administrative Agent and Company (in such number of copies as shall be requested by the recipient), on or prior to the date such Foreign Lender becomes a Lender, or on such later date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and from time to time thereafter, as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion):

(1)	duly executed and properly completed copies of the forms and statements required to be provided by such Foreign Lender under clause (C) of Section 2.7(b)(iv), to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account and may be entitled to an exemption from or a reduction of the applicable Tax, and

(2)	duly executed and properly completed copies of Internal Revenue Service Form W-8IMY (or any successor forms) properly completed and duly executed by such Foreign Lender, together with any information, if any, such Foreign Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code or the regulations thereunder, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender;

(E)

without limiting the generality of the foregoing, in the event that Company is resident for tax purposes in the United States, any Lender that is not a Foreign Lender and has not otherwise established to the reasonable satisfaction of Company and Administrative Agent that it is an exempt recipient (as defined in section 6049(b)(4) of the Internal Revenue Code and the United States Treasury Regulations thereunder) shall deliver to Company and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter as prescribed by applicable law or upon the request of Company or Administrative Agent), duly executed and properly completed copies of Internal Revenue Service Form W-9; and

(F)

without limiting the generality of the foregoing, each Lender hereby agrees, from time to time after the initial delivery by such Lender of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent and Company two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is entitled to an exemption from or reduction of any Tax with respect to payments to such Lender under the Loan Documents and, if applicable, that such Lender does not act for its own account with respect to any portion of such payment or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

(v)

Treatment of Certain Refunds. If Administrative Agent or the Lender determines in its sole discretion that it has received a refund of any Taxes or Other Taxes as to with it has been indemnified by Company or which respect to which Company has paid additional amounts pursuant to this Section 2.7(b), it shall pay to Company an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid by Company under this Section 2.7(b) with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of Administrative Agent or the Lender, as the case may be, and without interest (other than any interest paid by the relevant Government Authority with respect to such refund), provided that Company, reasonably promptly after request by Administrative Agent or the Lender, agrees to repay the amount paid over to Company (plus any penalties, interest or other charges imposed by the relevant Government Authority) to Administrative Agent or the Lender in the event Administrative Agent or the Lender is required to repay such refund to such Government Authority.

(c)

Capital Adequacy Adjustment If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such Change in Law (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in Section 2.8(a), Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after tax basis for such reduction. Company shall not be required to compensate a Lender pursuant to this Section 2.7(c) for any reduction in respect of a period occurring more than six months prior to the date on which such Lender notifies Company of such Change in Law and such Lender’s intention to claim compensation therefor, except, if the Change in Law giving rise to such reduction is retroactive, no such time limitation shall apply so long as such Lender requests compensation within six months from the date on which the applicable Government Authority informed such Lender of such Change in Law.

Section 2.8 Statement of Lenders; Obligation of Lenders to Mitigate

(a)

Statements Each Lender claiming compensation or reimbursement pursuant to Section 2.6(d), 2.7 or 2.8(b) shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such compensation or reimbursement, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b)

Mitigation Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans of such Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.7, it will use reasonable efforts to maintain the Loans of such Lender through another lending office of such Lender, if (i) as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.7 would be materially reduced and (ii) as determined by such Lender in its sole discretion, such action would not otherwise be disadvantageous to such Lender; provided that such Lender will not be obligated to utilize such other lending office pursuant to this Section 2.8(b) unless Company agrees to pay all reasonable incremental expenses incurred by such Lender as a result of utilizing such other lending office as described above.

Section 2.9 Replacement of a Lender

IF:

(a)	Company receives a statement of amounts due pursuant to Section 2.8(a) from a Lender;

(b)

a Lender (a “Non-Consenting Lender”) refuses to give timely consent to an amendment, modification or waiver of this Agreement that, pursuant to Section 9.6, requires consent of 100% of the Lenders or 100% of the Lenders with Obligations directly affected (and the consent of Requisite Lenders has been given with respect thereto); or

(c)	a Lender becomes an Affected Lender (any such Lender described in clauses (a) through (c), a “Subject Lender”);

THEN so long as (i) Company has obtained a commitment from another Lender or an Eligible Assignee to purchase at par the Subject Lender’s Loans and assume all other obligations of the Subject Lender hereunder, and (ii), if applicable, the Subject Lender is unwilling to withdraw the notice delivered to Company pursuant to Section 2.8 and/or is unwilling to remedy its default upon 10 days prior written notice to the Subject Lender and Administrative Agent, Company may require the Subject Lender to assign all of its Loans to such other Lender, Lenders, Eligible Assignee or Eligible Assignees pursuant to the provisions of Section 9.1(b); provided that, prior to or concurrently with such replacement:

(A)

the Subject Lender shall have received payment in full of all principal, interest, fees and other amounts (including all amounts under Section 2.6(d), 2.7 and/or 2.8(b) (if applicable)) accrued through such date of replacement, as purchase price, and a release from its obligations under the Loan Documents;

(B)	the processing fee required to be paid by Section 9.1(b)(i) shall have been paid to Administrative Agent;

(C)

all of the requirements for such assignment contained in Section 9.1(b), including, without limitation, the consent of Administrative Agent (if required) and the receipt by Administrative Agent of an executed Assignment Agreement executed by the assignee (Administrative Agent being hereby authorized to execute any Assignment Agreement on behalf of a Subject Lender relating to the assignment of Loans of such Subject Lender) and other supporting documents, have been fulfilled; and

(D)

in the event such Subject Lender is a Non-Consenting Lender, each assignee shall consent, at the time of such assignment, to each matter in respect of which such Subject Lender was a Non-Consenting Lender and Company also requires each other Subject Lender that is a Non-Consenting Lender to assign its Loans.

Section 2.10 Incremental Facility

(a)

Increased Term Loan Facility Company may by prior written notice to Administrative Agent elect to request the establishment of new term loan commitments (the “Incremental Term Loan Commitments”) for the purpose of funding Permitted Acquisitions, the opening of new sand processing and mining facilities and fees and expenses incurred in connection therewith; provided that the aggregate principal amount of the Incremental Term Loan Commitments shall not exceed $50,000,000 or be less than $500,000. Such notice shall specify (i) the date (the “Increased Amount Date”) on which Company proposes that the Incremental Term Loan Commitments shall be effective, which shall be a date not less than 5 Business Days after the date on which such notice is delivered to Administrative Agent, (ii) the proposed use of the proceeds of the Incremental Term Loans and (iii) the identity of each Lender or other Person that is an Eligible Assignee and acceptable to Administrative Agent (where such assignment shall be to any party other than a Lender, an Affiliate of a Lender or an Approved Fund of a Lender) (each, an “Incremental Lender”, and collectively “Incremental Lenders”) to whom Company proposes any portion of such Incremental Term Loan Commitments be allocated and the amounts of such allocations; provided that any Lender approached to provide all or a portion of the Incremental Term Loan Commitments may elect to agree or to decline, in its sole discretion, to provide an Incremental Term Loan Commitment. The Incremental Term Loan Commitments shall become effective, as of the Increased Amount Date; provided that (A) no Potential Event of Default or Event of Default shall have occurred and be continuing on the Increased Amount Date or would result from the consummation of the term loans contemplated to be made pursuant to and in accordance with the Incremental Term Loan Commitments (the “Incremental Term Loans”); (B) both before and after giving effect to the making of the Incremental Term Loans, each of the representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Increased Amount Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that if a representation and warranty is qualified as to materiality, the materiality qualifier set forth above shall be disregarded with respect to such representation and warranty for purposes of this condition; (C) the Incremental Term Loan Commitments shall be effected pursuant to one or more joinder agreements in form and substance reasonably satisfactory to Administrative Agent (a “Joinder Agreement”) executed and delivered by Company, each other Loan Party, each Incremental Lender and Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 2.7(b)(iv); (D) Company shall make any payments required pursuant to Section 2.7(b)(iv) in connection with the Incremental Term Loan Commitments; and (E) Company shall deliver or cause to be delivered any lien searches, tax affidavits, legal opinions or other documents reasonably requested by Administrative Agent in connection with any such transaction.

(b)

Funding of Incremental Term Loans On the Increased Amount Date, subject to the satisfaction of the foregoing terms and conditions, (i) each Incremental Lender shall make a Incremental Term Loan to Company in an amount equal to its Incremental Term Loan Commitment no later than 12:00 Noon (New York City time) and (ii) each Incremental Lender shall become a Lender hereunder with respect to the Incremental Term Loan Commitment and the Incremental Term Loans made pursuant thereto.

(c)

Notice to Lenders Administrative Agent shall notify the Lenders promptly upon receipt of Company’s notice of an Increased Amount Date and in respect thereof the Incremental Term Loan Commitments and the Incremental Lenders.

(d)

Other Terms The terms and provisions of the Incremental Term Loans and Incremental Term Loan Commitments shall be, except as otherwise set forth herein or in the Joinder Agreement, identical to the Loans and shall be treated as Loans for all purposes hereunder and the other Loan Documents. In any event (i) the Weighted Average Life to Maturity of all Incremental Term Loans shall be no shorter than the Weighted Average Life to Maturity of the Loans (without giving effect to any prepayment of the Incremental Term Loans and provided that such prepayments shall be on terms no more favorable to Lenders on a pro rata basis than the Loans), (ii) the maturity date for the Incremental Term Loans shall be no shorter than the Maturity Date and (iii) the rate of interest applicable to the Incremental Term Loans shall be determined by Company and the applicable Incremental Lenders and shall be set forth in each applicable Joinder Agreement; provided, however, that in the event that interest rate margins for the Incremental Term Loans are higher than the corresponding interest rate margins for the existing Loans (on a yield basis excluding reasonable arrangement fees) then the interest rate margins for the existing Loans shall be increased to match the yield on the Incremental Term Loans. Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of Administrative Agent, to effect the provision of this Section 2.10.

(e)	Supersession This Section 2.10 shall supersede any provisions in Section 9.5 or Section 9.6 to the contrary.

Section 2.11 Extension

(a)

Extension Company may by prior written notice to Administrative Agent elect to request the extension of the final maturity of the Loans or the Incremental Term Loans. Company and any Lender or Incremental Term Lender, as the case may be (each, an “Extending Lender”) may agree to extend the maturity date and otherwise modify the terms of such Lender’s or Incremental Lender’s Loans or Incremental Term Loans, as the case may be (each such transaction, an “Extension”); provided that the aggregate principal amount of the Extension made at any one time under this Section 2.11 shall be not less than $20,000,000. Such notice shall specify (i) the date (the “Extension Effective Date”) on which Company proposes that the Extension shall be effective, which shall be a date not less than 5 Business Days after the date on which such notice is delivered to Administrative Agent and (ii) the proposed final maturity date of the extended Loans and/or Incremental Term Loans (the “Extension Loans”). The Extension shall become effective, as of the Extension Effective Date; provided that (A) Company shall have offered to all Lenders the opportunity to participate in such Extension on a pro rata basis with respect to the Loans and all Incremental Lenders the opportunity to participate in such Extension on a pro rata basis with respect to Incremental Term Loans and on the same terms and conditions to each such Lender or Incremental Lender, as the case may be, and any Lender or Incremental Lender, as the case may be, may elect to agree or to decline, in its sole discretion (B) no Potential Event of Default or Event of Default shall have occurred and be continuing on the Extension Effective Date; (C) both before and after giving effect to the Extension, each of the representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Extension Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that if a representation and warranty is qualified as to materiality, the materiality qualifier set forth above shall be disregarded with respect to such representation and warranty for purposes of this condition; (D) the Extensions shall be effected pursuant to one or more extension agreements in form and substance reasonably satisfactory to Administrative Agent (an “Extension Agreement”) executed and delivered by Company, each other Loan Party, each Extending Lender and Administrative Agent, and each of which shall be recorded in the Register; and (E) Company shall deliver or cause to be delivered documents reasonably requested by Administrative Agent in connection with any such transaction.

(b)	Notice to Lenders Administrative Agent shall notify the Lenders and Incremental Lenders promptly upon receipt of Company’s notice of any Extension.

(c)

Other Terms The terms and provisions of the Extension Loans shall be, except as otherwise set forth herein, identical to the Loans or Incremental Term Loans, as the case may be, being extended and the Extension Loans shall be treated as Loans or Incremental Term Loans, as the case may be, for all purposes hereunder and the other Loan Documents. In any event (i) the Weighted Average Life to Maturity of all Extension Loans shall be no shorter than the Weighted Average Life to Maturity of the existing Loans or Incremental Term Loans, as the case may be, being extended (without giving effect to any prepayment of the Extension Loans and provided that

(A) such prepayments shall be on terms no more favorable to Lenders or Incremental Lenders, as the case may be, on a pro rata basis than the Loans or Incremental Term Loans being extended, (B) the Extensions Loans may have mandatory prepayment terms which provide for the application of proceeds from mandatory prepayment events to be made first to prepay the Loans or the Incremental Term Loans, as the case may be, before applying any such proceeds to prepay such Extension Loans) and (C) all or any of the scheduled amortization payments of principal of the Extension Loans may be delayed to later dates than the scheduled amortization payments of principal of the Loans or Incremental Term Loans, as the case may be, to the extent provided in the applicable Extension Agreement, (ii) the rate of interest applicable to the Extension Loans shall be determined by Company and the applicable Extension Lenders and shall be set forth in each applicable Extension Agreement; provided, however, that in the event that interest rate margins for the Extension Loans are higher than the corresponding interest rate margins for the existing Loans being extended (on a yield basis excluding reasonable arrangement fees) then the interest rate margins for the existing Loans shall be increased to match the yield on the Extension Loans, (iii) the Extension Agreement may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Agreement (immediately prior to the establishment of such Extension Loans) and (iv) Extension Loans may have optional prepayment terms (including call protection and terms which allow Loans or Incremental Term Loans, as the case may be, to be optionally prepaid prior to the prepayment of such Extension Loans) as may be agreed by the Borrowers and the Lenders or Incremental Lenders thereof; provided that no Extension Loans may be optionally prepaid prior to the date on which all Loans or Incremental Term Loans, as the case may be, with an earlier final stated maturity are repaid in full, unless such optional prepayment is accompanied by a pro rata optional prepayment of such other Loans or Incremental Term Loans, as the case may be. Each Extension Agreement may, without the consent of any other Lenders (including Incremental Lenders), effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of Administrative Agent, to effect the provision of this Section 2.11. For the avoidance of doubt, references herein to Loans and Incremental Loans shall include any Replacement Loans with respect thereto.

(d)

Supersession, etc. This Section 2.11 shall supersede any requirements of any provision of this Agreement (including, without limitation, Sections 9.5 and 9.6) or any other Loan Document that may otherwise prohibit any Extension or any other transaction contemplated by this Section 2.11. The Administrative Agent and the Lenders (including Incremental Lenders) hereby consent to each Extension and the other transactions contemplated by this Section 2.11 (including, without limitation, Sections 9.5 and 9.6) payment of any interest or fees in respect of any Extension Loans, provided that such consent shall not be deemed to be an acceptance of the extension request. With respect to any Extension consummated by Company pursuant to this Section 2.11 such Extension shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement.

ARTICLE III

CONDITIONS TO AMENDMENT AND RESTATEMENT

The obligations of Lenders to enter into this Agreement and make and/or continue the Loans hereunder are subject to prior or concurrent satisfaction of the following conditions:

Section 3.1 Loan Party Documents

On or before the Second Restatement Date, Parent shall, and shall cause each other Loan Party to, deliver to Administrative Agent (with sufficient originally executed copies, where appropriate, for each Lender) the following with respect to Parent or such Loan Party, as the case may be, each, unless otherwise noted, dated the Second Restatement Date:

(a)

Copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar Officer of the applicable Loan Party, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar Taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Second Restatement Date;

(b)

Resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Second Restatement Date by the secretary or similar Officer of such Person as being in full force and effect without modification or amendment;

(c)	Signature and incumbency certificates of the Officers of such Person executing the Loan Documents to which it is a party;

(d)	Executed originals of the Loan Documents to which such Person is a party (including the Subsidiary Guaranty executed and delivered by each Subsidiary of Parent and Company); and

(e)	Such other documents as Administrative Agent may reasonably request.

Section 3.2 Fees

Company shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent and Lenders, the fees payable on the Second Restatement Date referred to in Section 2.3.

Section 3.3 Corporate and Capital Structure; Ownership

The corporate organizational structure, capital structure and ownership of Parent and its Subsidiaries shall be as set forth on Schedule 3.3 annexed hereto.

Section 3.4 Representations and Warranties

Parent shall have delivered to Administrative Agent an Officer’s Certificate, in form and substance reasonably satisfactory to Administrative Agent, to the effect that the representations and warranties in ARTICLE IV are true, correct and complete in all material respects on and as of the Second Restatement Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date), that each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Second Restatement Date except as otherwise disclosed to and agreed to in writing by Administrative Agent and that no Potential Event of Default or Event of Default has occurred and is continuing; provided that, if a representation and warranty, covenant or condition is qualified as to materiality, the applicable materiality qualifier set forth above shall be disregarded with respect to such representation and warranty, covenant or condition for purposes of this condition.

Section 3.5 Financial Statements; Pro Forma Balance Sheet

On or before the Second Restatement Date, Company shall have delivered to Administrative Agent on behalf of the Lenders (i) audited consolidated financial statements of Parent and its Subsidiaries for Fiscal Year 2010, consisting of consolidated balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Years, (ii) unaudited consolidated financial statements of Parent and its Subsidiaries as at March 31, 2011, consisting of a consolidated balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for the 3-month period ending on such date, all in reasonable detail and certified by the chief financial officer of Parent that they fairly present the financial condition of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, (iii) pro forma consolidated balance sheets of Parent and its Subsidiaries as at the Second Restatement Date, reflecting the consummation of the Transactions, and (iv) projected financial statements (including balance sheets and income and cash flow statements) of Parent and its Subsidiaries for the five-year period after the Second Restatement Date, including forecasted consolidated statements of income of Parent and its Subsidiaries on an annual basis for each Fiscal Year beginning with Fiscal Year 2012 and each Fiscal Year thereafter during such period, together with an explanation of the assumptions on which such forecasts are based.

Section 3.6 Opinions of Counsel to Loan Parties

Administrative Agent shall have received on behalf of the Secured Parties an originally executed copies of a favorable written opinion of Kirkland & Ellis LLP, counsel for Loan Parties, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Second Restatement Date and substantially in the form of Exhibit V annexed hereto (this Agreement constituting a written request by Parent to such counsel to deliver such opinions to Lenders).

Section 3.7 Solvency Assurances

On the Second Restatement Date, Administrative Agent shall have received an Officer’s Certificate of Parent substantially in the form of Exhibit VII annexed hereto dated the Second Restatement Date and certifying that, after giving effect to the consummation of the Transactions, the Loan Parties on a consolidated basis will be Solvent.

Section 3.8 Necessary Governmental Authorizations and Consents; Expiration of Waiting Periods, Etc.

Each such Governmental Authorization and consent shall be in full force and effect, except in a case where the failure to obtain or maintain a Governmental Authorization or consent, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof.

Section 3.9 Security Interests in Personal Property

Administrative Agent shall have received evidence reasonably satisfactory to it that each Loan Party shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and delivered all of the following filings and recordings that may be necessary or, in the reasonable opinion of Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected security interest in the entire personal property Collateral in accordance with the terms of the Collateral Documents and the Intercreditor Agreement. Such actions shall include the following:

(a)

Stock Certificates and Instruments Delivery to Administrative Agent of (A) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise in form and substance reasonably satisfactory to Administrative Agent) representing all Capital Stock pledged pursuant to the Pledge and Security Agreement and any Foreign Pledge Agreements (B) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner reasonably satisfactory to Administrative Agent) evidencing any Collateral;

(b)

Lien Searches and UCC Termination Statements Delivery to Administrative Agent of (A) the results of a recent search, by a Person reasonably satisfactory to Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search and (B) duly completed UCC termination statements, and authorization of the filing thereof from the applicable secured party, as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

(c)

UCC Financing Statements and Fixture Filings Delivery to Administrative Agent of duly completed UCC financing statements and, where appropriate, fixture filings with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the reasonable opinion of Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

(d)

Cover Sheets, Etc. Delivery to Administrative Agent of all cover sheets or other documents or instruments required to be filed with any IP Filing Office in order to create or perfect Liens in respect of any IP Collateral, together with releases duly executed (if necessary) of security interests by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective filings in any IP Filing Office in respect of any IP Collateral (other than any such filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement); and

(e)

Control Agreements Subject to the requirements of the ABL Loan Documents, delivery to Administrative Agent of such Control Agreements with financial institutions and other Persons in order to perfect Liens in respect of Deposit Accounts, Securities Accounts and other Collateral pursuant to the Collateral Documents.

Section 3.10 Second Restatement Date Mortgages; Second Restatement Date Mortgage Policies; Etc.

Administrative Agent shall have received from each Loan Party:

(a)

Second Restatement Date Mortgages Fully executed and notarized Mortgages or any amendments, amendment and restatements, supplements or modifications related thereto dated as of the Closing Date, First Restatement Date or Second Restatement Date, as applicable, as reasonably requested by Administrative Agent (each a “Second Restatement Date Mortgage” and, collectively, the “Second Restatement Date Mortgages”), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed on Schedule 3.10 annexed hereto (each a “Second Restatement Date Mortgaged Property” and, collectively, the “Second Restatement Date Mortgaged Properties”);

(b)

Opinions of Local Counsel An opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in each state in which a Second Restatement Date Mortgaged Property is located with respect to the enforceability of the Second Restatement Date Mortgages to be recorded in such state and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

(c)	[Reserved]

(d)

Title Insurance (A) ALTA mortgagee title insurance policies or unconditional commitments therefor (the “Second Restatement Date Mortgage Policies”) issued by the Title Company with respect to each of the Second Restatement Date Mortgaged Properties, in such amount as Administrative Agent reasonably determine to be the value of any particular Second Restatement Date Mortgaged Property, insuring fee simple title to, or a valid leasehold interest in, each such Second Restatement Date Mortgaged Property vested in such Loan Party and assuring Administrative Agent that the applicable Second Restatement Date Mortgages create valid and enforceable First Priority mortgage Liens on the respective Second Restatement Date Mortgaged Properties encumbered thereby which Second Restatement Date Mortgage Policies (1) shall include an endorsement for mechanics’ liens, for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (B) evidence reasonably satisfactory to Administrative Agent that such Loan Party has (x) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Second Restatement Date Mortgage Policies and (y) paid to the Title Company or to the appropriate Government Authorities all expenses and premiums of the Title Company in connection with the issuance of the Second Restatement Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Second Restatement Date Mortgages in the appropriate real estate records;

(e)

Title Reports With respect to each Second Restatement Date Mortgaged Property, a title report issued by the Title Company with respect thereto, dated no more than 30 days prior to Second Restatement Date and in form and substance reasonably satisfactory to Administrative Agent;

(f)

Copies of Documents Relating to Title Exceptions Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Second Restatement Date Mortgage Policies or in the title reports delivered pursuant to Section 3.10(e); and

(g)

Matters Relating to Flood Hazard Properties (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Second Restatement Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party’s written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System.

provided, that to the extent any document referred to in paragraphs (d) through (g) above is not provided on the Second Restatement Date after the Loan Parties’ use of commercially reasonable efforts to do so, the delivery of such document shall not constitute a condition precedent to the availability of the Commitments, but shall be required to be delivered within 90 days following the Second Restatement Date (or such other time period as reasonably agreed by Collateral Agent).

Section 3.11 Second Restatement Date Indebtedness

Administrative Agent shall have received an Officer’s Certificate from each Loan Party stating that following the Transactions, the Loan Parties shall not be obligors with respect to any Indebtedness or Contingent Obligations outstanding except for Permitted Indebtedness and Contingent Obligations permitted under Sections 6.1 and 6.4 respectively.

Section 3.12 Related Agreements in Full Force and Effect

On the Second Restatement Date, Parent shall have delivered to Administrative Agent an Officer’s Certificate regarding the Related Agreements in form and substance satisfactory to Administrative Agent.

Section 3.13 Certificate Regarding Consolidated Adjusted EBITDA and Consolidated Leverage Ratio

Administrative Agent shall have received a certificate of the chief financial officer of Parent dated as of the Second Restatement Date (i) attaching the financial statements of Parent and Company for the twelve-month period ending March 31, 2011 certifying that Consolidated Adjusted EBITDA as of the Second Restatement Date for the trailing twelve month period ending on March 31, 2011, on a Pro Forma Basis was not less than $70,000,000.

Section 3.14 [Reserved]

Section 3.15 ABL Loan Agreement and Intercreditor Agreement

Concurrently with the making of the Loans hereunder, the ABL Loan Agreement and the Intercreditor Agreement, each on terms and conditions reasonably satisfactory to Administrative Agent, shall be fully executed and delivered. No ABL Loans or other extensions of credit under the ABL Loan Agreement shall be outstanding as of the Second Restatement Date except for current hedging obligations and the letters of credit issued under the ABL Loan Agreement prior to the Second Restatement Date set forth on Schedule 1.1(b).

Section 3.16 Material Adverse Change

Since December 31, 2010, there shall have been no event, circumstance, occurrence or change which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.17 Required Documentation

Lenders shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

Section 3.18 Foreign Subsidiaries

Notwithstanding the other provisions of this ARTICLE III, (i) no Foreign Subsidiary shall be required to execute and deliver the Subsidiary Guaranty or the Pledge and Security Agreement, and (ii) no more than 65% of the total combined voting power of all classes of Capital Stock entitled to vote of a Foreign Subsidiary of a Loan Party shall be required to be pledged pursuant to the provisions of the Pledge and Security Agreement. For the avoidance of doubt, 100% of the Capital Stock not entitled to vote of a Foreign Subsidiary of a Loan Party may be required to be pledged pursuant to the provisions of the Pledge and Security Agreement and no Capital Stock of a Foreign Subsidiary that is not owned directly by a Loan Party shall be pledged pursuant to the provisions of the Pledge and Security Agreement.

Section 3.19 Completion of Proceedings

All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto, in each case to the extent described in this ARTICLE III, not previously found reasonably acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be reasonably satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

Section 3.20 Evidence of Transactions

Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to Administrative Agent, that (i) all amounts outstanding or becoming due under the Mezzanine Note Agreement have been repaid in accordance with the Funds Flow Memorandum, (ii) the Mezzanine Note Agreement and the Subordination Agreement have been terminated, and (iii) a dividend of $25,000,000 from Company to Parent to Hourglass Holdings, LLC has been paid in accordance with the Funds Flow Memorandum.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Agreement and to make the Loans, each Loan Party, jointly and severally, represents and warrants to each Lender on the Second Restatement Date:

Section 4.1 Organization, Powers, Qualification, Good Standing, Business and Subsidiaries

(a)

Organization and Powers Each Loan Party is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation as specified in Schedule 4.1 annexed hereto (to the extent such concept is applicable in the relevant jurisdiction). Each Loan Party has all requisite power and authority own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, to enter into the Transaction Documents to which it is a party and to carry out the Transactions.

(b)

Qualification and Good Standing Each Loan Party is qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of property or conduct of its business requires such qualification, except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect.

(c)

Conduct of Business Parent has no other assets other than (i) the Capital Stock of Company and/or the Intermediate Holding Companies, (ii) as permitted as a result of permitted holding company activity contemplated pursuant to Section 6.11 and (iii) any Sand Purchase Documents to which it is a party. Parent and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to Section 6.11.

(d)

Subsidiaries As of the Second Restatement Date, (i) all of the Subsidiaries of Parent and their jurisdictions of incorporation, organization or formation are identified in Schedule 4.1; (ii) the Capital Stock of each of Parent and its Subsidiaries identified in Schedule 4.1 is duly authorized, validly issued, fully paid and non-assessable and none of such Capital Stock constitutes Margin Stock and (iii)

Schedule 4.1 correctly sets forth the ownership interest of Parent and each of its Subsidiaries in each of the Subsidiaries of Parent identified therein. As of the Second Restatement Date, each of the Subsidiaries of Parent identified in Schedule 4.1 is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, organization or formation set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification (to the extent such concept is applicable in the relevant jurisdiction) necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority has not had and could not reasonably be expected to result in a Material Adverse Effect.

Section 4.2 Authorization of Transactions, etc.

(a)

Authorization of Transactions The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

(b)

No Conflict The execution, delivery and performance by each Loan Party of the Transaction Documents to which it is a party and the consummation of the Transactions do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such Loan Party or any of its Subsidiaries, the Organizational Documents of such Loan Party or any of its Subsidiaries or any order, judgment, decree or order of any court or other Government Authority binding on such Loan Party or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Loan Party or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Loan Party or any of its Subsidiaries (other than any Liens created or permitted under any of the Loan Documents), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of such Loan Party or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Second Restatement Date and, in each case, to the extent such violation, conflict, breach, default, Lien or failure to obtain such approval or consent could not reasonably be expected to result in a Material Adverse Effect.

(c)

Governmental Consents The execution, delivery and performance by each applicable Loan Party of the Transaction Documents to which it is a party and the consummation of the Transactions do not and will not require any Governmental Authorization except for (i) such approvals which have been obtained and are in full force and effect, (ii) filings in connection with the Liens created by or pursuant to the Loan Documents, and (iii) filings which customarily are required in connection with the exercise of remedies in respect of the Collateral.

(d)

Binding Obligation Each of the Transaction Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 4.3 Financial Condition

Company has heretofore delivered to Lenders, at Lenders’ request, the financial statements and information described in Section 3.5. All such statements other than pro forma financial statements were prepared in conformity with GAAP, except as otherwise expressly noted therein, and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes. Neither Parent nor any of its Subsidiaries has (and will not have following the funding of the Loans) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and that is material in relation to the consolidated business, operations, properties, assets or condition (financial or otherwise) of Company or any of its Subsidiaries other than (a) liabilities arising in the ordinary course of business since the date of such financial statements, (b) liabilities that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (c) liabilities disclosed on Schedule 4.3.

Section 4.4 No Material Adverse Change; No Restricted Junior Payments

Since December 31, 2010, no event, change, development, condition or circumstance has occurred which, individually or in the aggregate (with any other events, changes, developments, conditions or circumstances), has had or could reasonably be expected to have a Material Adverse Effect. On the Second Restatement Date, neither Parent, Company nor any of their respective Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by Section 6.5.

Section 4.5 Title to Properties; Liens; Real Property; Intellectual Property

(a)

Title to Properties; Liens Loan Parties have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in or rights to use (in the case of leasehold interests in or rights to use real or personal property) or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in Section 4.3 or in the most recent financial statements delivered pursuant to Section 5.1, in each case except for (i) such defects in title as could not reasonably be expected to result in a Material Adverse Effect, (ii) Permitted Encumbrances and the other Liens permitted pursuant to Section 6.2(a), and (iii) assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

(b)

Real Property As of the Second Restatement Date, Schedule 4.5(b) annexed hereto contains a true, accurate and complete list of (i) all fee interests in any Real Property Assets and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof), affecting each Material Leasehold Property, to which a Loan Party is the tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 4.5(b) annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect as of the Second Restatement Date and Company does not have knowledge as of the Second Restatement Date of any default by any Loan Party, party to such agreement that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

(c)

Intellectual Property As of the Second Restatement Date, Parent and its Subsidiaries own or have the right to use, all Intellectual Property used in the present conduct of their business, except where the failure to own or have such right to use in the aggregate could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted in writing and has been received by any Loan Party in the past two years and no such written claim received by such Loan Party is pending by any Person against any Loan Party of any of their Subsidiaries challenging or questioning the use of any such Intellectual Property by any Loan Party or the validity or effectiveness of any such Intellectual Property, except for such claims that in the aggregate could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Loan Parties, the use of such Intellectual Property by Parent and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All federal, state and foreign registrations of and applications for Intellectual Property that are owned by Parent or any of its Subsidiaries as of the Second Restatement Date are identified on Schedule 4.5(c) annexed hereto.

Section 4.6 Litigation; Adverse Facts

Except as disclosed on Schedule 4.6 annexed hereto, there are no Proceedings (whether or not purportedly on behalf of any Loan Party or any of its Subsidiaries) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of any Loan Party, threatened against any Loan Party or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No Loan Party nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Government Authority that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Section 4.7 Payment of Taxes

Except to the extent permitted by Section 5.3, all federal or other material Tax returns and reports of each Loan Party and its Subsidiaries required to be filed by any of them have been timely filed, and all federal or other material Taxes shown on such Tax returns to be due and payable and all material assessments, fees and other governmental charges upon such Loan Party and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable and all material assessments, fees and other governmental charges upon each Loan Party and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable, in each case, other than taxes, assessments and other governmental charges which are being contested in good faith and by appropriate proceedings.

Company knows of no proposed tax assessment against any Loan Party or its Subsidiaries that is not being actively contested by such Loan Party or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

Section 4.8 Federal Regulations

(a)

Federal Power Act; etc. No Loan Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or, to the knowledge of Company, under any other federal or state statute or regulation which could limit its ability to incur Indebtedness or which could otherwise render all or any of the Obligations unenforceable.

(b)

Terrorism Laws Neither the making of the Loans under this Agreement nor the Loan Parties’ use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither Parent nor any of its Subsidiaries or Affiliates (a) is or will become a Person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such Person. Parent and its Subsidiaries and Affiliates are in compliance, in all material respects, with the USA Patriot Act.

(c)

Anti-Money Laundering Laws Neither the Loan Parties nor any of their respective Subsidiaries nor, to Company’s knowledge, any holder of a direct or indirect interest in Parent or any of its Subsidiaries (i) is under investigation by any Government Authority for, or has been charged with, or convicted of, money laundering under 18 U.S.C. §§ 1956 and 1957, drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the Bank Secrecy Act, 31 U.S.C. §§5311 et. seq. (all of the foregoing, collectively, the “Anti-Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.

(d)

Federal Reserve Regulations No part of the proceeds of any Loans will be used for “buying” or “carrying” any Margin Stock or for any purpose which violates the provisions of the Regulations of the Federal Reserve Board. Following the application of the proceeds of Loans, not more than 25% of the value of the assets of the Loan Parties (on a consolidated basis) will be invested in Margin Stock.

Section 4.9 ERISA

(a)

No Loan Party or ERISA Affiliate has incurred or could be reasonably expected to incur any liability to, or on account of, a Multiemployer Plan as a result of a violation of Section 515 of ERISA or pursuant to Section 4201, 4204 or 4212(c) of ERISA which could reasonably be expected to result in a Material Adverse Effect;

(b)

Each Employee Plan complies in all material respects in form and operation with ERISA, the Internal Revenue Code (except where such failure could not reasonably be expected to result in a Material Adverse Effect);

(c)

The present value of the “benefit liabilities” (within the meaning of Section 4001(a)(16) of ERISA) of each Employee Plan subject to Title IV of ERISA (using the actuarial assumptions and methods used by the actuary to that Employee Plan in its most recent valuation of that Employee Plan) do not exceed the fair market value of the assets of each such Employee Plan by an amount which could reasonably be expected to result in a Material Adverse Effect;

(d)

There is no litigation, arbitration, administrative proceeding or claim pending or (to the best of each Loan Party and ERISA Affiliates’ knowledge and belief) threatened against or with respect to any Employee Plan (other than routine claims for benefits) which has or, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(e)

Each Loan Party and each ERISA Affiliate has made all material contributions to each Employee Plan and Multiemployer Plan required by law within the applicable time limits prescribed by law, the terms of that plan and any contract or agreement requiring contributions to that plan (except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect);

(f)

No Loan Party or ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, or ceased making contributions to any Employee Plan subject to Section 4064(a) of ERISA to which it made contributions which could reasonably be expected to result in a Material Adverse Effect;

(g)	No Loan Party or ERISA Affiliate has incurred or could reasonably be expected to incur any liability to the PBGC (other than liability to the PBGC for the payment of periodic premiums); and

(h)	Except as set forth in Schedule 4.9, no ERISA Event has occurred or is reasonably likely to occur.

Section 4.10 Certain Fees

No broker’s or finder’s fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

Section 4.11 Environmental Protection

Except as set forth in Schedule 4.11 annexed hereto:

(a)

no Loan Party or any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (i) any Environmental Law, (ii) any Environmental Claim or (iii) any Hazardous Materials Activity; that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(b)

no Loan Party has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law which is pending or unresolved, that, individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect;

(c)

to Parent’s knowledge, there are and have been no conditions, occurrences, or Hazardous Materials Activities that violate any applicable Environmental Law or could reasonably be expected to form the basis of an Environmental Claim against any Loan Party or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and

(d)

to Parent’s knowledge, each Loan Party has complied and is in compliance with all Environmental Laws, except for such noncompliance which could not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

Section 4.12 Employee Matters

There is no strike or work stoppage in existence or, to the knowledge of Parent, threatened involving Parent or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

Section 4.13 Solvency

Immediately after giving effect to the Transactions, the Loan Parties, taken as a whole and on a consolidated basis, are Solvent.

Section 4.14 Matters Relating to Collateral

(a)

Governmental Authorizations No authorization, approval or other action by, and no notice to or filing with, any Government Authority is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by the Collateral Documents and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of Securities.

(b)

Absence of Third-Party Filings Except such as may have been filed in favor of Administrative Agent as contemplated by the Collateral Documents, or to evidence permitted lease obligations and other Liens permitted pursuant to Section 6.2, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file in any IP Filing Office.

(c)

Information Regarding Collateral All information supplied to Administrative Agent by or on behalf of any Loan Party in writing with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects on the Second Restatement Date.

Section 4.15 Subordinated Indebtedness

The Obligations are entitled to the benefits of the subordination provisions set forth in any agreement governing any Subordinated Indebtedness and all other subordination provisions relating to Indebtedness of the Loan Parties.

Section 4.16 Disclosure

No representation or warranty of any Loan Party contained in any Loan Document or in any other document, certificate or written statement (as modified or supplemented by other information so furnished) furnished to Lenders by or on behalf of such Loan Party (other than projections and other forward looking information and information of a general economic or industry specific nature) for use in connection with the Transactions, contains any untrue statement of a material fact or omits to state a material fact (known to such Loan Party, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein, taken as a whole, not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information and other forward looking information contained in such materials are based upon good faith estimates and assumptions believed by the Loan Parties to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such difference may be material. There are no facts known to the Loan Parties (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and written statements furnished to Lenders for use in connection with the Transactions.

Section 4.17 Permitted Indebtedness

None of the Loan Parties nor any of their Subsidiaries has incurred, created, issued, assumed or otherwise become liable for, contingently or otherwise, or become responsible for the payment of, contingently or otherwise, any Indebtedness other than Permitted Indebtedness.

Section 4.18 Compliance with Laws.

(a)

Except as set forth on Schedule 4.18, each of the Loan Parties and their respective Subsidiaries are in compliance with all laws (including New Jersey’s Industrial Site Recovery Act), regulations and orders of any Government Authority applicable to it or its property including, but not limited to, all Environmental Laws, except where failure to do so, individually or in aggregate, could not reasonably be expected to result in a Material Adverse Effect; and

(b)

All governmental approvals (federal, state and foreign), permits, authorizations, certificates, rights, exemptions and orders from any Government Authority and licenses (the “Permits”) required to be held or obtained by Parent or any of its Subsidiaries in connection with the conduct of their business as presently conducted have been obtained and are in full force and effect and are being complied with and there has not been any default under any such Permits; except where failure to do so or where such default, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.19 No Default

No Event of Default or Potential Event of Default has occurred and is continuing.

Section 4.20 Material Contracts

No Loan Party is in breach or violation of any of the terms, conditions or provisions of any Material Contracts or any lease with respect to any Material Leasehold Property, except for such breaches and violations thereof as in the aggregate do not and could not reasonably be expected to have a Material Adverse Effect.

Section 4.21 Brokers’ Fees

None of the Loan Parties has any obligation to any Person in respect of any finder’s, broker’s, investment banking or other similar fee in connection with the Loan Documents other than the closing and other fees payable pursuant to this Agreement or any fee letter in respect of this Agreement.

ARTICLE V

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees, jointly and severally (to the extent possible), that, until payment in full of all of the Loans and other Obligations (other than Unasserted Obligations), unless Requisite Lenders shall otherwise give prior written consent, it shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this ARTICLE V.

Section 5.1 Financial Statements and Other Reports

Parent will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Administrative Agent for distribution to Lenders:

(a)

Events of Default, etc. promptly upon any Officer of a Loan Party obtaining knowledge (i) of any condition or event that constitutes an Event of Default or Potential Event of Default, (ii) that any Person has given any notice to Parent or any of its Subsidiaries or taken any other material action against Parent, its Subsidiaries or their respective assets with respect to a claimed default or event or condition of the type referred to in Section 7.2 or (iii) of the occurrence of any event or change that caused or evidences either in any case or in the aggregate, a Material Adverse Effect, an Officer’s Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action any Loan Party has taken, is taking and proposes to take with respect thereto;

(b)

Monthly and Quarterly Financials as soon as available and in any event within 30 days after the end of each month (provided that the monthly financials for the month of December shall be due on the same day as the Year-End Financials in accordance with Section 5.1(c) below) and within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal period and the related consolidated statements of income, stockholders’ equity and cash flows of Parent and its Subsidiaries for such fiscal period and for the period from the beginning of the then current Fiscal Year to the end of such fiscal period, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared for such fiscal period, all in reasonable detail and certified by the chief financial officer, chief executive officer, principal accounting officer, treasurer, assistant treasurer or controller of Company that they fairly present, in all material respects, the financial condition of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for each Fiscal Quarter;

(c)

Year-End Financials as soon as available and in any event within 90 days after the end of each Fiscal Year, beginning with Fiscal Year ending December 31, 2011, (i) the consolidated balance sheet of Parent and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Parent and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer, chief executive officer, principal accounting officer, treasurer, assistant treasurer or controller of Company that they fairly present, in all material respects, the financial condition of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, and (ii) in the case of such consolidated financial statements, a report thereon of either Grant Thornton or other independent certified public accountants of recognized national standing selected by Company and reasonably satisfactory to Administrative Agent, which report shall be unqualified as to scope of audit, shall express no doubts, assumptions or qualifications concerning the ability of Parent and its Subsidiaries to continue as a going concern and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(d)

Compliance Certificate together with each delivery of quarterly and annual financial statements pursuant to subdivisions (b) and (c) above, (i) an Officer’s Certificate of Company stating that such Officer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of Parent and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that such Officer does not have knowledge of the existence as at the date of such Officer’s Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (ii) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in ARTICLE VI, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;

(e)

Reconciliation Statements if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in Section 4.3, the consolidated financial statements of Parent and its Subsidiaries delivered pursuant to subsections (b), (c) or (j) of this Section 5.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subsections had no such change in accounting principles and policies been made, then (i) within 30 days of the first delivery of financial statements pursuant to subsection (b), (c) or (j) of this Section 5.1 following such change, consolidated financial statements of Parent and its Subsidiaries for (A) the current Fiscal Year to the effective date of such change and (B) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods and (ii) within 30 days of each delivery of financial statements pursuant to subsection (b), (c) or (j) of this Section 5.1 following such change, if required pursuant to Section 1.2, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including any differences that would affect any calculations relating to the Financial Covenant) which would have resulted if such financial statements had been prepared without giving effect to such change;

(f)

Accountants’ Reports promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all final reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Parent and its Subsidiaries made by such accountants, including any final comment letter submitted by such accountants to management in connection with their annual audit;

(g)

SEC Filings and Press Releases promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Parent or Company to their security holders or by any Subsidiary of Parent to its security holders other than Parent or another Subsidiary of Parent, and (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Parent or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Government Authority or private regulatory authority;

(h)

Litigation or Other Proceedings promptly upon any Officer of Company obtaining knowledge of (i) the institution or threat of any Proceeding against or affecting any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries not previously disclosed in writing by Company to Lenders or (ii) any material development in any Proceeding that, in any case:

(A)	could reasonably be expected to have a Material Adverse Effect; or

(B)	seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, any of the Transactions;

written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

(i)	ERISA

Each Loan Party shall:

(A)

promptly upon a request by Administrative Agent or a Lender, deliver to Administrative Agent copies of (i) Schedule B (Actuarial Information) to the Annual Report (IRS Form 5500 Series) with respect to each Employee Plan, and (ii) such other documents or governmental reports or filings relating to any Employee Plan as Administrative Agent shall reasonably request;

(B)

within seven days after it or any ERISA Affiliate becomes aware that any ERISA Event has occurred or is forthcoming, in the case of any ERISA Event which requires advance notice under Section 4043(b)(3) of ERISA, will occur, deliver to Administrative Agent a statement signed by a director or other authorized signatory of a Loan Party or ERISA Affiliate describing that ERISA Event and the action, if any, taken or proposed to be taken with respect to that ERISA Event;

(C)

within seven days after receipt by it or any ERISA Affiliate or any administrator of an Employee Plan, deliver to Administrative Agent copies of each notice from the PBGC stating its intention to terminate any Employee Plan or to have a trustee appointed to administer any Employee Plan; and

(D)

within seven days after becoming aware of any event or circumstance which might constitute grounds for the termination of (or the appointment of a trustee to administer) any Employee Plan or Multiemployer Plan, provide an explanation of that event or circumstance by a director of the Loan Party or ERISA Affiliate affected by that event or circumstance.

(j)

Financial Plans as soon as practicable, and in any event no later than the beginning of each Fiscal Year, starting with the Fiscal Year beginning on January 1, 2012, a consolidated plan and financial forecast for such Fiscal Year (the “Financial Plan” for such Fiscal Year), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Parent and its Subsidiaries for such Fiscal Year, together with a pro forma Compliance Certificate for such Fiscal Year and an explanation of the assumptions on which such forecasts are based and (ii) forecasted consolidated balance sheets and forecasted consolidated statements of income and cash flows of Parent and its Subsidiaries for each month of such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based;

(k)

Insurance as soon as practicable after any material change in insurance coverage maintained by Parent and its Subsidiaries notice thereof to Administrative Agent specifying the changes and reasons therefor;

(l)	[Reserved];

(m)

ABL Loan Documents promptly upon execution and delivery or receipt thereof, copies of (i) any amendment, restatement, supplement or other modification to or waiver of any ABL Loan Document entered into after the date hereof, and (ii) copies of all notices to Company from holders of any ABL Obligations or a trustee, agent or other representative of such a holder;

(n)

Sand Purchase Documents promptly upon execution and delivery or receipt thereof, copies of (i) any amendment, restatement, supplement or other modification to or waiver of any Sand Purchase Document entered into after the date hereof, and (ii) copies of all material notices from any party to any Sand Purchase Document;

(o)

Other Information with reasonable promptness, such other information and data with respect to Parent or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent (for its own account or upon the reasonable request from any Lender); and

(p)

Electronic Posting information required to be delivered pursuant to subsections (b), (c) and (g) of this Section 5.1 shall be deemed to have been delivered on the date on which any Loan Party provides notice to Administrative Agent that such information has been posted on such Loan Party’s Internet website at the website address listed on the signature page hereof or at another website identified in such notice and accessible to Lenders without charge including but not limited to Intralinks; provided that such Loan Party shall deliver paper copies of such information to any Lender that requests such delivery.

Section 5.2 Existence, etc.

Except as permitted under Section 6.7, each Loan Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence in the jurisdiction of incorporation, organization or formation specified on Schedule 4.1 and all rights, qualifications, licenses, permits, Governmental Authorizations, Intellectual Property rights and franchises material to its business; provided, however, that no Loan Party nor any of its Subsidiaries shall be required to preserve any such rights, qualifications, licenses, permits, governmental authorizations, Intellectual Property rights and franchises or franchises if the Governing Body of such Loan Party or Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Loan Party or such Subsidiary, as the case may be, and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.

Section 5.3 Payment of Taxes and Claims; Tax

(a)

Parent will, and will cause each of its Subsidiaries to, pay all material federal and other material Taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such material Tax, assessment, charge or claim need be paid: if it is being contested in good faith by appropriate Proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a material Tax, assessment, charge or claim which has or may become a Lien against any of the Collateral, such Proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

(b)

Parent will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than GGC USS Holdings, LLC and Parent or any of their respective Subsidiaries).

Section 5.4 Maintenance of Properties; Insurance; Business Interruption Insurance

(a)

Maintenance of Properties Except for dispositions permitted under Section 6.7, Parent will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in reasonably good repair, working order and condition, ordinary wear and tear excepted, all of its material properties used or useful in the business of Parent and its Subsidiaries and from time to time will make or cause to be made all reasonably necessary repairs, renewals and replacements thereof.

(b)	Insurance

(i)

Subject, in the case of Silica Related Claims, to the terms of Section 5.4(b)(ii) below, Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Parent and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses in the same general area, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry and in the same general area. Without limiting the generality of the foregoing, Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times reasonably satisfactory to Administrative Agent in its commercially reasonable judgment. Each such policy of insurance shall (A) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (B) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the lender’s loss payee thereunder for any covered loss in excess of $500,000 and provides for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy. In connection with the renewal of each such policy of insurance, Company promptly shall deliver to Administrative Agent a certificate from Company’s insurance broker or other evidence reasonably satisfactory to Administrative Agent that Collateral Agent on behalf of Secured Parties has been named as additional insured and/or lender’s loss payee thereunder.

(ii)

Notwithstanding the terms of Section 5.4(b)(i) to the contrary, with respect to Silica Related Claims, the only insurance which Parent and its Subsidiaries shall be required to maintain will be the insurance evidenced by those insurance policies in existence on the Second Restatement Date and listed by general description on Schedule 5.4 hereto in which Company and its Subsidiaries are named as insured (or additional insured) either directly or indirectly or as successor-in-interest to, or assignee of ITT, U.S. Borax Company, Pennsylvania Glass Sand Corporation or Ottawa Silica Company, in respect to Silica Related Claims (the “Silica Related Claims Policies”). In regard thereto, Company and its Subsidiaries will (i) continue to keep all such policies in full force and effect at all times hereafter and (ii) notify Administrative Agent promptly, but in any event within five Business Days after receiving any notice or knowledge of any actual, pending or threatened termination or cancellation or denial of coverage thereunder.

(c)

Business Interruption Insurance Upon receipt by Parent or any of its Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds, (a) so long as no Event of Default shall have occurred and be continuing, Parent or such Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and (b) if an Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans as provided in Section 2.4(b)(iii)(B).

Section 5.5 Inspection Rights; Lender Meeting; Maintenance of Books and Records

(a)

Inspection Rights Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their Officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable written notice of at least three Business Days and at such reasonable times during normal business hours and not more than two times each calendar year or at any time or from time to time following the occurrence and during the continuation of an Event of Default.

(b)

Lender Meeting Appropriate Officers of Company shall, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting or conference call (determined by Company in consultation with Administrative Agent) with Administrative Agent and Lenders once during each Fiscal Year to be held at Company’s principal offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

(c)

Maintenance of Books and Records Each Loan Party shall, and shall cause each of its Subsidiaries to, keep books and records which accurately reflect in all material respects its business affairs and all material transactions related thereto.

Section 5.6 Compliance with Laws, etc.

Each Loan Party shall comply, and shall cause each of its Subsidiaries and all other Persons on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Government Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

Section 5.7 ERISA

Each Loan Party shall:

(a)

ensure that neither it nor any ERISA Affiliate engages in a complete or partial withdrawal, within the meaning of Sections 4203 and 4205 of ERISA, from any Multiemployer Plan which could reasonably be expected to result in a Material Adverse Effect;

(b)

ensure that neither it nor any ERISA Affiliate adopts an amendment to an Employee Plan requiring the provision of security under ERISA or the Internal Revenue Code without the prior consent of the Requisite Lenders; and

(c)	ensure that no Employee Plan is terminated under Section 4041 of ERISA.

Section 5.8 Environmental Matters

(a)

Environmental Disclosure Company will deliver to Administrative Agent for distribution to Lenders as soon as practicable following the occurrence or receipt thereof, written notice describing in reasonable detail:

(i)

any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect;

(ii)	any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(iii)

any written request for information from any Government Authority is investigating whether a Loan Party or any of its Subsidiaries may be potentially responsible for any Release or threat of Release of Hazardous Materials; and

(iv)

(A) any proposed acquisition of stock, assets, or property by any Loan Party or any of its Subsidiaries that could reasonably be expected to expose such Loan Party or any of its Subsidiaries to, or result in, Environmental Claims that have had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (B) any proposed action to be taken by any Loan Party or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject any Loan Party or any of its Subsidiaries to any material additional obligations or requirements under any Environmental Laws that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(b)

Company’s Actions Regarding Hazardous Materials Activities, Environmental Claims and Violations of Environmental Laws Parent shall, and shall cause each of its Subsidiaries to comply with applicable Environmental Laws except for any such noncompliance which could not reasonably be expected to have a Material Adverse Effect, and, without limiting the foregoing, Parent shall take, and shall cause each of its Subsidiaries to take, any and all actions appropriate and consistent with good business practice to (i) cure any violation of applicable Environmental Laws by Parent or its Subsidiaries that have had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) respond to any Environmental Claim against Parent or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

Section 5.9 Additional Subsidiary Guarantors

(a)

Execution of Subsidiary Guaranty and Collateral Documents Subject to the provisions of Section 5.9(c) below, in the event that any Person becomes a Subsidiary of Parent after the date hereof, Parent will promptly notify Administrative

Agent of that fact and cause such Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and Pledge and Security Agreement and to take all such further actions and execute such further documents and instruments (including actions, documents and instruments comparable to those described in Section 3.9) as may be necessary or, in the reasonable opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected Lien on all of the personal property assets of such Subsidiary described in the applicable forms of Collateral Documents. In addition, as provided in the Pledge and Security Agreement, Parent shall, or shall cause the Subsidiary that owns the Capital Stock of such Person to, execute and deliver to Administrative Agent a supplement to the Pledge and Security Agreement and to deliver to Administrative Agent all certificates representing such Capital Stock of such Person (accompanied by irrevocable undated stock powers, duly endorsed in blank). Notwithstanding the first sentence of this Section 5.9(a), no Target shall be required to grant a Lien on any of its assets or guarantee the Obligations if it is a Joint Venture and the acquisition of its Capital Stock by the applicable Loan Party is permitted under Section 6.3(o).

(b)

Subsidiary Organizational Documents, Legal Opinions, Etc. Parent shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary’s Organizational Documents, together with a good standing certificate (to the extent such concept is applicable in the relevant jurisdiction) from the Secretary of State or similar Government Authority of the jurisdiction of its incorporation, organization or formation and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar Taxes from the appropriate taxing authority of such jurisdiction, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a certificate executed by the secretary or similar Officer of such Subsidiary as to (A) the fact that the attached resolutions of the Governing Body of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (B) the incumbency and signatures of the Officers of such Subsidiary executing such Loan Documents and (iii) a favorable opinion of counsel to such Subsidiary, in form and substance reasonably satisfactory to Administrative Agent and its counsel, as to (A) the due organization and good standing of such Subsidiary, (B) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (C) the enforceability of such Loan Documents against such Subsidiary and (D) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be reasonably satisfactory in form and substance to Administrative Agent and its counsel.

(c)

Foreign Subsidiaries Notwithstanding the provisions of Section 5.9(a), (i) no Foreign Subsidiary or any Subsidiary of a Foreign Subsidiary shall be required to execute and deliver the Subsidiary Guaranty or the Pledge and Security Agreement or any other Loan Documents, and (ii) no Capital Stock of a Foreign Subsidiary or any Subsidiary of a Foreign Subsidiary shall be required to be pledged pursuant to the provisions of the Pledge and Security Agreement or any Foreign Pledge Agreement, except, in the case of this Section 5.9(c)(ii), 100% of the non-voting Capital Stock and 65% of the voting Capital Stock of a Foreign Subsidiary that is not a Subsidiary Guarantor will be pledged hereunder, provided that no Capital Stock of a Foreign Subsidiary that is not owned directly by a Loan Party shall be pledged pursuant to the provisions of the Pledge and Security Agreement.

Section 5.10 Matters Relating to Additional Mixed and Real Property Collateral

(a)

Additional Mortgages, Etc. From and after the Second Restatement Date, in the event that (i) Parent or any Subsidiary Guarantor acquires any Material Real Property or any Material Leasehold Property or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any Material Real Property or any Material Leasehold Property, excluding in the case of clause (ii) above any such mixed property asset or Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or then-existing senior lienholder, where Parent and its Subsidiaries have attempted in good faith, but are unable, to obtain such lessor’s or senior lienholder’s consent (any such non-excluded mixed property asset or Real Property Asset described in the foregoing clause (i) or (ii) being an “Additional Mortgaged Property”), Parent or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, (A) a fully executed and notarized Mortgage (an “Additional Mortgage”), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property; and such opinions, appraisal, documents, title insurance, environmental reports that would have been delivered on the Second Restatement Date if such Additional Mortgaged Property were a Second Restatement Date Mortgaged Property or that may otherwise be reasonably required by Administrative Agent and (B) in the case of any such Material Leasehold Property, if a Parent or any Subsidiary is able to obtain using commercially reasonable efforts, a Landlord Consent and Estoppel with respect thereto.

(b)

Real Estate Appraisals Parent shall, and shall cause each of its Subsidiaries to, permit an independent real estate appraiser reasonably satisfactory to Administrative Agent, upon reasonable written notice in advance, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case to the extent required under such laws and regulations as reasonably determined by Administrative Agent in its discretion).

Section 5.11 Interest Rate Protection

At all times after the date which is 90 days after the Second Restatement Date, Company shall maintain in effect one or more Interest Rate Agreements, in an aggregate notional principal amount of not less than 50% of the principal amount of Company’s Funded Debt which accrues interest at a floating rate, each such Interest Rate Agreement to be in form and substance reasonably satisfactory to Administrative Agent.

Section 5.12 Deposit Accounts, Securities Accounts and Cash Management Systems

Other than in respect of such accounts that constitute ABL Priority Collateral and subject to the requirements of the Intercreditor Agreement and such accounts that are used solely for the purpose of payroll, employee benefit, withholding taxes, established in trust for a third party or petty cash accounts, Parent shall not permit any Deposit Accounts or Securities Accounts at any time following the date that is 60 days after the Second Restatement Date (or such other time period as reasonably agreed by Collateral Agent) to have a principal balance in excess of $50,000 and the aggregate balance in all accounts does not exceed $250,000, unless Parent or its Subsidiary, as the case may be, has (a) executed and delivered to Administrative Agent a Control Agreement or (b) taken all steps necessary or, in the reasonable opinion of Administrative Agent, desirable to ensure that Administrative Agent has a perfected security interest in such account; provided that, if Parent or such Subsidiary is unable to obtain a Control Agreement from the financial institution at which a Deposit Account or Securities Account subject to the requirements of this Section 5.12 is maintained, Parent shall, or shall cause such Subsidiary to, transfer all amounts in the applicable account to an account maintained at a financial institution from which Parent or such Subsidiary has obtained a Control Agreement.

Section 5.13 Payment of Obligations

Each Loan Party will, and will cause each Subsidiary to, pay or discharge all material liabilities and obligations (other than material Taxes, which shall be paid and discharged in accordance with Section 5.3), before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (c) failure to make such payment could not reasonably be expected to have a Material Adverse Effect.

Section 5.14 Anti-Terrorism Laws

(a)	No Loan Party shall engage in any transaction that violates any of the applicable prohibitions set forth in any terrorism law described in Section 4.8(b).

(b)	None of the funds or assets of any Loan Party that are used to repay the Loans shall constitute property of, or shall be beneficially owned directly or indirectly by, any Designated Person.

(c)	No Designated Person shall have any direct or indirect interest in such Loan Party that would constitute a violation of any terrorism laws described in Section 4.8(b).

(d)

No Loan Party shall, and each Loan Party shall procure that none of its Subsidiaries will, fund all or part of any payment under this Agreement out of proceeds derived from transactions that violate the prohibitions set forth in any terrorism law described in Section 4.8(b).

Section 5.15 Federal Regulation

Each Loan Party shall ensure that it will not, by act or omission, become subject to regulation under any of the laws or regulations described in Sections 4.8(a), (c) and (d).

Section 5.16 Further Assurances

Upon the reasonable request of Administrative Agent, duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Loan Parties, such further instruments as may be necessary or desirable in the reasonable judgment of Administrative Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents.

ARTICLE VI

NEGATIVE COVENANTS

Each Loan Party covenants and agrees, jointly and severally (to the extent possible), that, until payment in full of all of the Loans and other Obligations (other than Unasserted Obligations), unless Requisite Lenders shall otherwise give prior written consent, it shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this ARTICLE VI.

Section 6.1 Indebtedness

No Loan Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a)	Loan Parties may become and remain liable with respect to the Obligations (including any Indebtedness incurred pursuant to Sections 2.10 and 2.11).

(b)	Company and its Subsidiaries may become and remain liable with respect to Disqualified Stock;

(c)

Company and its Subsidiaries, and Parent with respect to Sections 6.4 (d), (e) and (h) may, may become and remain liable with respect to Contingent Obligations permitted by Section 6.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

(d)

Company and its Subsidiaries may become and remain liable with respect to purchase money Indebtedness (including Capital Leases) to the extent secured by purchase money security interests or purchase money mortgages not in excess of $5,000,000 in the aggregate outstanding at one time;

(e)

(i) Loan Parties may become and remain liable with respect to Indebtedness to any Subsidiary, and any Subsidiary Guarantor may become and remain liable with respect to Indebtedness to Parent, Company or any Subsidiary Guarantor; provided that (a) a security interest in all such intercompany Indebtedness shall have been granted to Administrative Agent for the benefit of Lenders; (b) if such intercompany Indebtedness is evidenced by a promissory note or other instrument, such promissory note or instrument shall have been pledged to Administrative Agent pursuant to the Pledge and Security Agreement and (ii) non-Loan Parties may become and remain liable with respect to Indebtedness to any other non-Loan Party;

(f)

Loan Parties, as applicable, may become and remain liable with respect to Indebtedness outstanding on the date hereof and listed on Schedule 6.1 and any refinancing, renewal, replacement or extension thereof; provided that (i) the outstanding principal amount of such Indebtedness is not increased (other than on account of accrued interest, premium, fees and expenses) at the time of such refinancing, renewal, replacement or extension and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any refinancing, renewing, replacing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, renewing, replacing or extending Indebtedness does not exceed the then applicable market interest rate;

(g)	[Reserved];

(h)	Loan Parties may become and remain liable with respect to Indebtedness in respect of the ABL Loan Documents in an aggregate principal amount not to exceed $38,500,000 outstanding at any time;

(i)

Company and its Subsidiaries may become and remain liable with respect to Indebtedness of any Person assumed in connection with a Permitted Acquisition and a Person that becomes a direct or indirect wholly-owned Subsidiary of Company as a result of a Permitted Acquisition may remain liable with respect to Indebtedness existing on the date of such acquisition; provided that such Indebtedness is not created in anticipation of such acquisition;

(j)

Loan Parties may become and remain liable with respect to Indebtedness arising from the endorsement of instruments, the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn in the ordinary course of business against insufficient funds, or in respect of netting services, overdraft protections or otherwise in connection with the operation of customary deposit accounts in the ordinary course of business;

(k)

Company and its Subsidiaries may become and remain liable with respect to Indebtedness with respect to (A) property casualty or liability insurance, (B) financing of insurance premiums with the providers of such insurance or their Affiliates, (C) take-or-pay obligations in supply arrangements consistent with past practice, (D) subject to the extent permitted under Section 5.4, self-insurance obligations, (E) performance, bid, surety, custom, utility and advance payment bonds, (F) performance and completion guaranties or (G) worker’s compensation obligations, in each case, in the ordinary course of business;

(l)	Loan Parties may become and remain liable with respect to Indebtedness resulting from judgments not resulting in an Event of Default under Section 7.8;

(m)

Loan Parties may become and remain liable with respect to Subordinated Indebtedness in an amount equal to the lesser of (i) $50,000,000 and (ii) an amount such that the Consolidated Leverage Ratio (calculated to include Subordinated Indebtedness as of such day but excluding unrestricted cash as of such day) is not greater than 4.50:1.00, so long as, (A) such Subordinated Indebtedness (1) does not have a maturity date earlier than one year after the Latest Maturity Date, (2) is on terms reasonably satisfactory to Administrative Agent and (3) the applicable cash rate of interest and payment in kind rate of interest payable thereunder shall not, in aggregate, be any more than an applicable LIBOR rate plus 12% per annum (subject to an increase in the interest rate during the continuance of an event of default under the documents evidencing such Subordinated Indebtedness in an amount not to exceed 2%), (B) the proceeds of such Subordinated Indebtedness are used to fund Permitted Acquisitions and (C) immediately after giving effect to the incurrence of such Subordinated Indebtedness on a Pro Forma Basis, the Loan Parties are in compliance with the Financial Covenant and no Event of Default shall have occurred and be continuing;

(n)

In addition to Indebtedness otherwise expressly permitted by this Section, Company and its Subsidiaries may become and remain liable with respect to Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding; and

(o)	Permitted Refinancings of any Subordinated Indebtedness permitted hereunder.

Section 6.2 Liens and Related Matters

(a)

Prohibition on Liens No Loan Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of such Loan Party or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute, except:

(i)	Permitted Encumbrances;

(ii)

Liens assumed in connection with a Permitted Acquisition and Liens on assets of a Person that becomes a direct or indirect Subsidiary of Company after the date of this Agreement in a Permitted Acquisition; provided, however, that such Liens exist at the time such Person becomes a Subsidiary and are not created in anticipation of such acquisition and, in any event, do not in the aggregate secure Indebtedness in excess of $5,000,000;

(iii)	Liens existing on the date hereof and described in Schedule 6.2 annexed hereto;

(iv)	Liens on the ABL Priority Collateral granted in favor of the ABL Lenders and ABL Hedge Agreement Counterparties pursuant to and in accordance with the ABL Loan Documents;

(v)

Liens on fixed or capital assets acquired, constructed or improved by Company or any of its Subsidiaries; provided that (i) such security interests secure Indebtedness expressly permitted by Section 6.1, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within six months after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets, (iv) such security interests shall not apply to any other property or assets of any Loan Party and (v) the amount of Indebtedness (other than with respect to Capital Leases) secured thereby is not increased;

(vi)	Liens arising from the precautionary UCC financing statement filings or any applicable filings in a foreign jurisdiction in respect thereof;

(vii)	Liens and other interests of lessor in respect of rental obligations under mining leases entered into by Company and its Subsidiaries in the ordinary course of business;

(viii)	Liens in favor of any escrow agent or a seller solely on and in respect of any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted hereunder; and

(ix)

additional Liens not otherwise expressly permitted by this Section on any property or asset of any Loan Party securing obligations in an aggregate amount not exceeding $5,000,000 at any time outstanding.

Notwithstanding the foregoing, no Loan Party or any of its Subsidiaries shall enter into any control agreements (as such term is defined in the UCC), other than Control Agreements entered into pursuant to Section 5.12 or the Pledge and Security Agreement or in respect of the ABL Priority Collateral granted in favor of the ABL Lenders pursuant to and in accordance with the ABL Loan Documents.

(b)

No Further Negative Pledges Neither Parent nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, to secure Indebtedness under any senior credit facility, including this Agreement, other than (i) an agreement prohibiting only the creation of Liens securing Subordinated Indebtedness, (ii) any agreement evidencing Indebtedness secured by Liens permitted by Sections 6.2(a)(ii) to (vi), as to the assets securing such Indebtedness, and any agreement evidencing Indebtedness permitted by Section 6.1(h), (iii) any agreement evidencing an asset sale, as to the assets being sold; (iv) restrictions imposed by law; (v) restrictions and conditions existing on the date hereof identified on Schedule 6.2 (but shall not apply to any extension or renewal of, or any amendment or modification, expanding the scope of any such restriction or condition); (vi) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder; (vii) restrictions or conditions imposed by any agreement relating to Indebtedness permitted by Section 6.1(f) and (i) if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (viii) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.3 and applicable solely to such joint venture.

(c)

No Restrictions on Subsidiary Distributions to Company or Other Subsidiaries No Loan Party will, and will not permit any of its Subsidiaries to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, (iv) transfer any of its property or assets to Company or any other Subsidiary of Company, except (A) as provided in this Agreement, (B) as to transfers of assets as may be provided in an agreement with respect to a sale of such assets, (C) in respect of Indebtedness permitted pursuant to Sections 6.1(f), (h) and (i); (D) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder; (E) restrictions and conditions existing on the date hereof identified on Schedule 6.2 (but shall not apply to any extension or renewal of, or any amendment or modification, expanding the scope of any such restriction or condition); (F) customary provisions in leases restricting the assignment thereof; and (G) customary restrictions contained in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.3 and applicable solely to such joint venture.

Section 6.3 Investments; Acquisitions

No Loan Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any other Person, including any Joint Venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or Capital Stock of any other Person, or any division or line of business of any other Person except:

(a)	Company and its Subsidiaries may make and own Investments in Cash and Cash Equivalents;

(b)

Loan Parties may continue to own the Investments owned by them as of the Second Restatement Date in any Loan Parties and Loan Parties may make and own additional equity Investments in other Loan Parties;

(c)	Loan Parties may make intercompany loans to the extent permitted under Section 6.1(e);

(d)	Company and its Subsidiaries may make Consolidated Capital Expenditures permitted by Section 6.8;

(e)	Company and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 6.3 annexed hereto;

(f)

Parent and Company may acquire and hold obligations of one or more Officers or other employees of Company, Parent or its Subsidiaries in connection with such Officers’ or employees’ acquisition of shares of Company’s Capital Stock, so long as no Cash is actually advanced by Company, Parent or any of its Subsidiaries to such Officers or employees in connection with the acquisition of any such obligations;

(g)	Company and its Subsidiaries may make and own Investments constituting non-Cash proceeds of sales, transfers and other dispositions of property to the extent permitted by Section 6.7;

(h)

Company and its Subsidiaries may acquire Securities in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to Company or any of its Subsidiaries or as security for any such Indebtedness or claim;

(i)

Company and its Subsidiaries may make any Restricted Junior Payment expressly permitted by Section 6.5 (it being understood that any such Restricted Junior Payment may be made in the form of an intercompany loan or advance);

(j)

Company and its Subsidiaries may acquire Investments (including debt obligations) received in the ordinary course of business by Company or any of its Subsidiaries in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising out of the ordinary course of business;

(k)

Company and its Subsidiaries may acquire Investments of any Person in existence at the time such Person becomes a Subsidiary pursuant to a transaction expressly permitted by any other paragraph of this Section; provided that such Investment was not made in connection with or anticipation of such Person becoming a Subsidiary;

(l)

Company and its Subsidiaries may make or continue to hold Investments resulting from deposits referred to in paragraph (c) of the definition of “Permitted Encumbrances” and clause (viii) of Section 6.2(a);

(m)

Company may perform its obligations under and in accordance with the Conveyance of Undivided Mineral Interest, the Sand Purchase Documents and Natural Gas Hedging Agreements; provided that, all such Natural Gas Hedging Agreements shall be entered into to manage (in the good faith business judgment of Company) risks of fluctuations in the price or availability of natural gas to which Company and its Subsidiaries are exposed in the conduct of their business and the management of their liabilities;

(n)

Loan Parties may make and hold loans and advances to their employees in an aggregate amount not to exceed $1,000,000 at any time outstanding, provided that, such loan or advance is not made in material violation of any law;

(o)

Company and its Subsidiaries may acquire (in one transaction or a series of related transactions) (i) the assets or the outstanding voting stock or economic interests of any Person, (ii) any division, line of business or other business unit of any Person, or (iii) Capital Stock of a Joint Venture constituting a majority of the Capital Stock of such Joint Venture (such Person or such division, line of business or other business unit of such Person or such Joint Venture shall be referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Loan Parties pursuant to the terms hereof, so long as (A) no Event of Default shall then exist or would exist immediately after giving effect thereto, (B) to the extent required by Sections 5.9 and 5.10, Collateral Agent, on behalf of Secured Parties, shall have received (or shall receive in connection with the closing of such acquisition) a perfected security interest in all property (including Capital Stock) acquired with respect to the Target described in the applicable forms of Collateral Documents, subject to Liens permitted under Section 6.2, and the Target, if a Person, shall have executed a counterpart of the Subsidiary Guaranty and Pledge and Security Agreement, (C) the consideration (including without limitation earn out obligations, deferred compensation and the amount of Indebtedness and other liabilities assumed by Loan Parties, but excluding equity consideration, consideration paid from the proceeds of equity of Parent or capital contributions made to Parent and non-competition arrangements) paid by Loan Parties in connection with all such acquisitions shall not exceed in the aggregate (i) up to $50,000,000 of cash on hand and (ii) all or any portion of the Subordinated Indebtedness permitted pursuant to Section 6.1(m) (provided that (i) no more than $20,000,000 of such aggregate consideration may be in the form of seller financing permitted under Section 6.1 and (ii) the aggregate consideration (including without limitation earn out obligations, deferred compensation and the amount of Indebtedness and other liabilities assumed by Loan Parties, but excluding equity consideration, consideration paid from the proceeds of equity of Parent or capital contributions made to Parent and non-competition arrangements) paid by Loan Parties to acquire Capital Stock of Joint Ventures in respect of which Collateral Agent, on behalf of Secured Parties, shall not have received a perfected security interest and guarantees reasonably satisfactory to Administrative Agent shall not exceed $25,000,000), (D) the Target is located in the United States of America, Canada or Mexico, and (E) for any such acquisitions Company shall have provided (1) financial statements for any Target acquired in any such acquisition for the last Fiscal Year of such Target (to the extent available to Company), and (2) a pro-forma Compliance Certificate certified by the chief financial officer of Company and demonstrating that, immediately after giving effect to such acquisition (including any incurrence of Indebtedness in connection therewith), Loan Parties shall be in compliance with the Consolidated Leverage Ratio, calculated on a Pro Forma Basis (assuming that the Maximum Consolidated Leverage Ratio was 0.20:1.00 less than the maximum ratio provided in Section 6.6 at such time) for the applicable Fiscal Quarter most recently ended, and (E) in the case of the acquisition of a Person, such Person shall become a wholly-owned Subsidiary of a Loan Party;

(p)	Company and its Domestic Subsidiaries may make and own Investments in Foreign Subsidiaries in an aggregate amount not to exceed $10,000,000, at any time outstanding; and

(q)	in addition to Investments otherwise expressly permitted by this Section, Company and its Subsidiaries may make Investments not exceeding in the aggregate $5,000,000; and

(r)	Foreign Subsidiaries may make and own Investments in other Foreign Subsidiaries.

Section 6.4 Contingent Obligations

No Loan Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

(a)

Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under Hedge Agreements required under Section 5.11 and under other Hedge Agreements with respect to Indebtedness required under Section 6.1(h) hereof;

(b)

Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets, or any acquisition or other Investment expressly permitted by Section 6.3;

(c)

Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and its Subsidiaries in an aggregate amount not to exceed at any time $500,000;

(d)	Parent and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its Subsidiaries permitted by Section 6.1;

(e)	Parent and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 6.4 annexed hereto;

(f)

Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations consisting of guaranties of loans made to officers, directors or employees of any Loan Party in an aggregate amount which shall not exceed $500,000 at any time outstanding;

(g)

Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations consisting of guaranties by a Subsidiary of obligations of Parent or Company under leases for real or personal property, provided that such Subsidiary will utilize all or a portion of such property;

(h)	Parent and its Subsidiaries may become and remain liable with respect to Indebtedness permitted by Sections 6.1(a), (e), (f), (h), (j), (l) and (m); and

(i)

Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability, contingent or otherwise, of Loan Parties in respect of all such Contingent Obligations shall at no time exceed $2,000,000.

Section 6.5 Restricted Junior Payments

No Loan Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except:

(a)	on the Second Restatement Date, Restricted Junior Payments to fund the Funding Requirements in accordance with the Funds Flow Memorandum;

(b)	[Reserved]

(c)

Restricted Junior Payments to the extent necessary to permit Parent (or the relevant taxpaying Affiliate of Company or Parent), to discharge Tax liabilities (or estimates thereof) of Parent and its Subsidiaries, so long as Company or Parent (or the relevant taxpaying Affiliate) applies the amount of any such Restricted Junior Payment for such purpose;

(d)

to pay management fees and other fees (including the Termination Fee (as defined in the Management Agreement)) expressly permitted under and in accordance with the Management Agreement and to reimburse expenses in accordance with the Management Agreement; provided that (i) no such management fees and other fees (including the Termination Fee) may be paid during the continuance of any Event of Default, (ii) any such fees that are not paid because of the occurrence of any Event of Default shall be permitted to be paid at such time (or after) such Event of Default ceases to be continuing for any reason, and (iii) payment of the Termination Fee may be made solely with net cash proceeds received by Parent pursuant to an equity contribution in Parent or from an equity issuance by Parent made immediately prior to the payment of such fee;

(e)	[Reserved];

(f)

Company may make regularly scheduled payments of interest in respect of the ABL Obligations and mandatory, optional or voluntary payments or prepayments in respect of principal thereof that are permitted under the Intercreditor Agreement in accordance with the terms of the ABL Loan Documents and the Intercreditor Agreement;

(g)

Restricted Junior Payments to permit Parent or any direct or indirect holding company of Parent or Company to pay overhead expenses in an amount not to exceed $250,000 in any Fiscal Year, so long as Company or Parent (or such relevant holding company) applies the amount of any such Restricted Junior Payment for such purpose;

(h)

Company and its Subsidiaries may make payment of regularly scheduled interest and principal payments as and when due, and mandatory, optional or voluntary payments or prepayments in respect of principal thereof (including any payment to avoid the application of Internal Revenue Code Section 163(e)(5) thereto) and any other payments thereon that are permitted under the applicable subordination agreement, in respect of any Subordinated Indebtedness to the extent permitted hereunder including in connection with any Permitted Refinancings of such Subordinated Indebtedness and Company and its Subsidiaries may convert Subordinated Indebtedness to, or exchange Subordinated Indebtedness for Capital Stock in accordance with terms of such Subordinated Indebtedness;

(i)	Restricted Junior Payments expressly permitted by Section 6.9(a) and (b); and

(j)

so long as no Potential Event of Default or Event of Default has occurred and is continuing at such time or would be directly or indirectly caused as a result thereof, Company and its Subsidiaries may pay dividends to purchase capital stock from present or former officers or employees of Loan Parties upon the death, disability, retirement or termination of employment of such officer or employee; provided that any such repurchases do not involve any cash payments by Loan Parties or, to the extent cash payments are made by Loan Parties, the aggregate amount of dividend payments during any Fiscal Year to fund purchases described above shall not exceed (i) $1,000,000 plus (ii) the unused amount available for such dividend payments under this Section 6.5(j) for the immediately two preceding Fiscal Years (excluding any carry-forward available from any previous Fiscal Year); provided that with respect to any Fiscal Year, any such dividend payments made during such Fiscal Year shall be deemed to be made first with respect to the applicable limitation for such year and then with respect to any carry-forward amount to the extent applicable; and

(k)	Company may make Restricted Junior Payments as specifically required by the Sand Purchase Documents;

provided that nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of Company to Company or any Subsidiary Guarantor.

Section 6.6 Maximum Consolidated Leverage Ratio

Company shall not permit the Consolidated Leverage Ratio as of the last day of the most recently ended Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated (the “Maximum Consolidated Leverage Ratio”):

Period	Maximum Consolidated Leverage Ratio
Fiscal Quarter ended June 2011 through Fiscal Quarter ended December 2011	4.75:1.00

Fiscal Quarter ended March 2012 through Fiscal Quarter ended December 2012	4.50:1.00

Fiscal Quarter ended March 2013 through Fiscal Quarter ended December 2013	4.25:1.00

Fiscal Quarter ended March 2014 through Fiscal Quarter ended December 2015	4.00:1.00

Thereafter	3.75:1.00

Section 6.7 Restriction on Fundamental Changes; Asset Sales

No Loan Party will, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including its notes or receivables and Capital Stock of a Subsidiary, whether newly issued or outstanding), whether now owned or hereafter acquired, except:

(a)

any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary Guarantor; provided that in the case of such a merger, Company or such wholly-owned Subsidiary Guarantor shall be the continuing or surviving Person;

(b)

Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

(c)	Company and its Subsidiaries may dispose of obsolete, worn out, uneconomic or surplus property no longer used or useful in the ordinary course of business of Company;

(d)

Company and its Subsidiaries may make Asset Sales of assets having an aggregate fair market value not in excess of $30,000,000 from and after the Second Restatement Date to the Maturity Date; provided that (A) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (B) at least 85% of the consideration received shall be Cash; (C) no Potential Event of Default or Event of Default shall have occurred or be continuing immediately after giving effect thereto; and (D) the Net Asset Sale Proceeds of such Asset Sales shall be applied to repay the Loans in accordance with Section 2.4(b)(iii)(B) or Section 2.4(d), provided that all such Net Asset Sale Proceeds in a Fiscal Year not exceeding $10,000,000 in the aggregate may be applied or reinvested in accordance with Section 2.4(b)(ii)(A);

(e)

in order to resolve disputes that occur in the ordinary course of business, Company and its Subsidiaries may discount or otherwise compromise for less than the face value thereof, notes or accounts receivable;

(f)	Company or a Subsidiary may sell or dispose of shares of Capital Stock of any of its Subsidiaries in order to qualify members of the Governing Body of the Subsidiary if required by applicable law;

(g)	Company may perform its obligations under the Conveyance of Undivided Mineral Interest;

(h)

any Person may be merged with or into Company or any Subsidiary if the acquisition of the Capital Stock of such Person by Company or such Subsidiary would have been permitted pursuant to Section 6.3; provided that (i) in the case of Company, Company shall be the continuing or surviving Person, (ii) if a Subsidiary is not the surviving or continuing Person, the surviving Person becomes a Subsidiary and complies with the provisions of Section 5.9 and (iii) no Potential Event of Default or Event of Default shall have occurred or be continuing immediately after giving effect thereto;

(i)

any Capital Stock of any Subsidiary of Company may be sold, transferred or otherwise disposed of to Company or any other wholly-owned Subsidiary of Company (provided that, in the case of any such transfer by a Loan Party, the transferee must also be a Loan Party or constitute an Investment otherwise permitted hereunder);

(j)	the cross licensing or licensing of intellectual property, in the ordinary course of business;

(k)

the leasing, occupancy or sub-leasing of Real Property Assets in the ordinary course of business that would not materially interfere with the required use of such Real Property Asset by any Loan Party;

(l)

transfers of condemned property as a result of the exercise of “eminent domain” or other similar policies to the respective Government Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement;

(m)	Liens expressly permitted by Section 6.2;

(n)	Restricted Junior Payments expressly permitted by Section 6.5; and

(o)	Investments permitted by Section 6.3.

Section 6.8 Consolidated Capital Expenditures

No Loan Party will, nor will it permit its Subsidiaries to, make or incur Consolidated Capital Expenditures in an aggregate amount in excess of (i) $35,000,000 in Fiscal Year 2012 and (ii) $25,000,000 in any Fiscal Year thereafter; provided that the foregoing limitation shall not apply in respect of Consolidated Capital Expenditures made in any given Fiscal Year if as of the last day of such Fiscal Year Loan Parties have at least $40,000,000 of unrestricted cash, including any amounts available to be drawn under the ABL Loan Agreement (in each case, as certified in a Compliance Certificate delivered to Administrative Agent with the annual financial statements for such Fiscal Year in accordance with Section 5.1(d)).

Section 6.9 Transactions with Shareholders and Affiliates

No Loan Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 10% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that when taken as a whole are less favorable in any material respect to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restrictions shall not apply to:

(a)	any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries;

(b)

reasonable and customary fees paid to members of the Governing Bodies of Parent and its Subsidiaries and compensation and benefit arrangements for officers, directors and employees entered into in the ordinary course;

(c)	the performance by Company of its obligations under the Sand Purchase Agreements and under the Conveyance of Undivided Mineral Interest;

(d)	transactions in accordance with the terms of the Management Agreement;

(e)	any acquisitions or other Investments expressly permitted by Section 6.3;

(f)

transactions in respect of Subordinated Indebtedness with the holders or lenders, as the case may be, of such Subordinated Indebtedness to the extent such transactions are otherwise permitted hereunder;

(g)	any intercompany loan from Company to Parent or any direct or indirect holding company of Company comprising a Restricted Junior Payment permitted under Section 6.5; or

(h)	any Restricted Junior Payments expressly permitted by Section 6.5.

Section 6.10 Sales and Lease-Backs

No Loan Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) that Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (b) that Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease; provided that (i) such lease is a Capital Lease and (ii) Company and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such Capital Lease if and to the extent that Company or any of its Subsidiaries would be permitted to enter into, and remain liable under, such lease under Section 6.1 assuming the sale and lease-back transaction constituted Indebtedness in a principal amount equal to the gross proceeds of the sale.

Section 6.11 Conduct of Business

(a)

From and after the Second Restatement Date, the Intermediate Holding Companies will not, nor will it permit any of their Subsidiaries to, engage in any business other than (i) the businesses engaged in by the Intermediate Holding Companies and their Subsidiaries on the Second Restatement Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

(b)

From and after the Second Restatement Date, Parent shall not (i) engage in any business or own, lease, manage or otherwise operate any properties or assets other than (A) entering into and performing its obligations under and in accordance with the Transaction Documents to which it is a party, (B) owning the Capital Stock of the Intermediate Holding Companies and/or the Company and engaging in activities directly related thereto, (C) issuing Capital Stock and options, warrants or similar equivalents in respect thereof and (D) taking actions required by law to maintain its corporate existence, incurring Indebtedness pursuant to Sections 6.1(a), (c), (e), (f), (h), (j), (l) and (m), Contingent Obligations permitted under Sections 6.4(d), (e) and (h) and Restricted Junior Payments permitted pursuant to Sections 6.5(a), (c), (d), (g), (i) and (j); (ii) incur any Indebtedness (other than nonconsensual obligations imposed by operation of law and obligations pursuant to the Loan Documents to which it is a party) other than Indebtedness permitted under Sections 6.1(a), (c), (e), (f), (h), (j), (l) or (m), or (iii) issue any Capital Stock that constitutes Disqualified Stock or create or acquire any Subsidiary or own any Investment (other than Investments permitted under Sections 6.3(b), (c), (f) or (n)) in any Person other than the Intermediate Holding Companies and/or the Company.

Section 6.12 Amendments or Waivers of Certain Agreements; Amendments of Documents Relating to Subordinated Indebtedness

(a)

Amendments or Waivers of Certain Agreements No Loan Party will agree to any amendment to, or waive any of its rights under, any Related Agreement (other than any agreement evidencing or governing any Subordinated Indebtedness) in a manner that could reasonably be expected to materially adversely affect the Lenders after the Second Restatement Date without in each case obtaining the prior written consent of Administrative Agent (acting at the instruction of Requisite Lenders) to such amendment or waiver.

(b)

Amendments of Documents Relating to Subordinated Indebtedness No Loan Party will, nor will it permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness or make any payment consistent with an amendment thereof or change thereto unless such amendment or change thereto is permitted pursuant to the definition of Permitted Refinancings.

Section 6.13 Fiscal Year; Accounting Policies

No Loan Party shall (a) change its Fiscal Year-end from December 31 without the prior written consent of Administrative Agent or (b) change its accounting policies and methods except from the policies and methods in effect on the Second Restatement Date, except in accordance with GAAP.

Section 6.14 Material Contracts; License Agreements; ITT Agreement

(a)

Material Contracts No Loan Party shall breach or violate any term, condition or provision of any Material Contracts or any lease with respect to any Material Leasehold Property, except for such breaches and violations thereof as in the aggregate could not reasonably be expected to have a Material Adverse Effect.

(b)	License Agreements Except with respect to any License Agreement, the loss or termination of which could not reasonably be expected to have a Material Adverse Effect:

(i)

Each Loan Party and each of their Subsidiaries shall (A) promptly and faithfully observe and perform in all material respects all of the terms, covenants, conditions and provisions of the License Agreements to which it is a party to be observed and performed by it, at the times set forth therein, if any, (B) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the material terms of any License Agreement, (C) not cancel, surrender, modify, amend, waive or release any License Agreement in any respect, or consent to or permit to occur any of the foregoing; except that subject to Section 6.14(b)(ii) below, such Person may cancel, surrender, modify, amend, waive or release any License Agreement in the ordinary course of business of such Person; provided that such Person (as the case may be) shall give Administrative Agent not less than 30 days prior written notice of its intention to so cancel, surrender and release any such License Agreement, (D) give Administrative Agent prompt written notice of any License Agreement entered into by such Person after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Administrative Agent may request, (E) give Administrative Agent prompt written notice of any breach of any material obligation, or any default, by any party under any License Agreement, and deliver to Administrative Agent (promptly upon the receipt thereof by such Person in the case of a notice to such Person and concurrently with the sending thereof in the case of a notice from such Person) a copy of each notice of default and every other notice and other communication received or delivered by such Person in connection with any License Agreement which relates to the right of such Person to continue to use the property subject to such License Agreement; and (F) furnish to Administrative Agent, promptly upon the request of Administrative Agent, such information and evidence as Administrative Agent may reasonably require from time to time concerning the observance, performance and compliance by such Person or the other party or parties thereto with the terms, covenants and provisions of any License Agreement.

(ii)

Each Loan Party and each of their Subsidiaries will either exercise any option to renew or extend the term of each License Agreement to which it is a party in such manner as will cause the term of such License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to Administrative Agent or give Administrative Agent prior written notice that such Person does not intend to renew or extend the term of any such License Agreement or that the term thereof shall otherwise be expiring, not less than 60 days prior to the date of any such renewal or expiration. In the event of the failure of such Person to extend or renew any License Agreement to which it is a party, Administrative Agent shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Administrative Agent or in the name and behalf of such Person, as Administrative Agent shall determine solely during such time that an Event of Default shall exist or have occurred and be continuing. Administrative Agent may, but shall not be required to, perform any or all of such obligations of such Person under any of the License Agreements, including, but not limited to, the payment of any or all sums due from such Person thereunder. Any sums so paid by Administrative Agent shall constitute part of the Obligations.

(iii)

The Loan Parties shall (A) not amend or modify the ITT Agreement in any manner that is materially adverse to the interests of the Lenders without the prior consent of Administrative Agent, (B) not cancel or terminate the ITT Agreement and (C) notify Administrative Agent promptly, but in any event within five Business Days of any actual, pending or threatened termination or cancellation of the ITT Agreement or any denial of coverage in respect of the indemnity set forth therein.

Section 6.15 Designation of Senior Debt

The Loan Parties will not, nor will they permit any Subsidiary to, permit any Subordinated Indebtedness of such Loan Party or such Subsidiary to fail to be subject to any subordination provisions governing such Subordinated Indebtedness.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following conditions or events (“Events of Default”) shall occur:

Section 7.1 Failure to Make Payments When Due

(a)

Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment (except as provided in Section 2.4(b)(ii)(F) with respect to an incorrect calculation of mandatory prepayment amounts) or otherwise; or

(b)	failure by Company to pay any interest on any Loan, any fee or any other amount due under this Agreement within three days after the date due; or

Section 7.2 Default in Other Agreements

(a)

Failure of Parent, Company or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 7.1) or Contingent Obligations in an individual principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or

(b)

breach or default by Parent, Company or any of their respective Subsidiaries with respect to any other material term of (i) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (a) above or (ii) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (with the giving or receiving of notice of such declaration, if required, but after the expiration of all grace periods applicable thereto); or

Section 7.3 Breach of Certain Covenants

(a)

Failure of a Loan Party to perform or comply with any term or condition contained in Section 2.5, Section 5.1(b), (c) and (d), Section 5.2 (in respect of the existence of Parent or Company) or ARTICLE VI of this Agreement; or

(b)

Failure of a Loan Party to perform or comply with any term or condition contained in Section 5.4(b) and (c), and, in either case, such default shall not have been remedied or waived within 15 days after the earlier of (i) an Officer of Company or such Loan Party becoming aware of such default or (ii) receipt by Company and such Loan Party of notice from Administrative Agent or any Lender of such default; or

Section 7.4 Breach of Warranty

Any representation, warranty, certification or other statement made by Parent or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

Section 7.5 Other Defaults Under Loan Documents

Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other Section of this ARTICLE VII, and such default shall not have been remedied or waived within 30 days after the earlier of (a) an Officer of Company or such Loan Party becoming aware of such default or (b) receipt by Company and such Loan Party of notice from Administrative Agent or any Lender of such default; or

Section 7.6 Involuntary Bankruptcy; Appointment of Receiver, etc.

(a)

A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Parent, Company or any of their respective Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

(b)

an involuntary case shall be commenced against Parent, Company or any of their respective Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other Officer having similar powers over Parent, Company or any of their respective Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Parent, Company or any of their respective Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Parent, Company or any of their respective Subsidiaries, and any such event described in this clause (b) shall continue for 60 days unless dismissed, bonded or discharged; or

Section 7.7 Voluntary Bankruptcy; Appointment of Receiver, etc.

(a)

Parent, Company or any of their respective Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Parent, Company or any of their respective Subsidiaries shall make any assignment for the benefit of creditors; or

(b)

Parent, Company or any of their respective Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, generally, to pay its debts as such debts become due; or the Governing Body of Parent, Company or any of their respective Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (a) above or this clause (b); or

Section 7.8 Judgments and Attachments

Any money judgment, writ or warrant of attachment or similar process involving an amount in excess of $10,000,000 in the aggregate at any time, to the extent not adequately covered by insurance as to which a Solvent and unaffiliated insurance company has not disclaimed coverage or by the indemnity relating to Silica Related Claims under the ITT Agreement, shall be entered or filed against Parent, Company or any of their respective Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 90 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

Section 7.9 Dissolution

Any order, judgment or decree shall be entered against Parent, Company or any of its Subsidiaries decreeing the dissolution or split up of Parent, Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

Section 7.10 ERISA

Any of the following events results in the imposition of or granting of security, or the incurring of a liability or a material risk of incurring a liability that individually and/or in the aggregate, results or could reasonably be expected to result in a Material Adverse Effect:

(a)	any ERISA Event occurs or is reasonably expected to occur;

(b)

any Loan Party or ERISA Affiliate incurs or could reasonably be expected to incur a liability to or on account of a Multiemployer Plan as a result of a violation of Section 515 of ERISA or under Section 4201, 4204 or 4212(c) of ERISA;

(c)

the fair market value of the assets of any Employee Plan subject to Title IV of ERISA is not at least equal to the present value of the “benefit liabilities” (within the meaning of Section 4001(a)(16) of ERISA) under that Employee Plan using the actuarial assumptions and methods used by the actuary to that Employee Plan in its most recent valuation of that Employee Plan; or

(d)

any Loan Party or ERISA Affiliate incurs or could reasonably be expected to incur a liability to or on account of an Employee Plan under Section 409, 502(i) or 502(I) of ERISA or Section 4971 or 4975 of the Internal Revenue Code; or

Section 7.11 Change in Control

A Change in Control shall have occurred; or

Section 7.12 Invalidity of Loan Documents; Failure of Security; Repudiation of Obligations

At any time after the execution and delivery thereof, (a) any Loan Document or any provision thereof, for any reason other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (b) Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered by a First Priority Lien by the Collateral Documents to having a fair market value, individually or in the aggregate, exceeding $1,000,000, in each case for any reason other than release of the Collateral in accordance with the Loan Documents or the failure of Administrative Agent or any Lender to take any action within its control or (c) any Loan Party shall contest the validity or enforceability of any Loan Document or any provision thereof in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document or any provision thereof to which it is a party;

THEN:

(a)

Acceleration (i) upon the occurrence of any Event of Default described in Section 7.6 or 7.7, each of (A) the unpaid principal amount of and accrued interest on the Loans and (B) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Loan Parties and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clause (A) above to be, and the same shall forthwith become, immediately due and payable, and thereafter, Administrative Agent may, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clause (B) above to be, and the same shall forthwith become, immediately due and payable.

(b)

Rescission of Acceleration Notwithstanding anything contained in paragraph (a) above, if at any time within 60 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 9.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Company, and such provisions shall not at any time be construed so as to grant Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

(c)

Right to Cure Notwithstanding anything to the contrary contained in ARTICLE VII, in the event that Company fails to comply with the Financial Covenant, then until ten days after the date on which the Compliance Certificate in respect of the applicable Fiscal Quarter is required to be delivered pursuant to Section 5.1(d), Permitted Holders shall have the right to commit to purchase for cash Qualified Capital Stock of Parent and make payment for such Qualified Capital Stock; provided that Parent shall immediately upon receipt of any such payment contribute 100% of such payment in cash to the capital of Company as a contribution in respect of Company’s common Capital Stock (collectively, the “Cure Right”), and upon the receipt by Company of such Cash contribution (the “Specified Equity Contribution”) pursuant to the exercise by Permitted Holders of such Cure Right, (A) Company shall apply such Specified Equity Contribution to a mandatory prepayment of the Loans pursuant to Section 2.4(b)(iii)(C) and (B) the Consolidated Adjusted EBITDA shall be increased, solely for the purpose of determining compliance with the Financial Covenant with respect to any period of four consecutive Fiscal Quarters that includes the Fiscal Quarter for which the Cure Right was exercised and not for any other purpose under this Agreement, by an amount equal to the amount of the Specified Equity Contribution. If, after giving effect to the foregoing recalculations, Company shall then be in compliance with the Financial Covenant (and shall deliver to Administrative Agent a pro forma Compliance Certificate demonstrating such compliance), Company shall be deemed to have complied with the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Covenant that had occurred shall be deemed cured for the purposes of this Agreement (including any breach of a representation or warranty that the Loan Parties were in compliance with the Financial Covenant as of such date). Until the 10th day following the date on which the Compliance Certificate in respect of the applicable Fiscal Quarter is required to be delivered pursuant to Section 5.1(d), (x) none of Administrative Agent nor any Lender shall exercise the right to accelerate the Loans or terminate the Commitments and (y) none of Administrative Agent, any other Lender or other Secured Party shall exercise any right to foreclose on or take possession of the Collateral solely on the basis of an Event of Default having occurred and being continuing as a result of a breach of the Financial Covenant in or as of the end of such Fiscal Quarter (including as a result of any breach of a representation or warranty that the Loan Parties were in compliance with the Financial Covenant during or as of the end of such Fiscal Quarter).

Notwithstanding anything herein to the contrary, (i) in each four-Fiscal Quarter period there shall be at least two Fiscal Quarters in which no Cure Right is exercised, (ii) no more than four Specified Equity Contributions may be made after the Second Restatement Date, (iii) with respect to this Agreement, the amount of any Specified Equity Contribution shall be no greater than the minimum amount required to cause Company to be in compliance with the Financial Covenant (it being understood, however, that cash equity contributions to cure financial covenant defaults under the ABL Loan Agreement may exceed such amount) and (iv) no Indebtedness repaid with the proceeds of a Specified Equity Contribution shall be deemed repaid for purposes of determining compliance with the Financial Covenant on the last day of the Fiscal Quarter for which the Cure Right was exercised.

ARTICLE VIII

ADMINISTRATIVE AGENT

Section 8.1 Appointment

(a)	Appointment of Administrative Agent BNP Paribas is hereby appointed Administrative Agent hereunder and under the other Loan Documents.

(i)

Authorization Each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this ARTICLE VIII are solely for the benefit of Agents and Lenders and no Loan Party shall have rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Administrative Agent (other than as provided in Section 2.1(d)) shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any other Loan Party.

(ii)

Exercise of Duties Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact appointed by Administrative Agent in its sole discretion. Administrative Agent and any such sub-agent may perform any and all of the duties of Administrative Agent and exercise the rights and powers of Administrative Agent by or through their respective Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates (“Related Parties”). The exculpatory provisions of this ARTICLE VIII shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent.

(b)

Appointment of Supplemental Collateral Agents It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Collateral Agent” and collectively as “Supplemental Collateral Agents”).

(i)

Duties In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (A) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent and (B) the provisions of this ARTICLE VIII and of Sections 9.2 and 9.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

(ii)

Acknowledgement by Company Should any instrument in writing from Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

(c)

Control Under UCC Each Lender and Administrative Agent hereby appoints each other Lender as agent for the purpose of perfecting Administrative Agent’s security interest in assets that, in accordance with the UCC, can be perfected by possession or control.

Section 8.2 Powers and Duties; General Immunity

(a)

Powers; Duties Specified Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender or Company; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

(b)

No Responsibility for Certain Matters No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Agent to Lenders or by or on behalf of Company to such Agent or any Lender in connection with the Loan Documents and the Transactions or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall such Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default.

(c)

Exculpatory Provisions No Agent or any of its Officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent’s gross negligence or willful misconduct. An Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 9.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions; provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication (including any electronic message, Internet or intranet website posting or other distribution), instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against an Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 9.6).

(d)

Agents Entitled to Act as Lender The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, an Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, an Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term “Lender” or “Lenders” or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. An Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in and generally engage in any kind of commercial banking, investment banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

Section 8.3 Independent Investigation by Lenders; No Responsibility For Appraisal of Creditworthiness

Each Lender agrees that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Secured Parties or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

Section 8.4 Right to Indemnity

Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent and its Officers, directors, employees, agents, attorneys, professional advisors and Affiliates to the extent that any such Person shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by Agents) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Agent or such other Person in exercising the powers, rights and remedies of an Agent or performing duties of an Agent hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Agent resulting solely from such Agent’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. If any indemnity furnished to an Agent or any other such Person for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

Section 8.5 Resignation of Agents; Successor Administrative Agent

Any Agent may resign at any time by giving 30 days’ prior written notice thereof to Lenders and Company. Upon any such notice of resignation by Administrative Agent, Requisite Lenders shall have the right, upon five Business Days’ notice to Company, to appoint a successor Administrative Agent. If no such successor shall have been so appointed by Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent. If Administrative Agent shall notify Lenders and Company that no Person has accepted such appointment as successor Administrative Agent, such resignation shall nonetheless become effective in accordance with Administrative Agent’s notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, except that any Collateral held by Administrative Agent will continue to be held by it until a Person shall have accepted the appointment of successor Administrative Agent and (ii) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by, to or through each Lender directly, until such time as Requisite Lenders appoint a successor Administrative Agent in accordance with this Section 8.5. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement (if not already discharged as set forth above). After any retiring Agent’s resignation hereunder, the provisions of this ARTICLE VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

Section 8.6 Collateral Documents and Guaranties

Each Lender (which term shall include, for purposes of this Section 8.6, any Hedge Agreement Counterparty) hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under each Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and the Guaranties; provided that Administrative Agent shall not (a) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or the Guaranties or (b) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to Section 9.6, all Lenders); provided further, however, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented, (ii) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the Capital Stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented or (iii) subordinate the Liens of Administrative Agent, on behalf of Secured Parties, to any Liens permitted by clause (v) of Section 6.2(a); provided that, in the case of a sale or other disposition of such item of Collateral or stock referred to in subdivision (i) or (ii), the requirements of Section 9.14 are satisfied. Anything contained in any of the Loan Documents to the contrary notwithstanding, (A) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof and (B) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Administrative Agent at such sale.

Section 8.7 Duties of Other Agents

To the extent that any Lender is identified in this Agreement as a co-agent, documentation agent or syndication agent, such Lender shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender.

Section 8.8 Administrative Agent May File Proofs of Claim

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial Proceeding relative to Parent, Company or any of their respective Subsidiaries, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Company) shall be entitled and empowered, by intervention in such Proceeding or otherwise

(a)

to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of Lenders and Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agents and their agents and counsel and all other amounts due Lenders and Agents under Section 2.3 and Section 9.2) allowed in such judicial Proceeding, and

(b)	to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial Proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agents and their agents and counsel, and any other amounts due Agents under Section 2.3 and Section 9.2.

Nothing herein contained shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such Proceeding.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Successors and Assigns; Assignments and Participations in Loans

(a)

General This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders’ rights of assignment are subject to the further provisions of this Section 9.1). Neither Company’s rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders (and any attempted assignment or transfer by Company without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of each of Administrative Agent and Lenders and Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)	Assignments

(i)

Amounts and Terms of Assignments Any Lender may assign to one or more Eligible Assignees all or any portion of its rights and obligations under this Agreement; provided that (A), except (1) in the case of an assignment of the entire remaining amount of the assigning Lender’s rights and obligations under this Agreement or (2) in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund of a Lender, the aggregate amount of the Loan Exposure, as the case may be, of the assigning Lender and the assignee subject to each such assignment shall not be less than $1,000,000 (in each case aggregating concurrent assignments by or to two or more Affiliated Funds for purposes of determining such minimum amount), unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Company otherwise consent (each such consent not to be unreasonably withheld or delayed), (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan, (C) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $3,500 (unless the assignee is an Affiliate or an Approved Fund of the assignor, in which case no fee shall be required and no more than one such fee shall be payable in connection with simultaneous assignments to or by two or more Affiliated Funds), and the Eligible Assignee, if it shall not be a Lender, shall deliver to Administrative Agent information reasonably requested by Administrative Agent, including such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.7(b)(iv) and (D), except in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund of a Lender, each of (1) Administrative Agent and (2) if no Event of Default has occurred and is continuing, Company shall have consented thereto (with all such consents not to be unreasonably withheld or delayed) provided that no consent of Company shall be required for any assignments made during the initial syndication of the Loans to any lenders set forth on the initial allocation list provided by Administrative Agent to Company on or prior to the Second Restatement Date.

(ii)

Effect of Assignments Upon such execution, delivery and consent, from and after the effective date specified in such Assignment Agreement, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under Section 9.9(b)) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Notes, if any, to Administrative Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lender in accordance with Section 2.1(e), be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit III, annexed hereto, with appropriate insertions, to reflect the amount of the outstanding Loan of the assignee and/or the assigning Lender. Other than as provided in Section 9.5, any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.1(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.1(c).

(iii)

Acceptance by Administrative Agent; Recordation in Register Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in Section 9.1(b)(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to Section 2.7(b), Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to Section 9.1(b)(i)), (A) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (B) record the information contained therein in the Register and (C) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this Section 9.1(b)(iii).

(iv)

Deemed Consent by Company If the consent of Company to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in Section 9.1(b)(i)), Company shall be deemed to have given its consent ten Business Days after the date notice thereof has been delivered by the assigning Lender (through Administrative Agent) unless such consent is expressly refused by Company prior to such tenth Business Day.

(v)

Electronic Execution of Assignments The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(c)

Participations Any Lender may, without the consent of, or notice to, Company or Administrative Agent, sell participations to one or more Persons (other than a natural Person) in all or a portion of such Lender’s rights and/or obligations under this Agreement; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Company, Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver directly affecting (A) an extension of the regularly scheduled maturity of any portion of the principal amount of or interest on any Loan allocated to such participation, (B) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation or (C) an increase in the Commitment allocated to such participation. Subject to the further provisions of this Section 9.1(c), Company agrees that each Participant shall be entitled to the benefits of Section 2.6(d) and 2.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.1(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.4 as though it were a Lender, provided such Participant agrees to be subject to Section 9.5 as though it were a Lender. A Participant shall not be entitled to receive any greater payment under Section 2.6(d) and 2.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with Company’s prior written consent. No Participant shall be entitled to the benefits of Section 2.7 unless Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Company, to comply with Section 2.7(b)(iv) as though it were a Lender.

(d)

Pledges and Assignments Any Lender may at any time pledge or assign a security interest in all or any portion of its Loans, and the other Obligations owed to such Lender, to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank or any central bank having jurisdiction; provided that (i) no Lender shall be relieved of any of its obligations hereunder as a result of any such assignment or pledge and (ii) in no event shall any assignee or pledgee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

(e)

SPC Grants Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to Administrative Agent and Company (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of Company under this Agreement (including its obligations under Section 2.7), (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the applicable Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation Proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (1) with notice to, but without prior consent of Company and Administrative Agent and with the payment of a processing fee of $3,500 paying any processing fee therefor, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (2) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.

(f)

Information Each Lender may furnish any information concerning Parent and its Subsidiaries in the possession of that Lender from time to time to assignees and Participants (including prospective assignees and Participants), subject to Section 9.19.

(g)

Agreements of Lenders Each Lender listed on the signature pages hereof hereby agrees, and each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree, (i) that it is an Eligible Assignee described in clause (b) of the definition thereof; (ii) that it has experience and expertise in the making of or purchasing loans such as the Loans; and (iii) that it will make or purchase Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 9.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control).

Section 9.2 Expenses

Whether or not the Transactions shall be consummated, Company agrees to pay promptly (a) all reasonable and documented out-of-pocket costs and expenses of Administrative Agent of negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (b) all costs and expenses of furnishing all opinions by counsel for Company (including any opinions requested by Agents or Lenders as to any legal matters arising hereunder) and of Company’s performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (c) all reasonable and documented out-of-pocket fees, expenses and disbursements of one primary counsel to Administrative Agent and one reasonably necessary local counsel in any material jurisdiction in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (d) all reasonable and documented out-of-pocket costs and expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Secured Parties pursuant to any Collateral Document, including filing and recording fees, expenses and Taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions that Administrative Agent or Requisite Lenders may reasonably request in accordance with the obligations of the Loan Parties hereunder in respect of the Collateral Documents or the Liens created pursuant thereto; (e) all reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented out-of-pocket fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained (with the consent of Company, not to be unreasonably withheld) by Administrative Agent or its counsel) of obtaining and reviewing any appraisals provided for under Section 5.8(b) and any environmental audits or reports provided for under Section 5.8(a); (f) all reasonable and documented out-of-pocket costs and expenses incurred by Administrative Agent in connection with the custody or preservation of any of the Collateral; (g) all other reasonable and documented out-of-pocket costs and expenses incurred by Administrative Agent in connection with the syndication of the Loans and Commitments; (h) all reasonable and documented out-of-pocket costs and expenses, including attorneys’ fees and reasonable and documented out-of-pocket fees, costs and expenses of accountants, advisors and consultants, incurred by Administrative Agent and its counsel relating to efforts to (i) evaluate or assess any Loan Party, its business or financial condition and (ii) protect, evaluate, assess or dispose of any of the Collateral; and (i) all out-of-pocket costs and expenses, including reasonable and documented out-of-pocket attorneys’ fees (including allocated costs of internal counsel), fees, costs and expenses of accountants, advisors and consultants and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan

Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Loan Documents) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy Proceedings. For the avoidance of doubt, Parent and Company shall not be required to reimburse the legal fees and expenses of more than one firm of outside counsel (in addition, one firm of necessary local counsel in each applicable local jurisdiction) for Administrative Agent and one separate firm of outside counsel for all Lenders, taken as a whole.

Section 9.3 Indemnity

(a)

In addition to the payment of expenses pursuant to Section 9.2, whether or not the Transactions shall be consummated, Company agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless Agents and Lenders, and the Officers, directors, trustees, employees, agents, advisors and Affiliates of Agents and Lenders (collectively called the “Indemnitees”), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee or its related parties as determined by a final judgment of a court of competent jurisdiction.

(b)

As used herein, “Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented out-of-pocket fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial Proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the Transactions (including Lenders’ agreement to make the Loans hereunder or the use or intended use of the proceeds thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Government Authority, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties), (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries; except to the extent such Environmental Claim or Hazardous Materials Activity arises solely from the gross negligence or willful misconduct of Indemnitee as determined by a final judgment of a court of competent jurisdiction.

(c)

To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 9.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

Section 9.4 Set-Off

In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default each of Lenders and their Affiliates is hereby authorized by Company at any time or from time to time, with prompt notice to Company or to any other Person, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or any Affiliate of that Lender to or for the credit or the account of Company and each other Loan Party against and on account of the Obligations of Company or any other Loan Party to that Lender (or any Affiliate of that Lender) or to any other Lender (or any Affiliate of any other Lender) under this Agreement and the other Loan Documents to the extent then due and payable, including all claims of any nature or description arising out of or connected with this Agreement and participations therein or any other Loan Document, irrespective of whether or not that Lender shall have made any demand hereunder.

Section 9.5 Ratable Sharing

Lenders hereby agree among themselves that if any of them shall, whether by voluntary or mandatory payment (other than a payment or prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as Cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall, unless such proportionately greater payment is required or permitted by the terms of this Agreement, (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase assignments (which it shall be deemed to have purchased from each seller of an assignment simultaneously upon the receipt by such seller of its portion of such payment) of the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that (i) if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such assignments shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest and (ii) the foregoing provisions shall not apply to (A) any payment made by Company pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment (other than an assignment pursuant to this Section 9.5) of or the sale of a participation in any of its Obligations to any Eligible Assignee or Participant pursuant to Section 9.1(b). Company expressly consents to the foregoing arrangement and agrees that any purchaser of an assignment so purchased may exercise any and all rights of a Lender as to such assignment as fully as if that

Lender had complied with the provisions of Section 9.1(b) with respect to such assignment. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each purchasing Lender and each selling Lender agree to enter into an Assignment Agreement at the request of a selling Lender or a purchasing Lender, as the case may be, in form and substance reasonably satisfactory to each such Lender.

Section 9.6 Amendments and Waivers

(a)

Consent Required No amendment, modification, termination or waiver of any provision of this Agreement or the other Loan Documents, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Company and the Requisite Lenders; provided that no such amendment, modification, termination, waiver or consent shall, without the consent of:

(i)

each Lender with Obligations directly amended, modified, terminated or waived whose consent shall be sufficient for any such amendment, modification, termination or waiver in addition to that of Requisite Lenders:

(A)	reduce the principal amount of the Loans;

(B)

increase the amount or extend the expiry date of any Commitment (it being understood that waivers or modifications of conditions precedent, covenants, Potential Events of Default or Events of Default, mandatory repayments or mandatory reductions of Loans or Commitments, shall not constitute an increase of the Commitment of any Lender);

(C)	postpone the Maturity Date or Latest Maturity Date, or postpone the date or reduce the amount of any scheduled payment (but not prepayment) of principal of the Loans;

(D)	change in any manner or waive the provisions contained in Section 7.1 (“Failure to Make Payments When Due”) in respect of any Loan or other Obligation;

(E)	postpone the date on which any interest or any fees are payable;

(F)

decrease the interest rate borne by the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to Section 2.2(e) (“Default Rate”)) or the amount of any fees payable hereunder (excluding any change in the manner in which any financial ratio used in determining any interest rate or fee is calculated that would result in a reduction of any such rate or fee);

(G)	increase the maximum duration of Interest Periods permitted hereunder; or

(H)

change in any manner the definition of “Pro Rata Share” or the provisions of Section 9.5 (“Ratable Sharing”) that would adversely alter the scheme for pro rata sharing of payments thereunder, or the definition of “Requisite Lenders” (except for any changes resulting solely from increases or other changes in the aggregate amount of the Commitments permitted hereunder or otherwise approved pursuant to this Section 9.6 and technical amendments which do not adversely affect the rights of any Lender).

(ii)	each Lender:

(A)	change in any manner any provision of this Agreement that, by its terms, expressly requires the approval or concurrence of all Lenders;

(B)

release any Lien granted in favor of Administrative Agent with respect to all or substantially all of the Collateral or release Parent from its obligations under the Parent Guaranty or release any Subsidiary Guarantor with material assets in excess of $2,000,000 fair market value, from its or their obligations under the Subsidiary Guaranty, in each case other than in accordance with the terms of the Loan Documents;

(C)	change in any manner or waive the provisions contained in Section 2.4(d) or this Section 9.6 (in each case, other than technical amendments which do not adversely affect the rights of any Lender); or

(D)	consent to the assignment or transfer by Company of any of its rights and obligations under this Agreement.

(iii)

Administrative Agent: amend, modify, terminate or waive any provision of ARTICLE VIII or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent; provided further that nothing contained in this Section 9.6 will require Administrative Agent to seek the consent of any Lender prior to making any technical amendments or modifications to any provision of a Loan Document or to providing waivers or making amendments to any provision of a Loan Document that do not adversely affect the rights of any Lender, so long as such technical amendments and modifications occur prior to the delivery of audited financial statements for the Fiscal Year ending December 31, 2011 pursuant to Section 5.1(c).

(b)

General Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

(c)

Incremental and Extension Loans Notwithstanding anything contained herein to the contrary, it is hereby understood and agreed that the consent of Requisite Lenders shall not be required to implement the terms and provisions of Section 2.10 and/or Section 2.11.

(d)

Replacement Loans In addition, notwithstanding the foregoing, this Agreement and any other Loan Document may be amended or amended and restated with the written consent of Administrative Agent, Company and the Lenders or Incremental

Lenders providing the Replacement Loans (as defined below) to the extent necessary or appropriate to permit the refinancing of all or a portion of outstanding Loans or Incremental Loans, as the case may be and including, in each case, Extension Loans (“Refinanced Loans”) on a pro rata basis with replacement term loans (“Replacement Loans”) to be provided by Refinancing Lenders; provided that unless all of the Loans and Incremental Term Loans (including, in each case, Extension Loans) are refinanced with Replacement Loans (i) the Replacement Loans will rank pari passu in right of payment and of security with the other Loans and Incremental Term Loans (including, in each case, Extension Loans) hereunder (ii) the aggregate principal amount of such Replacement Loans shall not exceed the aggregate principal amount of such Refinanced Loans, (ii) the interest rate spread applicable to such Replacement Loans shall not be higher than the interest rate spread for such Refinanced Loans immediately prior to such refinancing, (iii) the final maturity of such Replacement Loans shall not be prior to the final maturity of such Refinanced Loans and the Weighted Average Life to Maturity of such Replacement Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Loans at the time of such refinancing (except by virtue of amortization or prepayment of the Refinanced Loans) and (iv) all covenants, events of default, guarantees, collateral and other terms applicable to such Replacement Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Loans than, those applicable to such Refinanced Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Loans and Incremental Term Loans (including, in each case, Extension Loans) in effect immediately prior to such refinancing.

Section 9.7 Independence of Covenants

All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

Section 9.8 Notices; Effectiveness of Signatures

(a)

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile in complete and legible form, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party’s name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent. Electronic mail and Internet and intranet websites may be used to distribute routine communications, such as financial statements and other information as provided in Section 5.1. Administrative Agent or Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(b)

Loan Documents and notices under the Loan Documents may be transmitted and/or signed by telefacsimile and by signatures delivered in ‘PDF’ format by electronic mail. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on all Loan Parties, Agents and Lenders. Administrative Agent may also require that any such documents and signature be confirmed by a manually-signed copy thereof; provided, however, that the failure to request or deliver any such manually-signed copy shall not affect the effectiveness of any facsimile document or signature.

Section 9.9 Survival of Representations, Warranties and Agreements

(a)	All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

(b)

Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in Section 2.6(d) (“Compensation For Breakage or Non-Commencement of Interest Periods”), 2.7 (“Increased Costs; Taxes; Capital Adequacy”), 9.2 (“Expenses”), 9.3 (“Indemnity”) and the agreements of Lenders set forth in 8.4 (“Right to Indemnity”) and 9.5 (“Ratable Sharing”) shall survive the payment of the Loans and the termination of this Agreement.

Section 9.10 Failure or Indulgence Not Waiver; Remedies Cumulative

No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 9.11 Marshalling; Payments Set Aside

Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Agents or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 9.12 Severability

In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 9.13 Obligations Several; Independent Nature of Lenders’ Rights; Damage Waiver

(a)

The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders, or Lenders and Company, as a partnership, an association, a Joint Venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to Section 9.6, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any Proceeding for such purpose.

(b)

To the extent permitted by law, Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement (including Section 2.1(c) hereof), any other Loan Document, any transaction contemplated by the Loan Documents, any Loan or the use of proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the Transactions.

Section 9.14 Release of Security Interest or Guaranty

(a)

Upon the proposed sale or other disposition of any Collateral to any Person (other than an Affiliate of Company) that is permitted by this Agreement or to which Requisite Lenders have otherwise consented, or the sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor to any Person (other than an Affiliate of Company) that is permitted by this Agreement or to which Requisite Lenders have otherwise consented, for which a Loan Party desires to obtain a security interest release or a release of the Subsidiary Guaranty from Administrative Agent, such Loan Party shall deliver an Officer’s Certificate (i) stating that the Collateral or the Capital Stock subject to such disposition is being sold or otherwise disposed of in compliance with the terms hereof and (ii) specifying the Collateral or Capital Stock being sold or otherwise disposed of in the proposed transaction. Upon the receipt of such Officer’s Certificate, Administrative Agent shall, at such Loan Party’s expense, so long as Administrative Agent is not aware that the facts stated in such Officer’s Certificate are not true and correct, execute and deliver such releases of its security interest in such Collateral or such Subsidiary Guaranty, as may be reasonably requested by such Loan Party.

Section 9.15 Applicable Law

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN ANY SUCH LOAN DOCUMENT), AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

Section 9.16 Construction of Agreement; Nature of Relationship

Each of the parties hereto acknowledges that (a) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, (b) it has had full and fair opportunity to review and revise the terms of this Agreement, (c) this Agreement has been drafted jointly by all of the parties hereto and (d) neither Administrative Agent nor any Lender or other Agent has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the other Agents and Lenders, on one hand, and the Loan Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

Section 9.17 Consent to Jurisdiction and Service of Process

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY LOAN PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS HEREUNDER AND THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH LOAN PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

(a)	ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(b)	WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(c)

AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO IT AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.8;

(d)

AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER IT IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

(e)	AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST IT IN THE COURTS OF ANY OTHER JURISDICTION; AND

(f)

AGREES THAT THE PROVISIONS OF THIS SECTION 9.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

Section 9.18 Waiver of Jury Trial

EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

Section 9.19 Confidentiality

Each Lender and Administrative Agent shall hold all information obtained pursuant to the requirements of this Agreement in accordance with such Lender’s customary procedures for handling confidential information of this nature, it being understood and agreed by Company that in any event a Lender may make disclosures (a) to its and its Affiliates’ directors, Officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any Government Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or Proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.19, to (i) any Eligible Assignee of or Participant in, or any bona fide prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of Company, (g) with the written consent of Company, (h) to the extent such information (i) becomes publicly available other than as a result of a breach of this Section 9.19 or (ii) becomes available to Administrative Agent or any such Lender, as applicable, on a nonconfidential basis from a source other than Company or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates and that no written or oral communications from counsel to an Agent and no information that is or is designated as privileged or as attorney work product may be disclosed to any Person unless such Person is a Lender or a Participant hereunder; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any Government Authority or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such Government Authority) for disclosure of any such information prior to disclosure of such information; and provided further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries. In addition, Administrative Agent and Lenders may disclose the existence of this Agreement and customarily disclosed information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to Administrative Agent and Lenders, and Administrative Agent or any of its Affiliates may place customary “tombstone” advertisements (which may include any of Company’s or its

Subsidiaries’ trade names or corporate logos) subject to approval by Company in publications of its choice (including without limitation “e-tombstones” published or otherwise circulated in electronic form and related hyperlinks to any of Company’s or its Subsidiaries’ corporate websites) at its own expense.

Section 9.20 USA Patriot Act

Each Lender hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies Loan Parties, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA Patriot Act.

Section 9.21 Usury Savings Clause.

Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company.

Section 9.22 Counterparts; Effectiveness

This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

Section 9.23 Lien Confirmation

Parent, Company, and each Subsidiary Guarantor acknowledge and confirm that the Liens granted pursuant to the Collateral Documents to secure the Obligations of Company to the Secured Parties under the Original Credit Agreement, as amended and restated pursuant to the First Amended and Restated Credit Agreement and as further amended and restated pursuant to this Agreement, and under the other Loan Documents, remain in full force and effect and shall continue to secure all Obligations under this Agreement and the other Loan Documents (including any Loans made or continued on the Second Restatement Date and any additional Loans or other extensions of credit made thereafter in accordance with the terms of this Agreement) all to the full extent as set forth in such Collateral Documents and any reference to the “Credit Agreement” or any other Loan Document in such Collateral Document shall be deemed to be a reference to this Agreement or such Loan Document as the same is hereby effectuated, amended or amended and restated on the Second Restatement Date and as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, and Parent, Company and each Subsidiary Guarantor hereby grant such Liens pursuant to the Collateral Documents to secure the Obligations under the Restated Credit Agreement and the other Loan Documents.

Section 9.24 Guaranty Confirmation

Parent and each Subsidiary Guarantor consents in all respects to the execution by Company of this Agreement and acknowledges and confirms that the Guaranties to guarantee the full payment and performance of the Obligations of Company under the Original Credit Agreement, as amended and restated by the First Amended and Restated Credit Agreement and as further amended and restated by this Agreement, remain in full force and effect in accordance with their respective terms and the other Loan Documents (including any Loans made or continued on the Second Restatement Date and any additional Loans or other extensions of credit made thereafter in accordance with the terms of this Agreement) and any reference to the “Credit Agreement” or any other Loan Document in such Guaranties shall be deemed to be a reference to this Agreement or such Loan Document as the same is hereby amended or amended and restated on the Second Restatement Date and as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

Section 9.25 Initial Loans

(a)	On the Second Restatement Date:

(i)

The Lenders shall be deemed to have assumed and purchased, and the Existing Lenders shall be deemed to have sold, assigned and transferred, in each case without recourse, the First Restatement Loans of the Existing Lenders to such extent as shall be necessary in order that, after giving effect to all such assumptions, purchases, sales, assignments and transfers and the making of the Loans contemplated by clause (a)(ii) below, each Lender shall have a Commitment that is equal to the amount set forth with respect to such Lender on a schedule held by Administrative Agent. Each Lender shall be deemed to have assumed and purchased the First Restatement Loans of the Existing Lenders ratably from the Existing Lenders, based, with respect to each Existing Lender, on the percentage of the total First Restatement Loans as of the Second Restatement Date represented by such Existing Lender’s First Restatement Loans as of such date.

(ii)

Company shall be deemed to have requested that each Lender make, and each Lender shall make, Loans in an amount equal to the excess of (A) the amount of the Commitment set forth with respect to such Lender on a schedule held by Administrative Agent over (B) the principal amount of Loans of such Lender outstanding on the Second Restatement Date after giving effect to the transactions referred to in clause (a)(i) above.

(b)

Administrative Agent shall pay the principal amount of all First Restatement Loans outstanding as of the Second Restatement Date, all interest accrued under the First Amended and Restated Credit Agreement on the First Restatement Loans to but excluding the Second Restatement Date, and all fees payable to the Existing

Lenders under the First Amended and Restated Credit Agreement with respect to all periods ending prior to the Second Restatement Date from the proceeds of the Loans made or continued on the Second Restatement Date, and Administrative Agent shall distribute such amounts received by it to the Existing Lenders in accordance with their interests therein (in each case as set forth in the Funds Flow Memorandum and without a concomitant reduction in any of the Commitments under this Agreement).

(c)

All of the foregoing assumptions, purchases, sales, assignments, transfers and payments referred to in clauses (a) and (b) above shall be deemed to occur concurrent with the initial funding of the Loans and the effectiveness of the Commitments under this Agreement, in each case in accordance with the terms of this Agreement and the Funds Flow Memorandum. The parties hereby acknowledge that (i) Existing Lenders constituting “Requisite Lenders” (as defined in the First Amended and Restated Credit Agreement) have, in their capacities as Existing Lenders, consented to this Agreement for the purpose of amending and restating the First Amended and Restated Credit Agreement and have committed to be Lenders hereunder and (ii) all of the foregoing assignments of First Restatement Loans by Existing Lenders not participating as initial Lenders under this Agreement are being effectuated pursuant to and in accordance with Section 2.9. On and after the Second Restatement Date, the terms and conditions of each Lender’s Commitments and Loans, including any Commitments and Loans assumed and purchased pursuant to this Section 9.25, shall be as set forth in this Agreement, and such Commitments and Loans shall continue to be in effect and outstanding on the terms and conditions set forth in this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PARENT

USS HOLDINGS, INC., as Parent

By	/s/ William A. White
	Name:	William A. White
	Title:	Chief Financial Officer, Assistant Secretary and Vice President - Finance

Notice Address:

8490 Progress Drive, Suite 300

Frederick, MD 21701

Attn.: Legal Dept.

Fax: 301-682-0690

COMPANY

U.S. SILICA COMPANY, as Company

By	/s/ William A. White
	Name:	William A. White
	Title:	Chief Financial Officer, Assistant Secretary and Vice President - Finance

Notice Address:

8490 Progress Drive, Suite 300

Frederick, MD 21701

Attn.: Legal Dept.

Fax: 301-682-0690

Signature Page to Second Amended and Restated Credit Agreement

SUBSIDIARY GUARANTORS:

THE FULTON LAND AND TIMBER COMPANY

By	/s/ William A. White
	Name:	William A. White
	Title:	Chief Financial Officer, Assistant Secretary and Vice President - Finance

Notice Address:

8490 Progress Drive, Suite 300

Frederick, MD 21701

Attn.: Legal Dept.

Fax: 301-682-0690

PENNSYLVANIA GLASS SAND CORPORATION

By	/s/ William A. White
	Name:	William A. White
	Title:	Chief Financial Officer, Assistant Secretary and Vice President - Finance

Notice Address:

8490 Progress Drive, Suite 300

Frederick, MD 21701

Attn.: Legal Dept.

Fax: 301-682-0690

OTTAWA SILICA COMPANY

By	/s/ William A. White
	Name:	William A. White
	Title:	Chief Financial Officer, Assistant Secretary and Vice President - Finance

Notice Address:

8490 Progress Drive, Suite 300

Frederick, MD 21701

Attn.: Legal Dept.

Fax: 301-682-0690

Signature Page to Second Amended and Restated Credit Agreement

BMAC SERVICES CO., INC.

By	/s/ William A. White
	Name:	William A. White
	Title:	Chief Financial Officer, Assistant Secretary and Vice President - Finance

Notice Address:

8490 Progress Drive, Suite 300

Frederick, MD 21701

Attn.: Legal Dept.

Fax: 301-682-0690

Signature Page to Second Amended and Restated Credit Agreement

BNP PARIBAS,

as Administrative Agent

By	/s/ Richard Cushing
	Name:	Richard Cushing
	Title:	Managing Director

Notice Address:

520 Madison Avenue

New York, NY 10022

Fax: 212-340-5660

Attn: Bryan Bains

Signature Page to Second Amended and Restated Credit Agreement

BNP PARIBAS,

as Lender

By	/s/ Richard Cushing
	Name:	Richard Cushing
	Title:	Managing Director

By	/s/ Illegible
	Name:	Illegible
	Title:	Vice President

Notice Address:

520 Madison Avenue

New York, NY 10022

Fax: 212-340-5660

Attn: Bryan Bains

ACA CLO 2005-1, LTD

ACA CLO 2006-1, LTD

ACA CLO 2006-2, LTD

ACA CLO 2007-1, LTD

Apidos CDO I

Apidos CDO II

Apidos CDO III

Apidos CDO IV

Apidos CDO V

Apidos Cinco CDO

Apidos Quattro CDO,

as Lender

By their investment adviser Apidos Capital Management, LLC

By	/s/ Vincent Ingato
	Name:	Vincent Ingato
	Title:	Managing Director

Notice Address:

[•]

Fax: [•]

Attn: [•]

Signature Page to Second Amended and Restated Credit Agreement

AMMC CLO VI, LIMITED
By:	American Money Management Corp., as Collateral Manager
as Lender

By	/s/ David J. Dickman
	Name:	David J. Dickman
	Title:	Authorized Signatory

Notice Address:

One East Fourth Street, 3rd Floor

Cincinnati, OH 45202

Fax: (513)579-2911

Attn: David J. Dickman

Signature Page to Second Amended and Restated Credit Agreement

Black Diamond CLO 2005-1 LTD.

By: Black Diamond CLO 2005-1 Adviser, L.L.C.,

As Its Collateral Manager

as Lender

By	/s/ Stephen H. Deckoff
	Name:	Stephen H. Deckoff
	Title:	Managing Principal

I.	All Notices Sent To

U.S. Bank

Corporate Trust Services

Attn: Ryan DaValle

214 North Tryon Street, 26th Floor

Charlotte, NC 28202

CDO.BD051@cdo.usbank.com

PH: (704) 335-4566

Fax: (866) 405-5691

Signature Page to Second Amended and Restated Credit Agreement

Black Diamond CLO 2005-2 LTD.

By: Black Diamond CLO 2005-2 Adviser, L.L.C.,

As Its Collateral Manager

as Lender

By	/s/ Stephen H. Deckoff
	Name:	Stephen H. Deckoff
	Title:	Managing Principal

I.	All Notices Send To:

U.S. Bank

Corporate Trust Services

Attn: Ryan DaValle

214 North Tryon Street, 26th Floor

Charlotte, NC 28202

CDO.BD052@cdo.usbank.com

PH: (704) 335-4566

Fax: (866) 405-5692

Signature Page to Second Amended and Restated Credit Agreement

Black Diamond CLO 2006-1 (CAYMAN) LTD.

By: Black Diamond CLO 2006-1 Adviser, L.L.C.,

As Its Collateral Manager

as Lender

By	/s/ Stephen H. Deckoff
	Name:	Stephen H. Deckoff
	Title:	Managing Principal

BLACK DIAMOND CLO 2006-1 (CAYMAN) LTD.

c/o The Bank of New York Trust Company, N.A.

2 N LaSalle Street, Suite 1020

Attn: Josh Garis, 7th floor

Chicago, IL 60602

Phone: 312-827-8657

Fax: 281-582-7815

E-Mail: 12815827815@tls.ldsprod.com

Secondary Contact:

BLACK DIAMOND CLO 2006-1 (CAYMAN) LTD.

Black Diamond Capital Management, L.L.C.

One Conway Park,

100 Field Drive, Suite 300

Lake Forest, Illinois 60045

Attn: Loan Administrator

Phone: (847)615-9000

Signature Page to Second Amended and Restated Credit Agreement

CANARAS SUMMIT CLO LTD

By: Canaras Capital Management LLC

As Sub-Investment Adviser

    as Lender

By	/s/ Richard J. Vratanina
	Name:	Richard J. Vratanina
	Title:	Authorized Signatory

Notice Address:

[•] Illegible

Fax: [•] 281-582-6156

Attn: [•] Maria Jones

Signature Page to Second Amended and Restated Credit Agreement

CRATOS CLO I LTD.,

By: Cratos CDO Management, LLC

As Attorney-in-Fact

By: JMP Credit Advisors LLC

Its Manager

By	/s/ Jeremy Phipps
	Name:	Jeremy Phipps
	Title:	Director

Signature Page to Second Amended and Restated Credit Agreement

Fifth Third Bank,

as Lender

By	/s/ Joe Hynds
	Name:	Joe Hynds
	Title:	Vice President

Notice Address:

707 Grant Street

21st Floor

Pittsburgh, PA 15219

Fax: 412-291-5411

Attn: Joe Hynds

Signature Page to Second Amended and Restated Credit Agreement

First Niagara Bank, N.A.,

as Lender

By	/s/ Troy M. Jones
	Name:	Troy M. Jones
	Title:	Assistant Vice President

Signature Page to Second Amended and Restated Credit Agreement

CONTINUATION OF LOANS

(EXISTING COMMITMENT / ROLLOVER COMMITMENT)

($992,500.00 /	Galaxy V CLO, LTD
$992,500.00)	By: PineBridge Investments LLC
its Collateral Manager

($496,250.00 /	Galaxy VI CLO, LTD
$496,250.00)	By: PineBridge Investments LLC
its Collateral Manager

($496,250.00 /	Galaxy VII CLO, LTD
$496,250.00)	By: PineBridge Investments LLC
it’s Collateral Manager

($248,125.00 /	Galaxy VIII CLO, LTD
$248,125.00)	By: PineBridge Investments LLC
as Collateral Manager
As Lenders

($248,125.00 /	Galaxy X CLO, LTD	By	/s/ W. Jeffrey Baxter
$248,125.00)	By: PineBridge Investments LLC		Name:	W. Jeffrey Baxter
	it’s Collateral Manager		Title:	Managing Director

($992,500.00 /	Saturn CLO. Ltd.	Notice Address:
$992,500.00)	By: PineBridge Investments LLC	1999 Avenue of the Stars, Ste. 3000 Los Angeles CA 90067
its Collateral Manager
		Fax:	310.557.3735
		Attn:	Kyle Chung

Signature Page to Second Amended and Restated Credit Agreement

GE CAPITAL FINANCIAL INC.,
as Lender

By:	/s/ Stephen F. Schroppe
	Name:	Stephen F. Schroppe
	Title:	Duly Authorized Signatory

Notice Address:

201 Main Avenue

Norwalk, CT - 06850

Fax: 203-956-4485

Attn: Stephen Schroppe

Signature Page to Second Amended and Restated Credit Agreement

General Electric Pension Trust,
as Lender
By: GE Capital Debt Advisors LLC, as Investment Advisor

By:	/s/ John Campos
	Name:	John Campos
	Title:	Authorized Signatory

Notice Address:

GE Capital

201 Merritt 7

Norwalk, CT 06851

Attn: Diana Terita

Phone: (203) 956-4033

Fax: 281-667-3439

Email: GEPTLoanPortfolio@docsldsprod.com

Golub Capital Senior Loan Opportunity Fund, Ltd,
as Lender

By: Golub Capital Incorporated, as Collateral Manager

By:	/s/ Christina D. Jamieson
	Name:	Christina D. Jamieson
	Title:	Designated Signatory

Notice Address:

150 S. Wacker Drive, Suite 800

Chicago, IL 60606

Fax: 312-201-9167

Attn:

Signature Page to Second Amended and Restated Credit Agreement

Golub Capital Management CLO 2007-1, Ltd,
as Lender

By: Golub Capital Management LLC, as Collateral Manager

By:	/s/ Christina D. Jamieson
	Name:	Christina D. Jamieson
	Title:	Designated Signatory

Notice Address:

150 S. Wacker Drive, Suite 800

Chicago, IL 60606

Fax: 312-201-9167

Attn:

Signature Page to Second Amended and Restated Credit Agreement

Golub Capital Funding CLO-8, Ltd,
as Lender

By: Golub Capital Partners Management Ltd, as Collateral Manager

By:	/s/ Christina D. Jamieson
	Name:	Christina D. Jamieson
	Title:	Designated Signatory

Notice Address:

150 S. Wacker Drive, Suite 800

Chicago, IL 60606

Fax: 312-201-9167

Attn:

Signature Page to Second Amended and Restated Credit Agreement

GSC Investment Corp CLO 2007
as Lender

By:	/s/ Richard Petrocelli
	Name:	Richard Petrocelli
	Title:	CFO

Notice Address:

Jennifer Patrickakos

Apidos Capital Management

712 Fifth Avenue

New York, NY 10019

Ph: 212-506-3830

Fax: 215- 761- 0415

Signature Page to Second Amended and Restated Credit Agreement

GSCP (NJ), L.P., on behalf of each of the following funds, in its capacity as Collateral Manager, as Lender:

GSC PARTNERS CDO FUND VII, LIMITED

GSC GROUP CDO FUND VIII, LIMITED

GSC CAPITAL CORP. LOAN FUNDING 2005-1

By	/s/ Seth Katzenstein
	Name:	Seth Katzenstein
	Title:	Authorized Signatory

Notice Address:

GSC Group

300 Campus Drive, Suite 110

Florham Park, NJ 07932

Fax: 973-437-2006

Attn: Frank Dellilo

Signature Page to Second Amended and Restated Credit Agreement

GULF STREAM-COMPASS CLO 2005-II LTD By: Gulf Stream Asset Management LLC As Collateral Manager

GULF STREAM-SEXTANT CLO 2006-I LTD By: Gulf Stream Asset Management LLC As Collateral Manager

GULF STREAM-SEXTANT CLO 2007-I LTD By: Gulf Stream Asset Management LLC As Collateral Manager

as Lender

By	/s/ Stephen M. Riddell
	Name:	Stephen M. Riddell
	Title:	Portfolio Manager

Notice Address:

4201 Congress Street, Suite 475

Charlotte. NC 28209

Fax: 704.552.7744

Attn: 704.552.5907

Signature Page to Second Amended and Restated Credit Agreement

[NAME OF LENDER], HillMark Funding Ltd., By: HillMark Capital Management, L.P., as Collateral Manager , as Lender

By:	/s/ Mark Gold
Name:	Mark Gold
Title:	CEO

Notice Address:

1 Penn Plaza, New York, NY Suite 4501 10119

Fax:212-710-9777

Attn: Ashish Shah

Signature Page to Second Amended and Restated Credit Agreement

ING Capital LLC, as Lender

By	/s/ John F. King
	Name:	John F. King
	Title:	Director

Notice Address:

ING Capital LLC

1325 Avenue of the Americas

New York, NY 10019

Fax: [646] 424-8251

Attn: Ermelinda Young

Signature Page to Second Amended and Restated Credit Agreement

Latitude CLO I, Ltd. as Lender

By	/s/ Kirk Wallace
	Name:	Kirk Wallace
	Title:	Senior Vice President

Notice Address:

1850 Gateway Drive, Suite 650

San Mateo, Ca 94404

Fax: 650-573-1192

Attn: Kirk Wallace

Signature Page to Second Amended and Restated Credit Agreement

Latitude CLO III, Ltd. as Lender

By	/s/ Kirk Wallace
	Name:	Kirk Wallace
	Title:	Senior Vice President

Notice Address:

1850 Gateway Drive, Suite 650

San Mateo, Ca 94404

Fax: 650-573-1192

Attn: Kirk Wallace

Signature Page to Second Amended and Restated Credit Agreement

Meridian Bank as Lender

By	/s/ James D. Nelsen
Name:	James D. Nelsen
Title:	SVP

92 Lancaster Ave.

Devon, PA 19333

Fax 484-582-0650

RB International Finance (USA) LLC,

Formerly known as RZB Finance LLC

as Lender

By	/s/ John A. Valiska
	Name: Title:	JOHN A. VALISKA First Vice President

Notice Address:	7 Kenosia Avenue Danbury, CT. 06810
Fax: [•] (212) 391-9670
Attn: [•] Terri Weiner – Ref: US Silica

By	/s/ Marta Miller
	Name: Title:	MARTA MILLER Vice President

Signature Page to Second Amended and Restated Credit Agreement

SOVEREIGN BANK,

as Lender

By	/s/ Philip B. Shober
Name: Title:	Philip B. Shober Sr. Vice President

Notice Address:

601 Penn Street, Reading, PA 19601

Fax: 610-378-6201

Attn: Philip B. Shober

Signature Page to Second Amended and Restated Credit Agreement

NAME OF LENDER,

as Lender

Stone Tower CLO III Ltd.

By Stone Tower Debt Advisors LLC

As Its Collateral Manager

By	/s/ Michael W. DelPercio
	Name: Title:	Michael W. DelPercio Authorized Signatory

Notice Address: Please see attached Admins

Signature Page to Second Amended and Restated Credit Agreement

NAME OF LENDER,

as Lender

Stone Tower CLO IV Ltd.

By Stone Tower Debt Advisors LLC

As Its Collateral Manager

By	/s/ Michael W. DelPercio
	Name: Title:	Michael W. DelPercio Authorized Signatory

Notice Address: Please see attached Admins

Signature Page to Second Amended and Restated Credit Agreement

NAME OF LENDER,

as Lender

Stone Tower CLO V Ltd.

By Stone Tower Debt Advisors LLC

As Its Collateral Manager

By	/s/ Michael W. DelPercio
	Name: Title:	Michael W. DelPercio Authorized Signatory

Notice Address: Please see attached Admins

Signature Page to Second Amended and Restated Credit Agreement

NAME OF LENDER,

as Lender

Stone Tower CLO VI Ltd.

By Stone Tower Debt Advisors LLC

As Its Collateral Manager

By	/s/ Michael W. DelPercio
	Name: Title:	Michael W. DelPercio Authorized Signatory

Notice Address: Please see attached Admins

Signature Page to Second Amended and Restated Credit Agreement

NAME OF LENDER,
as Lender

Stone Tower CLO VII Ltd.
By Stone Tower Debt Advisors LLC
As Its Collateral Manager

By	/s/ Michael W. DelPercio
	Name:	Michael W. DelPercio
	Title:	Authorized Signatory

Notice Address: Please see attached Admins

Signature Page to Second Amended and Restated Credit Agreement

NAME OF LENDER,
as Lender

Rampart CLO 2006-1 Ltd.
By Stone Tower Debt Advisors LLC
As Its Collateral Manager

By	/s/ Michael W. DelPercio
	Name:	Michael W. DelPercio
	Title:	Authorized Signatory

Notice Address: Please see attached Admins

Signature Page to Second Amended and Restated Credit Agreement

NAME OF LENDER,
as Lender

Rampart CLO 2007 Ltd.
By Stone Tower Debt Advisors LLC
As Its Collateral Manager

By	/s/ Michael W. DelPercio
	Name:	Michael W. DelPercio
	Title:	Authorized Signatory

Notice Address: Please see attached Admins

Signature Page to Second Amended and Restated Credit Agreement

NAME OF LENDER,
as Lender

Granite Ventures III Ltd.
By Stone Tower Debt Advisors LLC
As Its Collateral Manager

By	/s/ Michael W. DelPercio
	Name:	Michael W. DelPercio
	Title:	Authorized Signatory

Notice Address: Please see attached Admins

Signature Page to Second Amended and Restated Credit Agreement

NAME OF LENDER,
as Lender

Cornerstone CLO Ltd.
By Stone Tower Debt Advisors LLC
As Its Collateral Manager

By	/s/ Michael W. DelPercio
	Name:	Michael W. DelPercio
	Title:	Authorized Signatory

Notice Address: Please see attached Admins

Signature Page to Second Amended and Restated Credit Agreement

[NAME OF LENDER], Stoney Lane Funding I, Ltd.,
By: HillMark Capital Management, L.P.,
as Collateral Manager , as Lender

By:	/s/ Mark Gold
Name:	Mark Gold
Title:	CEO

Notice Address:

1 Penn Plaza, New York, NY Suite 4501 10119

Fax: 212-710-9777

Attn: Ashish Shah

Signature Page to Second Amended and Restated Credit Agreement

TELOS CLO 2006-1, Ltd., as Lender

By	/s/ Ro Toyoshima
Tricadia Loan Management LLC
Name: Ro Toyoshima
Title: Managing Director

Notice Address:

Tricadia Loan Management LLC

780 Third Avenue

22nd Floor

New York, NY 10017

Fax: 212-758-8431

Attn: Ro Toyoshima

Signature Page to Second Amended and Restated Credit Agreement

TELOS CLO 2007-2, Ltd., as Lender

By	/s/ Ro Toyoshima
Tricadia Loan Management LLC
Name: Ro Toyoshima
Title: Managing Director

Notice Address:

Tricadia Loan Management LLC

780 Third Avenue

22nd Floor

New York, NY 10017

Fax: 212-758-8431

Attn: Ro Toyoshima

Signature Page to Second Amended and Restated Credit Agreement

Bridgeport CLO II Ltd.

By: Deerfield Capital Management LLC, its Collateral Manager,

as Lender

By	/s/ Matt Stouffer
Name: Matt Stouffer
Title: Managing Director

Notice Address:

Analyst Contact: Matthew Persohn (mpersohn@deerfieldcapital.com)

Operations Contact: Phyllis Zavalla (pzavalla@deerfieldcapital.com)

Signature Page to Second Amended and Restated Credit Agreement

ColumbusNova CLO Ltd. 2006-II

By: Columbus Nova Credit Investments Management, LLC, its Collateral Manager

as Lender

By	/s/ Matt Stouffer
Name: Matt Stouffer
Title: Managing Director

Notice Address:

Analyst Contact: Matthew Persohn (mpersohn@deerfieldcapital.com)

Operations Contact: Phyllis Zavalla (pzavalla@deerfieldcapital.com)

Signature Page to Second Amended and Restated Credit Agreement

ColumbusNova CLO Ltd. 2007-I

By: Columbus Nova Credit Investments Management, LLC, its Collateral Manager

as Lender

By	/s/ Matt Stouffer
Name: Matt Stouffer
Title: Managing Director

Notice Address:

Analyst Contact: Matthew Persohn (mpersohn@deerfieldcapital.com)

Operations Contact: Phyllis Zavalla (pzavalla@deerfieldcapital.com)

Signature Page to Second Amended and Restated Credit Agreement

ColumbusNova CLO Ltd. 2007-II

By: Columbus Nova Credit Investments Management, LLC, its Collateral Manager

as Lender

By	/s/ Matt Stouffer
Name: Matt Stouffer
Title: Managing Director

Notice Address:

Analyst Contact: Matthew Persohn (mpersohn@deerfieldcapital.com)

Operations Contact: Phyllis Zavalla (pzavalla@deerfieldcapital.com)

Signature Page to Second Amended and Restated Credit Agreement

EXHIBITS

EXHIBIT I

FORM OF NOTICE OF BORROWING

Pursuant to that certain Second Amended and Restated Credit Agreement dated as of June [**•**], 2011, as amended, restated, amended and restated, supplemented or otherwise modified to the date hereof (said Second Amended and Restated Credit Agreement, as so amended, restated, amended and restated, supplemented or otherwise modified, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among others, U.S. Silica Company, a Delaware corporation as Company, the financial institutions listed therein as Lenders (“Lenders”), and BNP Paribas, as administrative agent (“Administrative Agent”) and the other parties listed thereto, this represents Company’s request to borrow as follows:

1.	Date of borrowing: ___________________

2.	Amount of borrowing: $___________________

3.	All Loans shall be made by Lenders in proportion to their applicable Pro Rata Shares.

4.	Interest rate option:

[** **] a. Base Rate Loan(s)

[** **] b. LIBOR Loans with an initial Interest Period of [one], [two], [three], [six], [nine] or [twelve] month(s)

The proceeds of such Loans are to be deposited in Company’s account at Administrative Agent.

The undersigned officer (to his or her knowledge and in his or her capacity as an officer, and not individually) on behalf of Company certifies that:

(i)

The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date; provided, that, if a representation and warranty is qualified as to materiality, with respect to such representation and warranty the materiality qualifier set forth above shall be disregarded for purposes of this condition;

(ii)	No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default; and

(iii)

Each Loan Party has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

[Remainder of page intentionally left blank]

2

DATED: _________________	U.S. SILICA COMPANY

By:

Name:

Title:

3

EXHIBIT II

FORM OF NOTICE OF CONVERSION/CONTINUATION

Pursuant to that certain Second Amended and Restated Credit Agreement dated as of June [**•**], 2011, as amended, restated, amended and restated, supplemented or otherwise modified to the date hereof (said Second Amended and Restated Credit Agreement, as so amended, restated, amended and restated, supplemented or otherwise modified, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among others, U.S. Silica Company, a Delaware corporation as Company, the financial institutions listed therein as Lenders (“Lenders”), and BNP Paribas, as administrative agent and the other parties thereto, this represents Company’s request to [convert] [continue] Loans as follows:

1.	Date of [conversion] [continuation]: ___________________

2.	Amount of Loans being [converted] [continued]: $___________________

3.	Nature of [conversion] [continuation]:

[** **] a. Conversion of Base Rate Loans to LIBOR Loans

[** **] b. Conversion of LIBOR Loans to Base Rate Loans

[** **] c. Continuation of LIBOR Loans as such

4.

If Loans are being continued as or converted to LIBOR Loans, the duration of the new Interest Period that commences on the [conversion] [continuation] date is [one], [two], [three], [six], [nine] or [twelve] month(s).

5.

[**No**][**An**] Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement. [**Due to such an Event of Default or Potential Event of Default, the Requisite Lenders may, at their election, prohibit the conversion to or continuation of LIBOR Loans contemplated hereby.**]

[Remainder of page intentionally left blank]

4

DATED: _________________	U.S. SILICA COMPANY

By:

Name:

Title:

5

EXHIBIT III

FORM OF NOTE

U.S. SILICA COMPANY

$ [**Amount of Lender’s Commitment**]	New York, NY June [**•**], 2011

FOR VALUE RECEIVED, U.S. SILICA COMPANY, a Delaware corporation as Company, promises to pay to [**LENDER’S NAME**] (“Payee”) or its registered assigns the principal amount of [**Amount of Lender’s Commitment**] ($ [**Amount**]). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement (as defined below). The principal amount of this Note shall be payable on the dates and in the amounts specified in that certain Second Amended and Restated Credit Agreement dated as of June [**•**], 2011 by and among others, U.S. Silica Company as Company, the financial institutions listed therein as Lenders, BNP Paribas, as administrative agent (“Administrative Agent”) and the other parties listed therein (said Second Amended and Restated Credit Agreement, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”); provided that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

Company also promises to pay interest on the unpaid principal amount of the Loan evidenced hereby, until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement.

This Note is one of Company’s “Notes” and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal or interest on this Note.

6

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment will be deemed due on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

This Note is subject to mandatory prepayment as provided in the Credit Agreement and Company may, from time to time, make voluntary prepayments of the outstanding principal amount of, and interest on, this Note, in whole or in part, without premium or penalty (except as otherwise provided in the Credit Agreement) pursuant to Section 2.4(b)(i) of the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Upon the occurrence of any Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

Company promises to pay all reasonable, documented, out-of-pocket costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and in accordance with the Credit Agreement, hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

7

IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

U.S. SILICA COMPANY as Company

By:

Name:

Title:

8

EXHIBIT IV

FORM OF COMPLIANCE CERTIFICATE

THE UNDERSIGNED OFFICER (TO HIS OR HER KNOWLEDGE AND IN HIS OR HER CAPACITY AS AN OFFICER, AND NOT INDIVIDUALLY) AND COMPANY HEREBY CERTIFIES THAT:

(1)	I am the duly elected [**Treasurer/Chief Financial Officer**] of U.S. Silica Company, a Delaware corporation (“Company”);

(2)

I have reviewed the terms of that certain Second Amended and Restated Credit Agreement dated as of June [**•**], 2011, as amended, restated, amended and restated, supplemented or otherwise modified to the date hereof (said Second Amended and Restated Credit Agreement, as so amended, restated, amended and restated, supplemented or otherwise modified, being the “Credit Agreement”, the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof) being used in this Certificate as therein defined), by and among others, Company, the financial institutions listed therein as Lenders (“Lenders”), BNP Paribas, as administrative agent (“Administrative Agent”), and the other parties listed therein, and the terms of the other Loan Documents, and we have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Parent and its Subsidiaries during the accounting period covered by the attached financial statements; and

(3)

The examination described in paragraph (2) above did not disclose, and we have no knowledge of, as of the date of this Certificate, the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements [**, except as set forth below**].

[**Set forth [**below**] [**in a separate attachment to this Certificate**]**] are all exceptions to paragraph (3) above, listing, in detail, (i) the nature of the condition or event, (ii) the period during which it has existed and (iii) the action which Company has taken, is taking, or proposes to take with respect to each such condition or event:

____________________________________________________**].

The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered this __________ day of _____________, ____ pursuant to Section 5.1(d) of the Credit Agreement.

[Remainder of page intentionally left blank]

9

U.S. SILICA COMPANY

By:

Name:

Title:	[**Treasurer/Chief Financial Officer**]

10

ATTACHMENT NO. 1

TO COMPLIANCE CERTIFICATE

This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of ____________, ____ and pertains to the period from ____________, ____ to ____________, ____. Section references herein relate to Sections of the Credit Agreement.

[**Attach spreadsheet**]

11

EXHIBIT V

FORM OF OPINION OF KIRKLAND & ELLIS LLP

601 Lexington Avenue New York, New York 10022

(212) 446-4800	Facsimile: (212) 446-4900

www.kirkland.com

June 8, 2011

The Administrative Agent

and to each of the Lenders party to the

Credit Agreement defined below

Re: U.S. Silica Company

Ladies and Gentlemen:

We have acted as special legal counsel to USS Holdings, Inc., a Delaware corporation (“Holdings”), U.S. Silica Company, a Delaware corporation (“Borrower”), BMAC Services Co., Inc., a Delaware corporation (“BMAC Services”), The Fulton Land and Timber Company, a Pennsylvania corporation (“Fulton”), Pennsylvania Glass Sand Corporation, a Delaware corporation (“PGSC”) and Ottawa Silica Company, a Delaware corporation (“OSC”, together with Holdings, Borrower, BMAC Services, Fulton and PGSC, the “Credit Parties” and each, a “Credit Party”). This opinion is being issued in response to the requirement in Section 3.6 of that certain Second Amended and Restated Credit Agreement dated as of the date hereof (the “Credit Agreement”), by and among the Credit Parties, the lenders from time to time party thereto (the “Lenders”) and BNP Paribas, as administrative agent (the “Administrative Agent”) and as collateral agent under the Security Agreement (as defined below) (the “Collateral Agent” and together with the Administrative Agent, the “Agents”).

Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement. The Agents and the Lenders are sometimes referred to herein as “you.” The term “Transaction Agreements” whenever it is used in this opinion letter means the Credit Agreement and each of the additional agreements listed on the Schedule of Transaction Agreements attached hereto, in each case in the form executed and delivered by the Credit Parties that are a party thereto on the date hereof.

The term “Organization Documents” whenever it is used in this opinion letter means (i) the certificate of incorporation and (ii) the bylaws of the relevant Credit Party in the form certified to you by the Secretary of State of the State of Delaware or the Commonwealth of Pennsylvania (in the case of clause (i)) as of a recent date and the Secretary, Assistant Secretary

Chicago	Hong Kong	London	Los Angeles	Munich	Palo Alto	San Francisco	Shanghai	Washington, D.C.

The Agent and the Lenders

June 8, 2011

or other officer of such Credit Party (in the case of clause (ii)) on the date hereof. “New York UCC” or “Delaware UCC” whenever it is used herein means the Uniform Commercial Code as presently in effect in the State of New York or the State of Delaware, as the case may be. References in this opinion letter to the “First Amendment Closing Date” shall mean May 7, 2010. References in this opinion letter to the “2010 Opinion” shall mean our opinion to you dated as of the First Amendment Closing Date which we issued in connection with the closing under the Credit Agreement as in effect on the First Amendment Closing Date.

Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this opinion letter and in the schedules attached to this opinion letter, we advise you, and with respect to each legal issue addressed in this opinion letter, it is our opinion, that:

1.

Each of the Credit Parties (other than Fulton) is a corporation existing and in good standing under the Delaware General Corporation Law (“DGCL”). Fulton is a corporation existing under the Pennsylvania Business Corporation Law (“PBCL”).

2.

Each of the Credit Parties has the corporate power to execute and deliver the Transaction Agreements to which such Credit Party is a party, to borrow money and issue guaranties, pledge and grant or convey security interests in and liens upon its assets as collateral, as required under the Transaction Agreements, and perform its respective obligations under the Transaction Agreements.

3.

Each of the Credit Parties’ board of directors has adopted by requisite vote the resolutions and has taken all corporate action necessary to authorize such Credit Party’s execution, delivery and performance of each Transaction Agreement to which such Credit Party is a party.

4.	Each of the Transaction Agreements has been duly executed and delivered by each of the Credit Parties that is a party thereto.

5.

Each of the Transaction Agreements to which a Credit Party is a party constitutes a valid and binding obligation of such Credit Party that is a party thereto and is enforceable against that Credit Party in accordance with its terms.

6.

To our actual knowledge, no legal or governmental proceedings are pending against any Credit Party which seek to restrain, enjoin or prevent the consummation on this date of any of the lending transactions contemplated in the Transaction Agreements.

The Agent and the Lenders

June 8, 2011

7.

Neither the execution and delivery by any Credit Party of the Transaction Agreements to which any such Credit Party is a party, nor the performance by such Credit Party of its obligations under the Transaction Agreements contemplated therein to occur on or prior to the date hereof in accordance with their respective terms, will (a) violate DGCL, PBCL, any applicable existing law of the State of New York or applicable existing United States of America Federal statutory law or governmental regulation applicable to such Credit Party, in each case to the extent covered by this letter, (b) violate any existing provision of any such Credit Party’s Organization Documents, (c) result in the creation or imposition of any lien, charge or encumbrance upon any of the property of any Credit Party (other than liens, charges and encumbrances in favor of the Administrative Agent or the ABL Agent) or (d) violate the terms or provisions of any contract or agreement set forth on the Schedule of Specified Agreements attached hereto as Schedule of Specified Agreements (provided that in each case we express no opinion as to compliance with any financial covenant or test or the effect of any cross default provision in any such Specified Agreement). The term “laws” means laws not excluded from the coverage of this opinion letter.

8.

No Credit Party is presently required to obtain any material consent, approval, authorization or order of, or make any filings with any United States federal court or State of New York court or governmental body, authority or agency or pursuant to the DGCL or PBCL, as applicable, in order to obtain the right (a) to execute and deliver the Transaction Agreements to which it is a party, or (b) to perform its obligations under the Transaction Agreements to which it is a party except for: (i) those obtained or made on or prior to the date hereof, (ii) any actions or filings to perfect the liens and security interests granted under the Security Agreement, or to release existing liens, (iii) actions or filings required in connection with the ordinary course conduct by each such person of its business and ownership or operation by each such person of its assets (as to each of which we express no opinion) and (iv) actions and filings which might be required under any of the laws, regulations or governmental requirements set forth on Schedule C hereto (as to which we express no opinion).

9.

After giving effect to Section 9.23 of the Credit Agreement, the security interest of the Collateral Agent for the benefit of the Secured Parties in the collateral therein described with respect to which such Credit Party has rights or has the power to transfer rights (the “Collateral”) which constitutes property in which a security interest can be granted under Article 9 of the New York UCC to secure the Secured Obligations (as defined in the Security Agreement), by the Credit Parties thereto for the benefit of the Collateral Agent continues to be a valid and perfected security interest to the same extent that such security interest in such Collateral was a valid and perfected security interest immediately

The Agent and the Lenders

June 8, 2011

prior to giving effect to entering into the Credit Agreement (although we express no opinion pursuant to this letter as to whether such security interest in such collateral is a valid and perfected security interest immediately prior to giving effect to Section 9.23 of the Credit Agreement) and regarding which perfection, as of the Amendment Closing Date, we refer you to our 2010 Opinion (subject to the qualifications and assumptions contained therein). To the extent that the perfection of any such security interest is governed by laws other than the laws of the State of New York, our opinion herein regarding such perfection is based on our review of the provisions of Article 9 of the Uniform Commercial Code in effect in such other states as set forth in the Commerce Clearing House, Inc. Secured Transactions Guide as supplemented through May 10, 2011 (the “Guide”), without regard to judicial interpretation thereof or regulations promulgated thereunder and therefore such opinions do not address (x) laws of jurisdictions other than New York and Delaware, and laws of New York and Delaware except for Article 8 and Article 9 of the New York UCC and the Delaware UCC as set forth in the Guide, (y) collateral of a type not subject to Article 8 or Article 9 of the UCC and (z) what law governs perfection of the security interests granted in such collateral covered by this opinion.

10.	No Credit Party is an “Investment Company” required to be registered as such within the meaning of the Investment Company Act of 1940, as amended.

11.

Assuming the Credit Parties comply with the provisions of the Credit Agreement relating to the use of proceeds, neither the execution and delivery by the Credit Parties of the Credit Agreement, nor the consummation of the lending transactions contemplated therein to occur on or prior to the date hereof in accordance therewith has resulted in a violation of Regulation U or X of the Board of Governors of the Federal Reserve System.

Our opinions are subject to all qualifications set forth in the schedules to this opinion letter. In preparing this opinion letter, we have relied without any independent verification upon the assumptions recited in Schedule B to this opinion letter and upon: (a) factual information contained in certificates obtained from governmental authorities; (b) factual information represented in the Credit Agreement and the other Transaction Agreements to be true; (c) factual information provided to us in certain certificates signed by the Credit Parties; and (d) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this opinion letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

The Agent and the Lenders

June 8, 2011

While we have not conducted any independent investigation to determine facts upon which our opinions are based or to obtain information about which this opinion letter advises you, we confirm that we do not have any actual knowledge which has caused us to conclude that our reliance and assumptions cited in the preceding paragraph are unwarranted or that any information supplied in this opinion letter is wrong. The term “actual knowledge” whenever it is used in this opinion letter with respect to our firm means conscious awareness at the time this opinion letter is delivered on the date it bears by the following Kirkland & Ellis LLP lawyers who have had significant involvement with the negotiation or preparation of the Transaction Agreements (herein called our “Designated Transaction Lawyers”): Samantha B. Good, Brian R. Ford and Marcel L. Anderson.

Except as set forth in the following sentences of this paragraph, our opinion on every legal issue addressed in this opinion letter is based exclusively on such internal law of the State of New York or such Federal law of the United States, which, in each case, is in our experience normally applicable to general business organizations not engaged in regulated business activities and to transactions of the type contemplated between the Credit Parties, on the one hand, and you, on the other hand, in the Transaction Agreements but without our having made any special investigation as to any other laws. Furthermore, we express no opinion or advice as to any law (a) to which the Credit Parties may be subject as a result of your legal or regulatory status, your sale or transfer of any Loans or other obligations or interests therein or your (as opposed to any other Lender’s) involvement in the transactions contemplated by the Transaction Agreements, (b) identified on Schedule C or (c) which might be violated by any misrepresentation or omission or a fraudulent act. For purposes of the opinions in paragraphs 2, 3, 4, 7(b) and 8, we advise you that we do not practice the law of the State of Delaware or the Commonwealth of Pennsylvania and we are not Delaware or Pennsylvania lawyers. With your permission, we have rendered the opinions in paragraphs 2, 3, 4, 7(b) and 8 based exclusively upon the review by one of our Designated Transaction Attorneys of DGCL and PBCL as indicated with respect to each Credit Party as published by Aspen Law & Business, as supplemented through May 16, 2011, without regard to any regulations promulgated thereunder or any judicial or administrative interpretations thereof. For purposes of our opinion in paragraph 1 as to existence and good standing, we have relied exclusively upon certificates issued by a governmental authority in each relevant jurisdiction and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificates. We advise you that issues addressed by this opinion letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. Our opinions are subject to all qualifications in Schedule A and do not cover or otherwise address any law or legal issue that is identified in the attached Schedule C or any provision in the Credit Agreement or any of the other Transaction Agreements of any type identified in Schedule D. Provisions in the Transaction Agreements that are not excluded by Schedule D or any other part of this opinion letter or its attachments are called the “Relevant Agreement Terms.”

The Agent and the Lenders

June 8, 2011

Our advice on each legal issue addressed in this opinion letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this opinion letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. It is possible that some Relevant Agreement Terms may not prove enforceable for reasons other than those cited in this opinion letter should an actual enforcement action be brought, but (subject to the exceptions, qualifications, exclusions and other limitations contained in this opinion letter) such unenforceability would not in our opinion prevent you from realizing the principal benefits purported to be provided by the Relevant Agreement Terms.

This opinion letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which our Designated Transaction Lawyers did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason. The attached schedules are an integral part of this opinion letter, and any term defined in this opinion letter or any schedule has that defined meaning wherever it is used in this opinion letter or in any schedule to this opinion letter.

You may rely upon this opinion letter only for the purpose served by the provision in the Credit Agreement cited in the initial paragraph of this opinion letter in response to which it has been delivered. Without our written consent: (a) no person other than you may rely on this opinion letter for any purpose; (b) this opinion letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (c) this opinion letter may not be cited or quoted in any other document or communication which might encourage reliance upon this opinion letter by any person, or for any purpose, excluded by the restrictions in this paragraph; and (d) copies of this opinion letter may not be furnished to anyone excluded by the restrictions of this paragraph for purposes of encouraging such reliance.

The Agent and the Lenders

June 8, 2011

Notwithstanding the foregoing, persons who subsequently become Lenders under the Credit Agreement may rely on this opinion as of the date hereof as if this opinion letter were addressed to them.

Sincerely,

Kirkland & Ellis LLP

Schedule A

General Qualifications

All of our opinions (“our opinions”) in the opinion letter to which this Schedule A is attached (“our opinion letter”) are subject to each of the qualifications set forth in this Schedule A.

1.

Bankruptcy and Insolvency Exception. Each of our opinions as to the validity, binding effect or enforceability of any of the Transaction Agreements or to the availability of injunctive relief and other equitable remedies (“Specified Opinions”) is subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws. This exception includes:

a.

the Federal Bankruptcy Code and thus comprehends, among others, matters of turn-over, automatic stay, avoiding powers, fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claim, limitations on ipso facto and anti-assignment clauses and the coverage of pre-petition security agreements applicable to property acquired after a petition is filed;

b.

all other Federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights of creditors generally or that have reference to or affect only creditors of specific types of debtors;

c.	state fraudulent transfer and conveyance laws; and

d.	judicially developed doctrines in this area, such as substantive consolidation of entities and equitable subordination.

2.

Equitable Principles Limitation. Each of our Specified Opinions is subject to the effect of general principles of equity, whether applied by a court of law or equity. This limitation includes principles:

a.

governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made;

b.	affording equitable defenses (e.g., waiver, laches and estoppel) against a party seeking enforcement;

c.	requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

d.	requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract;

e.	requiring consideration of the materiality of (i) a breach and (ii) the consequences of the breach to the party seeking enforcement;

f.	requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement;

g.	affording defenses based upon the unconscionability of the enforcing party’s conduct after the parties have entered into the contract; and

3.	Other Common Qualifications. Each of our Specified Opinions is subject to the effect of rules of law that:

a.	limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, the obligations of good faith, fair dealing, diligence and reasonableness;

b.	provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected;

c.	limit the availability of a remedy under certain circumstances where another remedy has been elected;

d.	provide a time limitation after which a remedy may not be enforced;

e.	limit the right of a creditor to use force or cause a breach of the peace in enforcing rights;

f.	relate to the sale or disposition of collateral or the requirements of a commercially reasonable sale;

g.

limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct, unlawful conduct, violation of public policy, or for strict product liability or for liabilities arising under the securities laws or litigation against another party determined adversely to such party;

h.

may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

i.	govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs;

j.

may render guarantees or similar instruments or agreements unenforceable under circumstances where your actions, failures to act or waivers, amendments or replacement of the Transaction Agreements (i) so radically change the essential nature of the terms and conditions of the guaranteed obligations and the related transactions that, in effect, a new relationship has arisen between you and the Credit Parties which is substantially and materially different from that presently contemplated by the Transaction Agreements, (ii) release the primary obligor or (iii) impair the guarantor’s recourse against the primary obligor; and/or

k.

limit the enforceability of requirements in the Transaction Agreements that provisions therein may only be waived or amended in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any such provision.

4.

Referenced Provision Qualification. In addition, our opinions, insofar as they relate to the validity, binding effect or enforceability of a provision in any of the Transaction Agreements requiring any Credit Party to perform its obligations under, or to cause any other person to perform its obligations under, any provision (a “Referenced Provision”) of such Transaction Agreement or of any of the other Transaction Agreements or stating that any action will be taken as provided in or in accordance with any provision (also a “Referenced Provision”) of any other Transaction Agreement, are subject to the same qualifications as the corresponding opinion in our opinion letter relating to the validity, binding effect and enforceability of such Referenced Provision.

5.

Collateral Qualifications. The opinions and advice contained in our opinion letter are subject to the following advice (terms used herein which are defined in the New York UCC or any other applicable Uniform Commercial Code having the meanings for purposes hereof given to them therein):

a.

rights of debtors and obligors and duties of secured parties referred to in Sections 1-102(3) and 9-602 of the New York UCC (and the corresponding sections of any other applicable Uniform Commercial Code) may not be waived, released, varied or disclaimed by agreement, and our opinions regarding any such waivers, releases, variations and disclaimers are limited accordingly;

b.

our opinions regarding the creation and perfection of security interests are subject to the effect of (i) the limitations on the existence and perfection of security interests in proceeds resulting from the operation of Section 9-315 of any applicable Uniform Commercial Code; (ii) the limitations in favor of buyers, licensees and lessees imposed by Sections 9-320, 9-321 and 9-323 of any applicable Uniform Commercial Code; (iii) the limitations with respect to documents, instruments and securities imposed by Section 9-331 and 8-303 of any applicable Uniform Commercial Code; (iv) other rights of persons in possession of money, instruments and proceeds constituting certificated or uncertificated securities; and (v) section 547 of the Bankruptcy Code with respect to preferential transfers and section 552 of the Bankruptcy Code with respect to any Collateral acquired by any Credit Party subsequent to the commencement of a case against or by any Credit Party under the Bankruptcy Code;

c.

Article 9 of each applicable Uniform Commercial Code requires the filing of continuation statements within specified periods in order to maintain the effectiveness of the filings referred to in our opinion letter;

d.	additional filings or actions may be necessary if any Credit Party changes its name, identity or corporate structure or the jurisdiction in which it is organized;

e.	your security interest in the Collateral may not be perfected under the applicable Uniform Commercial Code by the filing of financing statements to the extent specified under applicable Federal law;

f.

we express no opinion regarding the perfection of any lien or security interest in any property (whether real, personal or mixed, and whether such perfection be accomplished or purport to be accomplished by filing, by possession, by control or otherwise) except as specifically set forth in our opinion letter or regarding the continued perfection of any possessory security interest in any Collateral (or other security interest the perfection of which depends upon the location of such Collateral) upon or following the removal of such Collateral to another jurisdiction; we express no opinion regarding the perfection of any security interest in deposit accounts, money or letter-of-credit rights or regarding the perfection of any possessory security interest in Collateral in possession of a person other than the secured party; and we express no opinion as to matters of title or regarding the priority of any lien or security interest;

g.

the assignment of or creation of a security interest in any contract, lease, license, permit or other general intangible or account, chattel paper or promissory note may require the approval of the issuer thereof or the other parties thereto, except to the extent that restrictions on the creation, attachment, perfection or enforcement of a security interest therein are unenforceable under Sections 9-406 or 9-408 of the New York UCC;

h.

we express no opinion with respect to any self-help remedies with respect to Collateral to the extent they vary from those available under the New York UCC or other applicable Uniform Commercial Code or with respect to any remedies otherwise inconsistent with the New York UCC (to the extent that the New York UCC is applicable thereto) or other applicable law (including, without limitation, any other applicable Uniform Commercial Code);

i.	a substantial body of case law treats guarantors as “debtors” under the New York UCC, thereby according guarantors rights and remedies of debtors established by the New York UCC;

j.

we express no opinion with respect to (i) the creation, perfection or enforceability of agricultural liens or (ii) the creation, perfection or enforceability of security interests in: property in which it is illegal or violative of governmental rules or regulations to grant a security interest (such as, for example, governmental permits and licenses) (except to the extent that such restrictions are rendered unenforceable under Sections 9-406 and 9-408 of any applicable Uniform Commercial Code and such provisions are the controlling law); general intangibles which terminate or become terminable if a security interest is granted therein (except to the extent that such restrictions are rendered unenforceable under Sections 9-406 and 9-408 of any applicable Uniform Commercial Code and such provisions are the controlling law); property subject to negative pledge clauses of which you have knowledge; vehicles, ships, vessels, barges, boats, railroad cars, locomotives and other rolling stock, aircraft, aircraft engines, propellers and related parts, and other property for which a state or Federal statute or treaty (including without limitation any applicable Uniform Commercial Code) provides for registration or certification of title or specifies a place of filing different from that specified in Section 9-501 of any applicable Uniform Commercial Code; commercial tort claims; crops, farm products, equipment used in farming operations and accounts or general intangibles arising from or relating to the sale of farm products by a farmer; timber to be cut; fixtures; “as-extracted collateral” (including without limitation oil, gas or other minerals and accounts arising out of the sale at the wellhead or minehead of oil, gas or other minerals); consumer goods; property subject to a contract with, or in the possession of, the United States of America or any state, county, city, municipality or other governmental body or agency; goods for which a negotiable document of title has been issued; and copyrights, patents and trademarks, other literary property rights, service marks, know-how, processes, trade secrets, undocumented computer software, unrecorded and unwritten data and information, and rights and licenses thereunder;

k.

we note that the remedies under the Security Agreement with regard to the sale of any securities subject to any security interest are subject to compliance with applicable state and federal securities law;

l.

we express no opinion with respect to the enforceability of any security interest in any accounts, chattel paper, documents, instruments or general intangibles with respect to which the account debtor or obligor is the United States of America, any state, county, city, municipality or other governmental body, or any department, agency or instrumentality thereof;

m.

we express no opinion with respect to the enforceability of any provision of any Transaction Agreement which purports to authorize you to file financing statements under circumstances not authorized under the applicable Uniform Commercial Code;

n.

we express no opinion with respect to the enforceability of any provision of any Transaction Agreement which purports to authorize you to purchase at a private sale Collateral which is not subject to widely distributed standard price quotations or sold on a recognized market;

o.	we express no opinion regarding any Credit Party’s rights in or title to, or power to transfer any of its rights in or title to, its properties, including without limitation, any of the Collateral;

p.

we express no opinion regarding the characterization of a transaction as one involving the creation of a lien on real property, the characterization of a contract as one in a form sufficient to create a lien or a security interest in real property, the creation, perfection, priority or enforcement of a lien on real property or matters involving ownership or title to any real property;

q.

we note that the perfection of any security interest may be terminated as to Collateral otherwise disposed of by any Credit Party if such disposition is authorized in the Transaction Agreements or otherwise by the Collateral Agent;

r.	we express no opinion regarding the enforceability of any pre-default waiver of notification of disposition of Collateral, mandatory disposition of Collateral or redemption rights;

s.

we express no opinion regarding the enforceability of any provisions asserting that Collateral is owned by or is property of a secured party prior to such secured party’s foreclosure of such Collateral in accordance with the applicable Uniform Commercial Code or, in the case of cash Collateral, the application of such cash Collateral in payment of the secured obligations;

t.

we express no opinion as to the enforceability of cumulative remedies to the extent such cumulative remedies purport to or would have the effect of compensating the party entitled to the benefits thereof in amounts in excess of the actual loss suffered by such party or would violate applicable laws concerning real estate or mixed collateral foreclosures or elections of remedies;

u.

our opinions as to the validity, binding effect and enforceability of the Transaction Agreements do not constitute opinions as to the creation, existence, effect of perfection, or perfection or priority of any security interest;

v.

we express no opinion regarding the creation, attachment, perfection, effect of perfection or enforceability of any security interest created in Collateral described in the Security Agreement as “any property or assets whatsoever,” “all other tangible and intangible personal property,” “all assets,” “all personal property” or words of similar super generic language, to the extent any purported grant of a security interest may be invalid, unenforceable or unperfected because of any failure to reasonably describe the Collateral as required by the UCC; and

w.

we express no opinion as to the ability of the Collateral Agent to obtain possession of rents or exercise rights under leases prior to obtaining actual possession of the property from which the assigned rents are produced or which are the subject of the assigned leases or subleases.

6.

Lender’s Regulatory Qualification. We express no opinion with respect to, and all our opinions are subject to, the effect of the compliance or noncompliance of each of you with any state or Federal laws or regulations applicable to you because of your legal or regulatory status or the nature of your business or requiring you to qualify to conduct business in any jurisdiction.

7.

Usury Qualification. We express no opinion with regard to usury or other laws limiting or regulating the maximum amount of interest that may be charged, collected, received or contracted for, other than the internal laws of the State of New York and, without limiting the foregoing, we expressly disclaim any opinions as to the usury or other such laws of any other jurisdiction (including laws of other states made applicable through principles of federal preemption or otherwise) which may be applicable to the transactions contemplated by the Transaction Agreements.

8.

Guaranty Qualification. We express no opinion regarding the enforceability of any so-called “fraudulent conveyance or fraudulent transfer savings clause” and any similar provision to the extent such provisions purport to limit the amount of the obligations of any party or the right to contribution of any other party with respect to such obligations.

Schedule B

Assumptions

For purposes of our opinion letter, we have relied, without investigation, upon each of the following assumptions:

1.

Each natural person who is executing any Transaction Agreements on behalf of any Credit Party has sufficient legal capacity to enter into such Transaction Agreements, and we have no actual knowledge of any such incapacity.

2.

Each party to the Transaction Agreements (other than the Credit Parties) has been duly formed and is validly existing and in good standing in its jurisdiction of organization. Each party to the Transaction Agreements (other than the Credit Parties) has full power and authority (including without limitation under the laws of its jurisdiction of organization) to execute, deliver and perform its obligations under each of the Transaction Agreements to which it is a party, and each of the Transaction Agreements to which a party thereto is a party (other than the Credit Parties) has been duly authorized by all necessary action on the part of such party and has been duly executed and duly delivered by such party.

3.

The Transaction Agreements constitute valid and binding obligations of yours and each other party thereto (other than the Credit Parties) and are enforceable against you and each other party thereto (other than the Credit Parties) in accordance with their terms.

4.

Each party to the Transaction Agreements (other than the Credit Parties) has satisfied those legal requirements that are applicable to such party to the extent necessary to make the Transaction Agreements to which such party is a party enforceable against such party.

5.

Each party to the Transaction Agreements (other than the Credit Parties) has complied with all legal requirements pertaining to such party’s status as such status relates to such party’s rights to enforce the Transaction Agreements against the respective Credit Parties.

6.

Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures (other than those of or on behalf of the respective Credit Parties) on each such document are genuine.

7.

Each Public Authority Document is accurate, complete and authentic and all official public records (including their proper indexing and filing) are accurate and complete. The term “Public Authority Documents” means a certificate issued by any secretary of state of any other government official, office or agency concerning a person’s property or status, such as a certificate of corporate or partnership existence or good standing, a certificate concerning tax status, a certificate concerning Uniform Commercial Code filings or a certificate concerning title registration or ownership.

8.	There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

B-1

9.	The conduct of the parties to the Transaction Agreements has complied with any requirement of good faith, fair dealing and conscionability.

10.

Each party to the Transaction Agreements (other than the Credit Parties) has acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of, the transactions effected under the Transaction Agreements (herein called the “Transactions”).

11.

There are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Credit Agreement or any of the other Transaction Agreements.

12.	The constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue.

13.	All parties to the Transactions will act in accordance with, and will refrain from taking any action that is forbidden by, the terms of the Transaction Agreements.

14.

All agreements (if any) other than the Transaction Agreements with respect to which we have provided advice in our opinion letter or reviewed in connection with our opinion letter would be enforced as written.

15.

With respect to the opinions set forth in opinion paragraphs 7 and 8, all parties to the Transaction Agreements will not in the future take any discretionary action (including a decision not to act) permitted under the Transaction Agreements that would result in a violation of law or constitute a breach or default under any other agreements or court orders to which the Credit Parties may be subject.

16.

With respect to the opinion set for the in opinion paragraphs 7 and 8, the Credit Parties will in the future obtain all permits and governmental approvals required, and will in the future take all actions required, relevant to the consummation of the Transactions or performance of the Transaction Agreements.

17.

The representations made by each Credit Party in the Transaction Agreements to which it is a party with respect to its jurisdiction of organization, chief executive office and location of equipment and inventory are and will remain true and correct.

18.

Each person who has taken any action relevant to any of our opinions in the capacity of director, manager, member or officer, as applicable, was duly elected to that director, manager, member or officer position, as applicable, and held that position when such action was taken (except that this assumption is limited to those of the preceding items with respect to the adoption of which we did not have involvement).

19.

You are not subject to Regulation T of the Board of Governors of the Federal Reserve System; and no proceeds of the Loans will be used for any purpose which would violate or be inconsistent with the Credit Agreement.

B-2

20.

All information required to be disclosed in connection with any consent or approval by the Credit Parties’ respective boards of directors or stockholders (or equivalent governing group) and all other information required to be disclosed in connection with any issue relevant to our opinions has in fact been fully and fairly disclosed to all persons to whom it is required to be disclosed.

21.

The Credit Parties’ respective certificate or articles of incorporation, as applicable (or equivalent governing instrument), all amendments to that certificate/articles, all resolutions adopted establishing classes or series of stock under that certificate, the Credit Parties’ respective bylaws and all amendments to its bylaws have been adopted in accordance with all applicable legal requirements.

22.	Collateral Assumptions. The opinions and advice contained in our opinion letter are subject to the following assumptions:

a.

Each of the Credit Parties which grants or purports to grant any lien or security interest in any property or Collateral (i) has the requisite title and rights to any property involved in the Transactions including without limiting the generality of the foregoing, each item of Collateral existing on the date hereof and (ii) will have the requisite title and rights to each item of Collateral arising after the date hereof.

b.

Value (as defined in Section 1-201(44) of the New York UCC) has been given by you to the Credit Parties for the security interests and other rights in and assignments of Collateral described in or contemplated by the Transaction Agreements.

c.

The descriptions of Collateral in the Transaction Agreements and the financing statements executed or delivered in connection therewith accurately describe the property intended to be described as Collateral.

d.	All information regarding the secured party on the financing statements is accurate and complete in all respects.

Schedule C

Excluded Law and Legal Issues

None of our opinions contained in our opinion letter covers or otherwise addresses any of the following laws, regulations or other governmental requirements or legal issues:

23.

Except with respect to the Investment Company Act of 1940, as amended, to the extent of our opinion paragraph 10, federal securities laws and regulations, state “Blue Sky” laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

24.	pension and employee benefit laws and regulations (e.g., ERISA);

25.	Federal and state antitrust and unfair competition laws and regulations;

26.

other than to the extent of our opinions in opinion paragraph 8, Federal and state laws and regulations concerning filing and notice requirements (such as the Hart-Scott-Rodino Antitrust Improvements Act of 1986, as amended, and the Exon-Florio Act, as amended);

27.	compliance with fiduciary duty requirements;

28.

the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the Federal, state or regional level – e.g., water agencies, joint power districts, turnpike and tollroad authorities, rapid transit districts or authorities, and port authorities) and judicial decisions to the extent that they deal with any of the foregoing;

29.	fraudulent transfer and fraudulent conveyance laws;

30.	Federal and state environmental laws and regulations;

31.	Federal and state land use and subdivision laws and regulations;

32.	to the extent not otherwise specified in this Schedule C, applicable zoning and building laws, ordinances, code, rules or regulations.

33.	Federal and state tax laws and regulations;

34.	Federal and state patent, trademark and copyright, state trademark, and other Federal and state intellectual property laws and regulations;

35.	Federal and state racketeering laws and regulations (e.g., RICO);

36.	Federal and state health and safety laws and regulations (e.g., OSHA);

37.	Federal and state labor laws and regulations;

38.	Federal and state laws, regulations and policies concerning (i) national and local emergency, (ii) possible judicial deference to acts of sovereign states and (iii) criminal and civil forfeiture laws;

39.

except for usury statutes to the extent specifically provided for in paragraph 7 on Schedule A, Federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes);

40.

any anti-terrorism law and any anti-terrorism order, including Executive Order No. 13224 on Terrorism Financing, effective September 24, 2001 and the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (together, the “Anti-Terrorism Order”) as amended, all rules and regulations promulgated thereunder and all Federal, state and local laws, statutes, ordinances, orders, governmental rules, regulations, licensing requirements and policies relating to the Anti-Terrorism Order, the foreign assets control regulations of the United States Treasury Department, and to the extent the following relate to any Anti-Terrorism Law or the Anti-Terrorism Order, the ownership and operation of, or otherwise regulation of, companies which conduct, operate or otherwise pursue the business or businesses now and in the future conducted, operated or otherwise pursued by any of the Credit Parties including, without limitation, the importation, transportation, manufacturing, dealing, purchase, use or storage of explosive materials;

41.

any laws, regulations, directives and executive orders that prohibit or limit the enforceability of obligations based on attributes of the party seeking enforcement (e.g., the Trading with the Enemy Act and the International Emergency Economic Powers Act);

42.	title to any property;

43.

the Federal Power Act, as amended, and the regulations implementing the Federal Power Act, all rules and regulations promulgated under any of the foregoing statutes, the rules, regulations and policies of the Federal Energy Regulatory Commission and any other Federal or any state or local regulatory authority, and all other Federal state and local laws, orders, regulations, licensing requirements and policies regulating, public utilities, electric utilities or energy facilities or services (and including without limitation any requirement under any such Federal, state or local law or regulation that any Credit Party obtain any consent, approval, authorization or order in order to enter into the Transaction Agreements and perform the transactions contemplated thereby or effect any failure to obtain any such consent, approval, authorization or order);

44.

state laws or regulations, whether statutory or judicially made that relate to or establish the requirements for the due execution and delivery of mortgages or other recorded instruments relating to real property; and

45.	the effect of any law, regulation or order which hereafter becomes effective.

We have not undertaken any research for purposes of determining whether the Credit Parties or any of the Transactions which may occur in connection with the Credit Agreement or any of the other Transaction Agreements is subject to any law or other governmental requirement other than to those laws and requirements which in our experience would generally be recognized as applicable in the absence of research by lawyers in the State of New York, and none of our opinions covers any such law or other requirement unless (i) one of our Designated Transaction Lawyers had actual knowledge of its applicability at the time our opinion letter was delivered on the date it bears and (ii) it is not excluded from coverage by other provisions in our opinion letter or in any schedule to our opinion letter.

Schedule D

Excluded Provisions

None of our opinions in our opinion letter to which this Schedule D is attached covers or otherwise addresses any of the following types of provisions which may be contained in the Transaction Agreements:

46.	Choice-of-law provisions (other than under New York statutory choice of law rules, those provisions which provide that the laws of the State of New York shall govern).

47.	Indemnification for gross negligence, willful misconduct or other wrongdoing or strict product liability or any indemnification for liabilities arising under securities laws.

48.	Provisions mandating contribution towards judgments or settlements among various parties.

49.

Waivers of (i) legal or equitable defenses, (ii) rights to damages, (iii) rights to counterclaim or set off, (iv) statutes of limitations, (v) rights to notice, (vi) the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allows waiver, (vii) broadly or vaguely stated rights and (viii) other benefits in each case to the extent they cannot be waived under applicable law.

50.

Provisions providing for forfeitures or the recovery of amounts deemed to constitute penalties, or for liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, late charges, prepayment charges, and increased interest rates upon default.

51.	Time-is-of-the-essence clauses.

52.	Provisions which provide a time limitation after which a remedy may not be enforced.

53.	Confession of judgment clauses.

54.

Agreements to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction and subject matter jurisdiction); provisions restricting access to courts; waiver of the right to jury trial; waiver of service of process requirements which would otherwise be applicable; and provisions otherwise purporting to affect the jurisdiction and venue of courts.

55.	Provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings.

56.	Provisions appointing one party as an attorney-in-fact for an adverse party or providing that the decision of any particular person will be conclusive or binding on others.

57.	Provisions purporting to limit rights of third parties who have not consented thereto or purporting to grant rights to third parties.

58.	Provisions purporting to create a trust or constructive trust without compliance with applicable trust law.

59.	Provisions relating to the application of condemnation awards.

60.	Provisions that provide for the appointment of a receiver or the taking of possession by the Collateral Agent (as defined in the Credit Agreement).

61.	Provisions or agreements regarding proxies, shareholders agreements, shareholder voting rights, voting trusts, and the like.

62.	Confidentiality agreements.

63.

Provisions in any of the Transaction Agreements requiring any of the Credit Parties to perform its obligations under, or to cause any other person to perform its obligations under, or stating that any action will be taken as provided in or in accordance with, any agreement or other document that is not a Transaction Agreement.

64.	Provisions, if any, which are contrary to the public policy of any jurisdiction.

65.	Provisions that provide for set-off.

D-2

Schedule of Transaction Agreements

Pledge and Security Agreement dated November 25, 2008 by the Credit Parties in favor of the Collateral Agent, as reaffirmed by the Credit Parties pursuant to Section 9.23 of the Credit Agreement (the “Security Agreement”).

Schedule of Specified Agreements

1.

ABL Loan and Security Agreement, dated as of August 9, 2007, by and among the Credit Parties, the other lenders listed therein and Wells Fargo Bank, National Association, as administrative agent (the “ABL Agent”), as amended by (i) Amendment No. 1 and Consent to Loan and Security Agreement, dated as of November 25, 2008, by and among the Credit Parties, the other lenders listed therein and the ABL Agent, (ii) Amendment No. 2 to Loan and Security Agreement and Consent, dated as of May 7, 2010, by and among the Credit Parties, the other lenders listed therein, and the ABL Agent, and (iii) Amendment No. 3 to Loan and Security Agreement and Consent, dated as of June 8, 2011, by and among the Credit Parties, the other lenders listed therein, and the ABL Agent.

EXHIBIT VI

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [**Insert name of Assignor**] (the “Assignor”) and [**Insert name of Assignee**] (the “Assignee”) [and agreed and consented to by U.S. Silica Company].1 Capitalized terms used but not defined herein shall have the meanings given to them in the Second Amended and Restated Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the Commitments identified below (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:	______________________________

2.	Assignee:	______________________________ [**and is an [**Affiliate**] [**Approved Fund**]**]

3.	Borrower:	U.S. Silica Company

4.	Administrative Agent:	BNP Paribas, as administrative agent under the Credit Agreement

5.	Credit Agreement:

The $260,000,000 Second Amended and Restated Credit Agreement dated as of June [**•**], 2011 by and among others, U.S. Silica Company, the Lenders parties thereto, BNP Paribas, as administrative agent (“Administrative Agent”), and the other listed parties thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

[1]	Include if Company’s consent is required under Section 9.1(b) of the Credit Agreement.

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6. Assigned Interest:

Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned		Percentage Assigned of Commitment/ Loans[1]

$_____________	$	_____________	__________	%

$_____________	$	_____________	__________	%

Effective Date: _____________ ___, 20___ [**TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.**]

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR [**NAME OF ASSIGNOR**]

By:

Name:

Title:

ASSIGNEE [**NAME OF ASSIGNEE**]

By:

Name:

Title:

[1]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

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[**Consented to **]2 :

U.S. SILICA COMPANY

By:

Name:

Title:

[2]	To be added only if the consent of Company is required by the terms of the Credit Agreement.

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**Consented to and**][3] Accepted: BNP PARIBAS, as Administrative Agent

By:

Name:

Title:

[3]	To be added only if the consent of Administrative Agent and/or other parties is required by the terms of the Credit Agreement.

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ANNEX 1

$260,000,000 SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JUNE [**•**],

2011

AMONG U.S. SILICA COMPANY, THE LENDERS AND OTHER PARTIES LISTED THEREIN AND BNP

PARIBAS, AS ADMINISTRATIVE AGENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1.	Representations and Warranties

1.1	Assignor

The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Loan Documents”), or any collateral thereunder, (iii) the financial condition of Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2	Assignee

The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a non-US Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

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2.	Payments

From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.	General Provisions

This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

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EXHIBIT VII

FORM OF SOLVENCY CERTIFICATE

This SOLVENCY CERTIFICATE (this “Certificate”) is delivered in connection with that certain Second Amended and Restated Credit Agreement dated as of June [**•**], 2011 by and among others, U.S. Silica Company, a Delaware corporation, USS Holdings, Inc., a Delaware corporation (“Parent”), the financial institutions listed therein as Lenders (“Lenders”), and BNP Paribas, as administrative agent (“Administrative Agent”) and the other parties listed therein (said Second Amended and Restated Credit Agreement, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”). Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

This Solvency Certificate is being delivered pursuant to Section 3.7 of the Credit Agreement. The undersigned is the [**Treasurer/Chief Financial Officer**] of Parent and hereby further certifies as of the date hereof, to his or her knowledge and in his or her capacity as an officer of Parent, and not individually, as follows:

1.

I have responsibility for or am otherwise familiar with (a) the management of the financial affairs of Parent and the preparation of financial statements of Parent, and (b) the financial and other aspects of the transactions contemplated by the Credit Agreement.

2.

I hereby certify, in my capacity as [**Treasurer/Chief Financial Officer**] of Parent and not individually, that I have made such investigation and inquiries as to the financial condition of the Loan Parties and their Subsidiaries as I deem necessary and prudent for the purpose of providing this Certificate. I acknowledge that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with making the Loans under the Credit Agreement.

3.

I further certify that the financial information, projections and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

4.

BASED ON THE FOREGOING, I hereby certify, in my capacity as [**Treasurer/Chief Financial Officer**] of Parent and not individually, that, both before and after giving effect to the Transactions, the Loan Parties on a consolidated basis are Solvent.

The undersigned has executed this Solvency Certificate, to his or her knowledge and in his or her capacity as an officer of Parent and not individually, as of June [**•**], 2011.

[Remainder of page intentionally left blank]

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USS HOLDINGS, INC.

By:

Name:

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